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                   WELLS FARGO ASSET SECURITIES CORPORATION


                                    (Seller)

                                       and

               WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                                       and

                            FIRST UNION NATIONAL BANK

                                    (Trustee)

                         POOLING AND SERVICING AGREEMENT

                           Dated as of August 30, 2001

                                 $400,290,111.82
                       Mortgage Pass-Through Certificates
                                 Series 2001-19




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

                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01   Definitions...............................................
Section 1.02   Acts of Holders...........................................
Section 1.03   Effect of Headings and Table of Contents..................
Section 1.04   Benefits of Agreement.....................................

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01   Conveyance of Mortgage Loans..............................
Section 2.02   Acceptance by Trustee.....................................
Section 2.03   Representations and Warranties of the Master Servicer
               and the Seller............................................
Section 2.04   Execution and Delivery of Certificates....................
Section 2.05   Designation of Certificates; Designation of Startup Day
               and Latest Possible Maturity Date.........................
Section 2.06   Optional Substitution of Mortgage Loans...................

                                   ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE; SERVICING
                              OF THE MORTGAGE LOANS

Section 3.01   Certificate Account.......................................
Section 3.02   Permitted Withdrawals from the Certificate Account........
Section 3.03   Advances by Master Servicer and Trustee...................
Section 3.04   Trustee to Cooperate; Release of Owner Mortgage Loan
               Files.....................................................
Section 3.05   Reports to the Trustee; Annual Compliance Statements......
Section 3.06   Title, Management and Disposition of Any REO Mortgage
               Loan......................................................
Section 3.07   Amendments to Servicing Agreements, Modification of
               Standard Provisions.......................................
Section 3.08   Oversight of Servicing....................................
Section 3.09   Termination and Substitution of Servicing Agreements......
Section 3.10   Application of Net Liquidation Proceeds...................
Section 3.11   Act Reports...............................................


                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

Section 4.01   Distributions.............................................
Section 4.02   Allocation of Realized Losses.............................
Section 4.03   Paying Agent..............................................
Section 4.04   Statements to Certificateholders; Reports to the
               Trustee, FSA and the Seller...............................
Section 4.05   Reports to Mortgagors and the Internal Revenue Service....
Section 4.06   Reserve Fund..............................................
Section 4.07   Distributions in Reduction of the Class A-6 Certificates..
Section 4.08   Policy Matters............................................
Section 4.09   Calculation of Amounts; Binding Effect of
               Interpretations and Actions of Master Servicer............

                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01   The Certificates..........................................
Section 5.02   Registration of Certificates..............................
Section 5.03   Mutilated, Destroyed, Lost or Stolen Certificates.........
Section 5.04   Persons Deemed Owners.....................................
Section 5.05   Access to List of Certificateholders' Names and
               Addresses.................................................
Section 5.06   Maintenance of Office or Agency...........................
Section 5.07   Definitive Certificates...................................
Section 5.08   Notices to Clearing Agency................................

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01   Liability of the Seller and the Master Servicer...........
Section 6.02   Merger or Consolidation of the Seller or the Master
               Servicer..................................................
Section 6.03   Limitation on Liability of the Seller, the Master
               Servicer and Others.......................................
Section 6.04   Resignation of the Master Servicer........................
Section 6.05   Compensation to the Master Servicer.......................
Section 6.06   Assignment or Delegation of Duties by Master Servicer.....
Section 6.07   Indemnification of Trustee and Seller by Master Servicer..


                                   ARTICLE VII

                                     DEFAULT

Section 7.01   Events of Default.........................................
Section 7.02   Other Remedies of Trustee.................................
Section 7.03   Directions by Certificateholders and Duties of Trustee
               During Event of Default...................................
Section 7.04   Action upon Certain Failures of the Master Servicer and
               upon Event of Default.....................................
Section 7.05   Trustee to Act; Appointment of Successor..................
Section 7.06   Notification to Certificateholders........................

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01   Duties of Trustee.........................................
Section 8.02   Certain Matters Affecting the Trustee.....................
Section 8.03   Trustee Not Required to Make Investigation................
Section 8.04   Trustee Not Liable for Certificates or Mortgage Loans.....
Section 8.05   Trustee May Own Certificates..............................
Section 8.06   The Master Servicer to Pay Fees and Expenses..............
Section 8.07   Eligibility Requirements..................................
Section 8.08   Resignation and Removal...................................
Section 8.09   Successor.................................................
Section 8.10   Merger or Consolidation...................................
Section 8.11   Authenticating Agent......................................
Section 8.12   Separate Trustees and Co-Trustees.........................
Section 8.13   Appointment of Custodians.................................
Section 8.14   Tax Matters; Compliance with REMIC Provisions.............
Section 8.15   Monthly Advances..........................................

                                   ARTICLE IX

                                   TERMINATION

Section 9.01   Termination upon Purchase by the Seller or Liquidation
               of All Mortgage Loans.....................................
Section 9.02   Additional Termination Requirements.......................

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01  Amendment.................................................
Section 10.02  Recordation of Agreement..................................
Section 10.03  Limitation on Rights of Certificateholders................
Section 10.04  Governing Law; Jurisdiction...............................
Section 10.05  Notices...................................................
Section 10.06  Severability of Provisions................................
Section 10.07  Special Notices to Rating Agencies and FSA................
Section 10.08  Covenant of Seller........................................
Section 10.09  Recharacterization........................................


                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01    Class A Fixed Pass-Through Rate...........................
Section 11.02    Cut-Off Date..............................................
Section 11.03    Cut-Off Date Aggregate Principal Balance..................
Section 11.04    Original Class A Percentage...............................
Section 11.05    Original Principal Balances of the Classes of Class A
                 Certificates..............................................
Section 11.05(a) Original Notional Amount..................................
Section 11.06    Original Class A Non-PO Principal Balance.................
Section 11.07    Original Subordinated Percentage..........................
Section 11.08    Original Class B-1 Percentage.............................
Section 11.09    Original Class B-2 Percentage.............................
Section 11.10    Original Class B-3 Percentage.............................
Section 11.11    Original Class B-4 Percentage.............................
Section 11.12    Original Class B-5 Percentage.............................
Section 11.13    Original Class B-6 Percentage.............................
Section 11.14    Original Class B Principal Balance........................
Section 11.15    Original Principal Balances of the Classes of Class B
                 Certificates..............................................
Section 11.16    Original Class B-1 Fractional Interest....................
Section 11.17    Original Class B-2 Fractional Interest....................
Section 11.18    Original Class B-3 Fractional Interest....................
Section 11.19    Original Class B-4 Fractional Interest....................
Section 11.20    Original Class B-5 Fractional Interest....................
Section 11.21    Closing Date..............................................
Section 11.22    Right to Purchase.........................................
Section 11.23    Wire Transfer Eligibility.................................
Section 11.24    Single Certificate........................................
Section 11.25    Servicing Fee Rate........................................
Section 11.26    Master Servicing Fee Rate.................................
Section 11.27    FSA Contact Person........................................


                                    EXHIBITS

EXHIBIT A-1     -     Form of Face of Class A-1 Certificate
EXHIBIT A-2     -     Form of Face of Class A-2 Certificate
EXHIBIT A-3     -     Form of Face of Class A-3 Certificate
EXHIBIT A-4     -     Form of Face of Class A-4 Certificate
EXHIBIT A-5     -     Form of Face of Class A-5 Certificate
EXHIBIT A-6     -     Form of Face of Class A-6 Certificate
EXHIBIT A-7     -     Form of Face of Class A-7 Certificate
EXHIBIT A-PO    -     Form of Face of Class A-PO Certificate
EXHIBIT A-R     -     Form of Face of Class A-R Certificate
EXHIBIT A-LR    -     Form of Face of Class A-LR Certificate
EXHIBIT B-1     -     Form of Face of Class B-1 Certificate
EXHIBIT B-2     -     Form of Face of Class B-2 Certificate
EXHIBIT B-3     -     Form of Face of Class B-3 Certificate
EXHIBIT B-4     -     Form of Face of Class B-4 Certificate
EXHIBIT B-5     -     Form of Face of Class B-5 Certificate
EXHIBIT B-6     -     Form of Face of Class B-6 Certificate
EXHIBIT C       -     Form of Reverse of Series 2001-19 Certificates
EXHIBIT D       -     Reserved
EXHIBIT E       -     Custodial Agreement
EXHIBIT F-1     -     Schedule of Type 1 Mortgage Loans Serviced by WFHM
EXHIBIT F-2     -     Schedule of Mortgage Loans Serviced by Other Servicers
EXHIBIT G       -     Request for Release
EXHIBIT H       -     Affidavit Pursuant to Section 860E(e)(4) of the
                      Internal Revenue Code of 1986, as amended, and for
                      Non-ERISA Investors
EXHIBIT I       -     Letter from Transferor of Residual Certificates
EXHIBIT J       -     Transferee's Letter (Class [B-4][B-5][B-6]
                      Certificates)
EXHIBIT K       -     Reserved
EXHIBIT L       -     Servicing Agreements
EXHIBIT M       -     Form of Special Servicing Agreement
EXHIBIT N       -     Form of Policy
SCHEDULE I      -     Applicable Unscheduled Principal Receipt Period

            This Pooling and Servicing Agreement, dated as of August 30, 2001 executed by WELLS FARGO ASSET SECURITIES CORPORATION, as Seller, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer and FIRST UNION NATIONAL BANK, as Trustee.


                                WITNESSETH THAT:

            In consideration of the mutual agreements herein contained, the Seller, the Master Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01  DEFINITIONS.
                          -----------

            Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

            Adjusted Pool Amount: With respect to any Distribution Date, the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of
(i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and (iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Fraction for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (y) the principal portion of any Liquidated Loan Losses incurred on such Mortgage Loans for which Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(z) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Adjusted Principal Balance: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

            Adjustment Amount: For any Distribution Date, the difference between
(A) the sum of the Class A Principal Balance and the Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Class A Principal Balance and the Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a)(i) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

            Aggregate Class A Distribution Amount: As to any Distribution Date, the aggregate amount distributable to the Classes of Class A Certificates pursuant to Paragraphs first, second, third and fourth of Section 4.01(a)(i) on such Distribution Date.

            Aggregate Class A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Class A Certificates.

            Aggregate Current Bankruptcy Losses: With respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans during the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Aggregate Current Fraud Losses: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans for which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Aggregate Current Special Hazard Losses: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans for which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Aggregate Non-PO Principal Balance: With respect to any Distribution Date, the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance as of such Distribution Date.

            Agreement:   This  Pooling  and   Servicing   Agreement   and  all
amendments and supplements hereto.

            Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

            Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

            Available Master Servicer Compensation: With respect to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and
(c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

            Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.

            Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trustee in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

            Bankruptcy Loss Amount: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $100,000.00 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) (or, in the case of the Class A-6 Certificates, without giving effect to the guaranty provided by FSA) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Subordination Depletion Date the Bankruptcy Loss Amount shall be zero.

            Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

            Book-Entry Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

            Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

            Certificate: Any one of the Class A Certificates or Class B Certificates.

            Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

            Certificate Custodian: Initially, First Union National Bank; thereafter any other Certificate Custodian acceptable to The Depository Trust Company and selected by the Trustee.

            Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trustee.

            Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

            Class: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

            Class A Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-PO Certificates, Class A-R Certificate or Class A-LR Certificate.

            Class A Certificateholder: The registered holder of a Class A Certificate.

            Class A Distribution Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-7 and Class A-PO Certificates), the amount distributable to such Class of Class A Certificates pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a)(i). As to the Class A-7 Certificates, the amount distributable to such Class pursuant to Paragraphs first and second of Section 4.01(a)(i). As to any Distribution Date and the Class A-PO Certificates, the amount distributable to the Class A-PO Certificates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a)(i) on such Distribution Date.

            Class A Fixed Pass-Through Rate: As to any Distribution Date, the rate per annum set forth in Section 11.01.

            Class A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Class A Certificates with respect to such Distribution Date.

            Class A Interest Percentage: As to any Distribution Date and any Class of Class A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the sum of (a) the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of Interest Accrual Amount) and (b) the Premium Payment (determined without regard to clause (ii) of the definition of Premium Payment).

            Class A Interest Shortfall Amount: As to any Distribution Date and any Class of Class A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first of Section 4.01(a)(i).

            Class A Interest Shortfall Percentage: As to any Distribution Date and any Class of Class A Certificates the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Class A Unpaid Interest Shortfall determined as of the Business Day preceding the applicable Distribution Date.

            Class A Loss Denominator: As to any Determination Date, an amount equal to the Class A Non-PO Principal Balance.

            Class A Loss Percentage: As to any Determination Date and any Class of Class A Certificates (other than the Class A-PO Certificates) then outstanding, the percentage calculated by dividing the Principal Balance of such Class by the Class A Loss Denominator (determined without regard to any such Principal Balance of any Class of Class A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Class A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Class A Interest Accrual Amount, (ii) the Aggregate Class A Unpaid Interest Shortfall, (iii) the Premium Payment, (iv) the Premium Unpaid Shortfall and (v) the Class A Non-PO Optimal Principal Amount.

            Class A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

      (i) the Class A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class A Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the Class A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Class A Prepayment Percentage of the Non-PO Recovery for such Distribution Date.

            Class A Non-PO Principal Balance: As of any date, an amount equal to the Class A Principal Balance less the Principal Balance of the Class A-PO Certificates.

            Class A Non-PO Principal Distribution Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Class A Certificates pursuant to Paragraph third clause (A) of Section 4.01(a)(i).

            Class A Pass-Through Rate: As to the Class A-1, Class A-2, Class A-5, Class A-7, Class A-R and Class A-LR Certificates, the Class A Fixed Pass-Through Rate. As to the Class A-3 Certificates, 6.000% per annum. As to the Class A-4 Certificates, 6.750% per annum. As to the Class A-6 Certificates, 6.400% per annum. The Class A-PO Certificates are not entitled to interest and have no Class A Pass-Through Rate.

            Class A Percentage: As to any Distribution Date occurring on or prior to the Subordination Depletion Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Subordination Depletion Date, 100% or such lesser percentage which will cause the Class A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Class A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in August 2006, 100%. As to any Distribution Date subsequent to August 2006 to and including the Distribution Date in August 2007, the Class A Percentage as of such Distribution Date plus 70% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to August 2007 to and including the Distribution Date in August 2008, the Class A Percentage as of such Distribution Date plus 60% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to August 2008 to and including the Distribution Date in August 2009, the Class A Percentage as of such Distribution Date plus 40% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to August 2009 to and including the Distribution Date in August 2010, the Class A Percentage as of such Distribution Date plus 20% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to August 2010, the Class A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to the Class A Certificates on any Distribution Date of the Class A Prepayment Percentage provided above of Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Class A Non-PO Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class A Non-PO Principal Balance to zero and thereafter the Class A Prepayment Percentage shall be zero and (ii) if the Class A Percentage as of any Distribution Date is greater than the Original Class A Percentage, the Class A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class A Prepayment Percentage described in the second through sixth sentences of this definition of Class A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class A Prepayment Percentage for the Distribution Date occurring in the August preceding such Distribution Date (it being understood that for the purposes of the determination of the Class A Prepayment Percentage for the current Distribution Date, the current Class A Percentage and Subordinated Percentage shall be utilized). No reduction in the Class A Prepayment Percentage referred to in the second through sixth sentences hereof shall be applicable, with respect to any Distribution Date if (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) were greater than or equal to 50% of the current Class B Principal Balance or (b) cumulative Realized Losses on the Mortgage Loans exceed
(1) 30% of the Original Class B Principal Balance if such Distribution Date occurs between and including September 2006 and August 2007, (2) 35% of the Original Class B Principal Balance if such Distribution Date occurs between and including September 2007 and August 2008, (3) 40% of the Original Class B Principal Balance if such Distribution Date occurs between and including September 2008 and August 2009, (4) 45% of the Original Class B Principal Balance if such Distribution Date occurs between and including September 2009 and August 2010, and (5) 50% of the Original Class B Principal Balance if such Distribution Date occurs during or after September 2010. With respect to any Distribution Date on which the Class A Prepayment Percentage is reduced below the Class A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

            Class A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-PO Certificates, Class A-R Certificate and Class A-LR Certificate.

            Class A Unpaid Interest Shortfall: As to any Distribution Date and any Class of Class A Certificates, the amount, if any, by which the aggregate of the Class A Interest Shortfall Amounts for such Class for prior Distribution Dates is in excess of the amounts distributed in respect of such Class on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a)(i).

            Class A-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-1 and Exhibit C hereto.

            Class A-1 Certificateholder: The registered holder of a Class A-1 Certificate.

            Class A-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-2 and Exhibit C hereto.

            Class A-2 Certificateholder: The registered holder of a Class A-2 Certificate.

            Class A-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-3 and Exhibit C hereto.

            Class A-3 Certificateholder: The registered holder of a Class A-3 Certificate.

            Class A-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-4 and Exhibit C hereto.

            Class A-4 Certificateholder: The registered holder of a Class A-4 Certificate.

            Class A-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-5 and Exhibit C hereto.

            Class A-5 Certificateholder: The registered holder of a Class A-5 Certificate.

            Class A-6 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-6 and Exhibit C hereto.

            Class A-6 Certificateholder: The registered holder of a Class A-6 Certificate.

            Class A-6 Distribution Deficiency: With respect to the Class A-6 Certificates on each Distribution Date, the sum of (i) the Class A-6 Interest Loss Amount for such Distribution Date and (ii) the Class A-6 Principal Loss Amount for such Distribution Date.

            Class A-6 Interest Loss Amount: As to any Distribution Date, the excess, if any, of (i) the Interest Accrual Amount of the Class A-6 Certificates (determined without regard to clause (ii) of the definition thereof), net of any Non-Supported Interest Shortfalls allocated to the Class A-6 Certificates that are covered by the Reserve Fund over (ii) the amount available to be distributed in respect of the Class A-6 Certificates on such Distribution Date pursuant to Paragraph first of Section 4.01(a)(i).

            Class A-6 Principal Loss Amount: As to any Distribution Date, the sum of, without duplication, (i) the Class A Loss Percentage of the Class A-6 Certificates of the principal portion of Realized Losses allocated to the Class A Certificates (other than the Class A-PO Certificates) with respect to such Distribution Date pursuant to Section 4.02(b) and (ii) any amount allocated to the Class A-6 Certificates which reduces the Principal Balance of the Class A-6 Certificates after the Subordination Depletion Date with respect to such Distribution Date pursuant to the third sentence in the definition of Principal Balance of the Class A-6 Certificates.

            Class A-7 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-7 and Exhibit C hereto.

            Class A-7 Certificateholder: The registered holder of a Class A-7 Certificate.

            Class A-7 Interest Accrual Amount: As to any Distribution Date, (i) the product of (A) 1/12th of the Class A Pass-Through Rate for the Class A-7 Certificates and (B) the Notional Amount as of such Distribution Date minus (ii) the Class A Interest Percentage of the Class A-7 Certificates of (a) any Non-Supported Interest Shortfall allocated to the Class A Certificates and the Premium Payment, (b) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates and the Premium Payment with respect to such Distribution Date pursuant to Section 4.02(e) and (c) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates and the Premium Payment on or after the Subordination Depletion Date pursuant to Section 4.02(e).

            Class A-L1 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L3 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L6 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-LPO Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-LR Certificate: The Certificate executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-LR and Exhibit C hereto.

            Class A-LR Certificateholder: The registered holder of the Class A-LR Certificate.

            Class A-LUR Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-PO Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-PO and Exhibit C hereto.

            Class A-PO Certificateholder: The registered holder of a Class A-PO Certificate.

            Class A-PO Deferred Amount: For any Distribution Date prior to the Subordination Depletion Date, the difference between (A) the sum of (x) the amount by which the sum of the Class A-PO Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third clause
(B) of Section 4.01(a)(i) and (y) the sum of the product for each Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the Applicable Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) the sum of (x) the sum of the Class A-PO Recoveries for such Distribution Date and prior Distribution Dates and (y) amounts distributed on the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth of Section 4.01(a)(i). On and after the Subordination Depletion Date, the Class A-PO Deferred Amount will be zero. No interest will accrue on any Class A-PO Deferred Amount.

            Class A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum as to each Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Mortgage Loan and (y) the sum of:

      (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Scheduled Principal Balance of each Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Class A-PO Recovery for such Distribution Date.

            Class A-PO Recovery: As to any Distribution Date prior to the Subordination Depletion Date, the lesser of (a) the Class A-PO Deferred Amount for such Distribution Date (calculated without regard to the Class A-PO Recovery for such Distribution Date) and (b) an amount equal to the sum as to each Mortgage Loan as to which there has been a Recovery during the Applicable Unscheduled Principal Receipt Period, of the product of (x) the PO Fraction with respect to such Mortgage Loan and (y) the amount of the Recovery with respect to such Mortgage Loan. As to any Distribution Date on or after the Subordination Depletion Date, the amount determined in accordance with clause (b) above.

            Class A-R Certificate: The Certificate executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-R and Exhibit C hereto.

            Class A-R Certificateholder: The registered holder of the Class A-R Certificate.

            Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates or Class B-6 Certificates.

            Class B Certificateholder: The registered holder of a Class B Certificate.

            Class B Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

            Class B Interest Accrual Amount: With respect to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

            Class B Interest Percentage: With respect to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Class B Interest Shortfall Amount: Any of the Class B-1 Interest Shortfall Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

            Class B Loss Percentage: With respect to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Class B Pass-Through Rate: As to any Distribution Date, 6.500% per annum.

            Class B Percentage: Any one of the Class B-1 Percentage, Class B-2 Percentage, Class B-3 Percentage, Class B-4 Percentage, Class B-5 Percentage or Class B-6 Percentage.

            Class B Prepayment Percentage: Any of the Class B-1 Prepayment Percentage, Class B-2 Prepayment Percentage, Class B-3 Prepayment Percentage, Class B-4 Prepayment Percentage, Class B-5 Prepayment Percentage or Class B-6 Prepayment Percentage.

            Class B Principal Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

            Class B Unpaid Interest Shortfall: Any of the Class B-1 Unpaid Interest Shortfall, Class B-2 Unpaid Interest Shortfall, Class B-3 Unpaid Interest Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

            Class B-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

            Class B-1 Certificateholder: The registered holder of a Class B-1 Certificate.

            Class B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs fifth, sixth and seventh of Section 4.01(a)(i).

            Class B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph fifth of Section 4.01(a)(i).

            Class B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

      (i) the Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Class B-1 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

            Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Class B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Class B-1 Principal Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh of Section 4.01(a)(i) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to
Section 4.02(b); provided, however, if the Class B-1 Certificates are the most subordinate Certificates outstanding, the Class B-1 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance as of such Determination Date.

            Class B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph sixth of Section 4.01(a)(i).

            Class B-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

            Class B-2 Certificateholder: The registered holder of a Class B-2 Certificate.

            Class B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs eighth, ninth and tenth of Section 4.01(a)(i).

            Class B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph eighth of Section 4.01(a)(i).

            Class B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

      (i) the Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Class B-2 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

            Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Percentage for such Distribution Date will be zero.

            Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Prepayment Percentage for such Distribution Date will be zero.

            Class B-2 Principal Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to
Section 4.02(b); provided, however, if the Class B-2 Certificates are the most subordinate Certificates outstanding, the Class B-2 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

            Class B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph ninth of Section 4.01(a)(i).

            Class B-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

            Class B-3 Certificateholder: The registered holder of a Class B-3 Certificate.

            Class B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs eleventh, twelfth and thirteenth of Section 4.01(a)(i).

            Class B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph eleventh of Section 4.01(a)(i).

            Class B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

      (i) the Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Class B-3 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

            Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Percentage for such Distribution Date will be zero.

            Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Prepayment Percentage for such Distribution Date will be zero.

            Class B-3 Principal Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-3 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-3 Certificates are the most subordinate Certificates outstanding, the Class B-3 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

            Class B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph twelfth of Section 4.01(a)(i).

            Class B-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

            Class B-4 Certificateholder: The registered holder of a Class B-4 Certificate.

            Class B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs fourteenth, fifteenth and sixteenth of Section 4.01(a)(i).

            Class B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph fourteenth of Section 4.01(a)(i).

            Class B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

      (i) the Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Class B-4 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

            Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Percentage for such Distribution Date will be zero.

            Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Prepayment Percentage for such Distribution Date will be zero.

            Class B-4 Principal Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth of Section 4.01(a)(i) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to
Section 4.02(b); provided, however, if the Class B-4 Certificates are the most subordinate Certificates outstanding, the Class B-4 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

            Class B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth of Section 4.01(a)(i).

            Class B-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

            Class B-5 Certificateholder: The registered holder of a Class B-5 Certificate.

            Class B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs seventeenth, eighteenth and nineteenth of Section 4.01(a)(i).

            Class B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph seventeenth of Section 4.01(a)(i).

            Class B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

      (i) the Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Class B-5 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

            Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Percentage for such Distribution Date will be zero.

            Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Prepayment Percentage for such Distribution Date will be zero.

            Class B-5 Principal Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-5 Certificates are the most subordinate Certificates outstanding, the Class B-5 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

            Class B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a)(i).

            Class B-6 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

            Class B-6 Certificateholder: The registered holder of a Class B-6 Certificate.

            Class B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraphs twentieth, twenty-first and twenty-second of Section 4.01(a)(i).

            Class B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Paragraph twentieth of Section 4.01(a)(i).

            Class B-6 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

      (i) the Class B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-6 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the Class B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Class B-6 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

            Class B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Percentage for such Distribution Date will be zero.

            Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-6 Prepayment Percentage for such Distribution Date will be zero.

            Class B-6 Principal Balance: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the Original Class B-6 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.01(a)(i) and
(b) the Realized Losses allocated through such Determination Date to the Class B-6 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-6 Certificates are outstanding, the Class B-6 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

            Class B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first of Section 4.01(a)(i).

            Class B-L1 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class B-L2 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class B-L3 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class B-L4 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class B-L5 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class B-L6 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Clearing  Agency:  An  organization   registered  as  a  "clearing
agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

            Clearing Agency Indirect Participant: A broker, dealer, bank, financial institution or other Person that clears securities transactions through or maintains a custodial relationship with a Clearing Agency Participant, either directly or indirectly.

            Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

            Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.21.

            Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

            Compensating Interest: With respect to any Distribution Date, the lesser of (a) the aggregate Prepayment Interest Shortfall on the Mortgage Loans for such Distribution Date, (b) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (c) the Available Master Servicing Compensation for such Distribution Date.

            Co-op  Shares:   Shares  issued  by  private   non-profit  housing
corporations.

            Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office, at the date of the execution of this instrument, is located at 401 South Tryon Street, Charlotte, North Carolina 28288.

            Corresponding Upper-Tier Class or Classes: As to the following Uncertificated Lower-Tier Interests, the Corresponding Upper-Tier Class or Classes, as follows:

      Uncertificated Lower-Tier
      Interest                        Corresponding Upper-Tier Class or Classes

      Class A-L1 Interest             Class A-1 Certificates, Class A-2
                                      Certificates and Class A-5 Certificates

      Class A-L3 Interest             Class A-3 Certificates and Class A-4
                                      Certificates

      Class A-L6 Interest             Class A-6 Certificates and Class A-7
                                      Certificates

      Class A-LPO Interest            Class A-PO Certificates

      Class A-LUR Interest            Class A-R Certificate

      Class B-L1 Interest             Class B-1 Certificates

      Class B-L2 Interest             Class B-2 Certificates

      Class B-L3 Interest             Class B-3 Certificates

      Class B-L4 Interest             Class B-4 Certificates

      Class B-L5 Interest             Class B-5 Certificates

      Class B-L6 Interest             Class B-6 Certificates

            Current Class A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Class A Certificates and the Premium Payment pursuant to Paragraph first of Section 4.01(a)(i) on such Distribution Date.

            Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Paragraphs fifth, eighth, eleventh, fourteenth, seventeenth and twentieth of Section 4.01(a)(i) on such Distribution Date.

            Current Class B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

            Current Class B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

            Current Class B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

            Current Class B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

            Current Class B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

            Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

            Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trustee, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

            Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

            Custodian: Initially, the Trustee, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of the Trustee. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

            Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.02.

            Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.03.

            Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

            Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

            Deceased Holder: A Beneficial Owner of a Class A-6 Certificate who was living at the time such interest was acquired, whose death is deemed to have occurred pursuant to Section 4.07(b), and with respect to which the Trustee has received through the Clearing Agency evidence of death satisfactory to the Trustee and any tax waivers requested by the Trustee.

            Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

            Definitive Certificates:  As defined in Section 5.01(b).

            Denomination: The amount, if any, specified on the face of each Certificate (other than the Class A-7 Certificates) representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate. As to the Class A-7 Certificates, the amount specified on the face of each such Certificate representing the portion of the Original Notional Amount.

            Determination Date: The 17th day of the month in which the related Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

            Discount Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of less than 6.500%.

            Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

            Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

            Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trustee, such that the Trustee, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as two separate REMICs or result in the imposition of any federal tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC.

            Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

      (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

      (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (or in the case of the Class A-6 Certificates, without giving effect to the guaranty provided by FSA) by either Rating Agency;

      (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (or in the case of the Class A-6 Certificates, without giving effect to the guaranty provided by FSA) by either Rating Agency;

      (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (or in the case of the Class A-6 Certificates, without giving effect to the guaranty provided by FSA) by either Rating Agency;

      (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

      (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

      (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (or in the case of the Class A-6 Certificates, without giving effect to the guaranty provided by
      FSA) by either Rating Agency; and

      (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (or in the case of the Class A-6 Certificates, without giving effect to the guaranty provided by FSA) by either Rating Agency.

            In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Prohibited Holder:  As defined in Section 5.02(d).

            Errors and Omissions Policy: As defined in each of the Servicing Agreements.

            Event of Default:  Any of the events specified in Section 7.01.

            Excess Bankruptcy Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Subordination Depletion Date will be an Excess Bankruptcy Loss.

            Excess Fraud Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized and as to which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Subordination Depletion will be an Excess Fraud Loss.

            Excess Special Hazard Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized and as to which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of
(a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Subordination Depletion Date will be an Excess Special Hazard Loss.

            FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

            Fidelity Bond:  As defined in each of the Servicing Agreements.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates is made pursuant to Section 9.01.

            Final Scheduled Maturity Date: The Final Scheduled Maturity Date for each Class of Certificates is September 25, 2031, which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

            Fitch:  Fitch, Inc., or its successors in interest.

            Fixed Retained Yield: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 6.500%,
(b) the applicable Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the sum of (a), (b) and (c), which is not assigned to and not part of the Trust Estate.

            Fixed Retained Yield Rate: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (i) 6.500%, (ii) the applicable Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

            Fraud Loss: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

            Fraud Loss Amount: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $8,005,802.24 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Subordination Depletion or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

            FSA: Financial Security Assurance Inc., a monoline insurance company incorporated under the laws of the State of New York, or any successor thereto.

            FSA Contact Person: The officer designated by the Master Servicer to provide information to FSA pursuant to Section 4.08(h). The initial FSA Contact Person is appointed in Section 11.27.

            FSA  Default:   The  existence  and  continuance  of  any  of  the
following:

            (a) FSA fails to make a payment required under a policy in accordance with its terms;

            (b) FSA (A) files any petition or commences any case or proceeding under any provision or similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under the United States Bankruptcy Code or any similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

            (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (1) appointing a custodian, trustee, agent or receiver for FSA or for all or any material portion of its property or (2) authorizing the taking of possession by a custodian, trustee, agent or receiver of FSA (or the taking of possession of all or any material portion of the property of FSA).

            Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

            Greenwich  Capital:   Greenwich  Capital  Markets,  Inc.,  or  its
successor in interest.

            Holder:  See "Certificateholder."

            Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Individual Certificate: A Class A-6 Certificate which evidences $1,000 Original Principal Balance.

            Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

            Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

            Insured  Expenses:   Expenses  covered  by  any  Insurance  Policy
covering a Mortgage Loan.

            Interest Accrual Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-7 and Class A-PO Certificates),
(i) the product of (a) 1/12th of the Class A Pass-Through Rate for such Class and (b) the Principal Balance of such Class as of the Determination Date immediately preceding such Distribution Date minus (ii) the Class A Interest Percentage of such Class of (a) any Non-Supported Interest Shortfall allocated to the Class A Certificates and the Premium Payment with respect to such Distribution Date, (b) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates and the Premium Payment with respect to such Distribution Date pursuant to Section 4.02(e) and (c) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates and the Premium Payment on or after the Subordination Depletion Date pursuant to Section 4.02(e). As to any Distribution Date and the Class A-7 Certificates, the Class A-7 Interest Accrual Amount. The Class A-PO Certificates have no Interest Accrual Amount.

            As to any Distribution Date and any Class of Class B Certificates, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class B Interest Percentage of such Class of (x) any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class B Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

            Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

            Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

            Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trustee pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

            Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) or PMI Advances made by a Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

            Liquidation Profits: As to any Distribution Date and any Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of such Liquidated Loan over (ii) the unpaid principal balance of such Liquidated Loan plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs.

            Living Holder: Beneficial Owner of the Class A-6 Certificates other than a Deceased Holder.

            Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

            Lower-Tier    Distribution   Amount:   As   defined   in   Section
4.01(a)(ii).

            Lower-Tier REMIC: One of two separate REMICs comprising the Trust Estate, the assets of which consist of the Mortgage Loans (other than Fixed Retained Yield), such amounts as shall from time to time be held in the Certificate Account (other than Fixed Retained Yield), the insurance policies, if any, relating to a Mortgage Loan and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure and the Rounding Account.

            Master   Servicer:   Wells   Fargo   Bank   Minnesota,    National
Association, or its successor in interest.

            Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

            Master Servicing Fee Rate:  As set forth in Section 11.26.

            MERS:  As defined in Section 2.01.

            Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

            Month End Interest:  As defined in each Servicing Agreement.

            Monthly Payment: As to any Mortgage Loan (including any REO Mortgage
Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

            Moody's: Moody's Investors Service, Inc. or its successor in interest.

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

            Mortgage Loan Purchase Agreement: The mortgage loan purchase agreement dated as of August 30, 2001 between WFHM, as seller, and the Seller, as purchaser.

            Mortgage Loan Rider: The standard Fannie Mae/Freddie Mac riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

            Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trustee on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1 and F-2, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Sections 2.02,
2.03 or 2.06 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

      (i)    the Mortgage Loan identifying number;

      (ii)   the city, state and zip code of the Mortgaged Property;

      (iii)  the type of property;

      (iv)   the Mortgage Interest Rate;

      (v)    the Net Mortgage Interest Rate;

      (vi)   the Monthly Payment;

      (vii)  the original number of months to maturity;

      (viii) the scheduled maturity date;

      (ix)   the Cut-Off Date Principal Balance;

      (x)    the Loan-to-Value Ratio at origination;

      (xi)   whether such Mortgage Loan is a Subsidy Loan;

      (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

      (xiii) the applicable Servicing Fee Rate;

      (xiv)  the Master Servicing Fee Rate;

      (xv)   Fixed Retained Yield Rate, if applicable; and

      (xvi) for each Other Servicer Mortgage Loan, the name of the Servicer with respect thereto.

            Such schedule may consist of multiple reports that collectively set forth all of the information required.

            Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trustee on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Sections 2.02, 2.03 or 2.06, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

            Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

            Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

            Mortgagor:  The obligor on a Mortgage Note.

            Net Liquidation Proceeds: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

            Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the Servicing Fee Rate, as set forth in Section 11.25 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section 11.26 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

            Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

            Non-permitted Foreign Holder:  As defined in Section 5.02(d).

            Non-PO Fraction: With respect to any Mortgage Loan, the lesser of
(i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 6.500%.

            Non-PO Recovery: As to any Distribution Date, the amount of all Recoveries received during the Applicable Unscheduled Principal Receipt Periods for such Distribution Date less the Class A-PO Recovery for such Distribution Date.

            Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trustee, as the case may be, and which the Servicer, the Master Servicer or the Trustee determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trustee (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trustee or, in the case of a Master Servicer determination, an Officer's Certificate of the Master Servicer or delivered to the Trustee, in each case detailing the reasons for such determination.

            Non-Supported Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Subordination Depletion Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Subordination Depletion Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Class A Certificates and the Premium Payment according to the percentage obtained by dividing the Class A Non-PO Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance and (b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance.

            Non-U.S. Person:  As defined in Section 4.01(g).

            Notice of Nonpayment: The notice to be delivered by the Trustee to FSA with respect to any Distribution Date as to which there is a Class A-6 Distribution Deficiency, which shall be in the form attached to the Policy.

            Notional Amount: As to any Distribution Date, an amount equal to 0.6153846154% of the Principal Balance of the Class A-6 Certificates.

            Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee.

            Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

            Optimal Adjustment Event: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii)
(a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or sixth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of the proviso in the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

            Original Class A Non-PO Principal Balance: The sum of the Original Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-R and Class A-LR Certificates, as set forth in Section 11.06.

            Original Class A Percentage: The Class A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

            Original Class B Principal Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in
Section 11.14.

            Original Class B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.16.

            Original Class B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.17.

            Original Class B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.18.

            Original Class B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.19.

            Original Class B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-5 Fractional Interest is specified in Section 11.20.

            Original Class B-1 Percentage: The Class B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.08.

            Original Class B-2 Percentage: The Class B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-3 Percentage: The Class B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.10.

            Original Class B-4 Percentage: The Class B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class B-5 Percentage: The Class B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.12.

            Original Class B-6 Percentage: The Class B-6 Percentage as of the Cut-Off Date, as set forth in Section 11.13.

            Original Class B-1 Principal Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-2 Principal Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-3 Principal Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-4 Principal Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-5 Principal Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-6 Principal Balance: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Notional Amount: The Original Notional Amount, as set forth in Section 11.05(a).

            Original Principal Balance: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in Section 11.15.

            Original Subordinated Percentage: The Subordinated Percentage as of the Cut-Off Date, as set forth in Section 11.07.

            Other Servicer:  Any of the Servicers other than WFHM.

            Other Servicer Mortgage Loan: Any of the Mortgage Loans, if any, identified in Exhibit F-2 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, which Mortgage Loan is serviced under an Other Servicing Agreement.

            Other Servicing Agreements: The Servicing Agreements other than the WFHM Servicing Agreement.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Sections 2.02 or 2.03.

            Owner Mortgage Loan File: A file maintained by the Trustee (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

            Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

            Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

            Paying Agent: The Person authorized on behalf of the Trustee, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee. The initial Paying Agent is appointed in Section 4.03(a).

            Payment  Account:  The  account  maintained  pursuant  to  Section
4.03(b).

            Percentage Interest: With respect to a Class A Certificate (other than Class A-6 and Class A-7 Certificates), the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to a Class A-6 Certificate, the undivided percentage interest obtained by dividing the current principal balance of such Certificate by the Principal Balance of such Class of Class A Certificates. With respect to a Class A-7 Certificate, the undivided percentage interest obtained by dividing the original notional amount evidenced by such Certificate by the Original Notional Amount of such Class. With respect to a Class B Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

            Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trustee hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trustee and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trustee, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trustee to be Nonrecoverable Advances.

            Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Plan:  As defined in Section 5.02(c).

            PMI Advance: As defined in the related Servicing Agreement, if applicable.

            PO Fraction: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

            Policy:   The  irrevocable  FSA  Insurance   Policy  No.  51160-N,
including any endorsements thereto, issued by FSA with respect to the Class A-6 Certificates, in the form attached hereto as Exhibit N.

            Policy  Payments  Account:  The  account  maintained  pursuant  to
Section 4.08(b).

            Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Class A Certificates and Class B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made by a Servicer pursuant to the related Servicing Agreement or Periodic Advances made by the Master Servicer or the Trustee pursuant to Section 3.03 and (iii) all other amounts required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

            (a) amounts received as late payments of principal or interest and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

            (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances by the Master Servicer or the Trustee;

            (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the Servicing Fee and (iii) the Master Servicing Fee;

            (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

            (e) all Unscheduled Principal Receipts received by the Servicers after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

            (f) all repurchase proceeds with respect to Mortgage Loans repurchased by the Seller pursuant to Sections 2.02, 2.03 or 3.08 on or following the Determination Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Mortgage Loan substituted for a Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 on or following the Determination Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Mortgage Loan;

            (g) that portion of Liquidation Proceeds and REO Proceeds which represents any unpaid Servicing Fee or Master Servicing Fee;

            (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

            (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Mortgage Loans, to the extent not covered by clauses
(a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

            (j)   Liquidation Profits;

            (k)   Month End Interest; and

            (l)   all amounts reimbursable to a Servicer for PMI Advances.

            Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Premium Payment: As to any Distribution Date, (i) the product of (a) 1/12th of 0.060% and (b) the Principal Balance of the Class A-6 Certificates as of the Determination Date immediately preceding such Distribution Date minus
(ii) the Premium Percentage of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates and the Premium Payment with respect to such Distribution Date, (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates and the Premium Payment with respect to such Distribution Date pursuant to Section 4.02(e) and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates and the Premium Payment on or after the Subordination Depletion Date pursuant to Section 4.02(e).

            Premium Percentage: As to any Distribution Date, the percentage calculated by dividing the Premium Payment (determined without regard to clause
(ii) of the definition thereof) by the sum of (a) the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount) and (b) the Premium Payment (determined without regard to clause (ii) of the definition of Premium Payment).

            Premium Shortfall Amount: As to any Distribution Date, any amount by which the Premium Payment with respect to such Distribution Date exceeds the amount distributed to FSA on such Distribution Date pursuant to Paragraph first of Section 4.01(a)(i).

            Premium Unpaid Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Premium Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed to FSA on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a)(i).

            Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

            Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

            Prepayment Shift Percentage: As to any Distribution Date, the percentage indicated below:

  Distribution Date Occurring In                                   Prepayment
                                                                           Shift
                                                                      Percentage
  September 2001 through August 2006............................         0%
  September 2006 through August 2007.............................       30%
  September 2007 through August 2008.............................       40%
  September 2008 through August 2009.............................       60%
  September 2009 through August 2010.............................       80%
  September 2010 and thereafter..................................      100%

            Principal Adjustment: In the event that the Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a)(i) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

            Principal Balance: As of the first Determination Date and as to any Class of Class A Certificates (other than the Class A-7 Certificates), the Original Principal Balance of such Class. As of any subsequent Determination Date prior to the Subordination Depletion Date and as to any Class of Class A Certificates (other than the Class A-PO Certificates), the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of such Class on prior Distribution Dates (i) pursuant to Paragraph third clause (A) of Section 4.01(a)(i) and from the Rounding Account and (ii) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to such Class pursuant to Section 4.02(b). After the Subordination Depletion Date, each such Principal Balance of a Class of Class A Certificates (other than the Class A-PO Certificates) will also be reduced (if clause (i) is greater than clause (ii)) or increased (if clause (i) is less than clause (ii)) on each Determination Date by an amount equal to the product of the Class A Loss Percentage of such Class and the difference, if any, between (i) the Class A Non-PO Principal Balance as of such Determination Date without regard to this sentence and (ii) the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (B) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

            The Class A-7 Certificates are interest only Certificates and have no Principal Balance.

            As of any subsequent Determination Date prior to the Subordination Depletion Date and as to the Class A-PO Certificates, the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a)(i) and (b) the Realized Losses allocated through such Determination Date to the Class A-PO Certificates pursuant to Section 4.02(b). After the Subordination Depletion Date, the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

            As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

            Notwithstanding the foregoing, no Principal Balance of a Class will be increased on any Determination Date such that the Principal Balance of such Class exceeds its Original Principal Balance less all amounts previously distributed in respect of such Class on prior Distribution Dates pursuant to Paragraph third clause (A) of Section 4.01(a)(i), Paragraph third clause (B) of
Section 4.01(a)(i), or Paragraphs seventh, tenth, thirteenth, sixteenth, nineteenth or twenty-second of Section 4.01(a)(i).

            Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

            Priority Amount: For any Distribution Date, the lesser of (i) the Principal Balance of the Class A-5 Certificates and (ii) the sum of (A) the product of (1) the Priority Percentage, (2) the Shift Percentage and (3) the Scheduled Principal Amount and (B) the product of (1) the Priority Percentage,
(2) the Prepayment Shift Percentage and (3) the Unscheduled Principal Amount.

            Priority Percentage: The Principal Balance of the Class A-5 Certificates divided by the Aggregate Non-PO Principal Balance.

            Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

            Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

            Prospectus: The prospectus dated August 22, 2001 as supplemented by the prospectus supplement dated August 24, 2001, relating to the Class A, Class B-1, Class B-2 and Class B-3 Certificates.

            Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

            Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates (other than the Class A-R and Class A-LR Certificates) are Fitch and Moody's. The Rating Agency for the Class A-R, Class A-LR, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is Fitch. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean F-1+ in the case of Fitch, P-1 in the case of Moody's and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA in the case of Fitch and Aaa in the case of Moody's, and in the case of any other Rating Agency shall mean its equivalent of such ratings without any plus or minus.

            Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) incurred on Liquidated Loans for which the Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts with respect to such Distribution Date and (ii) Bankruptcy Losses incurred during the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

            Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

            Relevant Anniversary:  See "Bankruptcy Loss Amount."

            REMIC: A "real estate mortgage investment conduit" as defined in Code Section 860D. The Reserve Fund, the Policy and the Policy Payment Account are not part of either the Lower-Tier or Upper-Tier REMIC.

            REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

            Remittance Date:  As defined in each of the Servicing Agreements.

            REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

            REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

            Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

            Reserve Fund: The separate non-interest bearing trust account established with the Trustee and maintained by the Trustee pursuant to
Section 4.06 for the benefit of the Class A-6 Certificateholders. The Reserve Fund shall be an Eligible Account.

            Reserve Withdrawal: With respect to any Distribution Date, the lesser of (a) the amount on deposit in the Reserve Fund and (b) the amount of Non-Supported Interest Shortfalls allocated to the Class A-6 Certificates.

            Responsible Officer: When used with respect to the Trustee, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

            Rounding  Account:   The  special  account  established  with  the
Trustee and maintained by the Trustee pursuant to Section 4.07(e). The Rounding Account shall be an Eligible Account.

            Rounding Amount: With respect to any Distribution Date, the amount, if any, required to be withdrawn from the Rounding Account pursuant to Section 4.07(e).

            Scheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses Iy(i) and Iy(iv) of the definition of Class A Non-PO Optimal Principal Amount, but without such amount being multiplied by the Class A Percentage.

            Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

            Seller:   Wells  Fargo  Asset  Securities   Corporation,   or  its
successor in interest.

            Servicer Mortgage Loan File: As defined in each of the Servicing Agreements.

            Servicers: Each of WFHM, HomeSide Lending, Inc., SunTrust Mortgage,Inc., National City Mortgage Co., Washington Mutual Bank, F.A., HSBC Mortgage Corporation (USA), Chase Manhattan Mortgage Corporation, CUNA Mutual Mortgage Corporation, The Huntington Mortgage Company, Central National Bank and Old Kent Mortgage Company as a Servicer under the related Servicing Agreement.

            Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

            Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

            Servicing Fee Rate: With respect to a Mortgage Loan, as set forth in Section 11.25.

            Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

            Shift Percentage: As to any Distribution Date, the percentage indicated below:

  Distribution Date Occurring In                                      Shift
                                                                    Percentage
  September 2001 through August 2006............................         0%
  September 2006 and thereafter..................................      100%

            Similar Law:  As defined in Section 5.02(c).

            Single Certificate: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.24.

            Special Hazard Loss: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

            (1)   normal wear and tear;

            (2) infidelity, conversion or other dishonest act on the part of the Trustee, or the Servicer or any of their agents or employees; or

            (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to the Servicing Agreement.

            Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $4,002,901.12 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with
Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trustee. On and after the Subordination Depletion Date, the Special Hazard Loss Amount shall be zero.

            Special Hazard Percentage: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

            Startup Day:  As defined in Section 2.05.

            Subordinated   Percentage:   As  to  any  Distribution  Date,  the
percentage which is the difference between 100% and the Class A Percentage for such date.

            Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Prepayment Percentage for such date.

            Subordination Depletion Date: The Distribution Date preceding the first Distribution Date on which the Class A Percentage (determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

            Subordination Depletion Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Subordination Depletion Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

            (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such
                  Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage
                  Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

            (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

            Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

            Substitute Mortgage Loan:  As defined in Section 2.02.

            Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Sections 2.03 or 2.06, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

            Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), the rights of the Trustee, to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure, the Reserve Fund, the Rounding Account and the rights of the Trustee under the Policy.

            Trustee: First Union National Bank, a national banking association with its principal office located in Charlotte, North Carolina, or any successor trustee appointed as herein provided.

            Type 1 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-1 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, serviced under the WFHM Servicing Agreement and having a Mid-Month Receipt Period with respect to all types of Unscheduled Principal Receipts.

            Uncertificated Lower-Tier Interest: Any of the Class A-L1 Interest, the Class A-L3 Interest, the Class A-L6 Interest, the Class A-LPO Interest, the Class A-LUR Interest, the Class B-L1 Interest, the Class B-L2 Interest, the Class B-L3 Interest, the Class B-L4 Interest, the Class B-L5 Interest and the Class B-L6 Interest.

            Unpaid Interest Shortfalls: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

            Unscheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses Iy(ii) and Iy(iii) of the definition of Class A Non-PO Optimal Principal Amount, but without such amount being multiplied by the Class A Prepayment Percentage.

            Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds, Recoveries and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Liquidation Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts.

            Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

            Upper-Tier Certificate: Any one of the Class A Certificates (other than the Class A-LR Certificate) and the Class B Certificates.

            Upper-Tier Certificate Account: The trust account established and maintained pursuant to Section 4.01(e).

            Upper-Tier REMIC: One of the two separate REMICs comprising the Trust Estate, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Certificate Account.

            U.S. Person:  As defined in Section 4.01(g).

            Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Class A-7 Certificates will be entitled to 1% of the aggregate Voting Interest represented by all Certificates and each remaining Class of Certificates will be entitled to a pro rata portion of the remaining Voting Interest equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Class A Principal Balance and the Class B Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

            Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

            WFHM: Wells Fargo Home Mortgage, Inc., or its successor in interest.

            WFHM Correspondents: The entities listed on the Mortgage Loan Schedule, from which WFHM purchased the Mortgage Loans.

            WFHM Servicing Agreement: The Servicing Agreement providing for the servicing of the Type 1 Mortgage Loans initially by WFHM.

            SECTION 1.02 ACTS OF HOLDERS.
                         ---------------

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, if made in the manner provided in this
Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

            (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

            SECTION 1.03 EFFECT OF HEADINGS AND TABLE OF CONTENTS.
                         ----------------------------------------

            The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

            SECTION 1.04 BENEFITS OF AGREEMENT.
                         ---------------------

            Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates and FSA any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

            SECTION 2.01 CONVEYANCE OF MORTGAGE LOANS.
                         ----------------------------

            The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans and proceeds of all the foregoing.

            In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trustee, as initial Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trustee or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by WFHM or the applicable WFHM Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trustee promptly following its recordation, but in no event later than one (1) year following the Closing Date. If any Mortgage has been recorded in the name of Mortgage Electronic Registration System, Inc. ("MERS") or its designee, no assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer shall take all actions as are necessary to cause the Trust Estate to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Seller shall also cause to be delivered to the Trustee any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trustee within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage (except with respect to any Mortgage recorded in the name of MERS) not delivered to the Trustee on the Closing Date.

            In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trustee the assignment of the Mortgage Loan from the Seller to the Trustee in a form suitable for recordation, if (i) with respect to a particular state the Trustee has received an Opinion of Counsel acceptable to it that such recording is not required to make the assignment effective against the parties to the Mortgage or subsequent purchasers or encumbrancers of the Mortgaged Property or (ii) the Seller has been advised by each Rating Agency that non-recordation in a state will not result in a reduction of the rating assigned by that Rating Agency at the time of the initial issuance of the Certificates. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trustee and the Trustee shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trustee) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

            SECTION 2.02 ACCEPTANCE BY TRUSTEE.
                         ---------------------

            The Trustee, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments (unless the related Mortgage has been registered in the name of MERS or its designee) and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trustee may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trustee finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trustee shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trustee's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate, less any Fixed Retained Yield, through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

            In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trustee and the Substitution Principal Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trustee with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trustee of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trustee shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment (or, in the case of a Mortgage Loan registered in the name of MERS or its designee, the Master Servicer shall take all necessary action to reflect such assignment on the records of MERS), in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders or the Trustee on behalf of the Certificateholders. The failure of the Trustee to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

            The Trustee may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trustee appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trustee, in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

            SECTION 2.03 REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER AND THE SELLER.
                          -----------------------------------------------------

            (a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement:

               (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

               (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

               (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

               (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

               (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee or the Custodian.

            (b) The Seller hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

               (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

               (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

               (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

               (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trustee or the Custodian pursuant to Section 2.01;

               (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

               (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

               (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Seller;

               (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

               (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

               (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

               (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

               (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

               (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

               (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

               (xv) The Mortgage Loan (except any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

               (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

               (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

               (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

               (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

               (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

               (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

               (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

               (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

               (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

               (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with Fannie Mae or Freddie Mac standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

               (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or
      (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

            Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee and shall inure to the benefit of the Trustee notwithstanding any restrictive or qualified endorsement or assignment.

            (c) Upon discovery by either the Seller, the Master Servicer, the Trustee or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and, except for a breach of the representation and warranty set forth in subsection
(b)(i), where such breach is a result of the Cut-Off Date Principal Balance of a Mortgage Loan being greater, by $5,000 or greater, than the Cut-Off Date Principal Balance of such Mortgage Loan indicated on the Mortgage Loan Schedule, that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

            SECTION 2.04  EXECUTION AND DELIVERY OF CERTIFICATES.
                          --------------------------------------

            The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, (i) acknowledges the issuance of and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and Certificateholders and (ii) has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans and Uncertificated Lower-Tier Interests, together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated Lower-Tier Interests, evidence ownership of the entire Trust Estate.

            SECTION 2.05 DESIGNATION OF CERTIFICATES; DESIGNATION OF STARTUP DAY AND LATEST POSSIBLE MATURITY DATE.
                          ---------------------------------------------

            The Seller hereby designates the Classes of Class A Certificates (other than the Class A-R and Class A-LR Certificates) and the Classes of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Seller hereby further designates the Class A-L1 Interest, Class A-L3 Interest, Class A-L6 Interest, Class A-LPO Interest, Class A-LUR Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest as classes of "regular interests" and the Class A-LR Certificate as the single class of "residual interest" in the Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of each of the Upper-Tier REMIC and Lower-Tier REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the Upper-Tier REMIC and Lower-Tier REMIC is September 25, 2031 for purposes of Code
Section 860G(a)(1).

            SECTION 2.06  OPTIONAL SUBSTITUTION OF MORTGAGE LOANS.
                          ---------------------------------------

            During the three-month period beginning on the Startup Date, the Seller shall have the right, but not the obligation, in its sole discretion for any reason, to substitute for any Mortgage Loan a Substitute Mortgage Loan meeting the requirements of Section 2.02. Any such substitution shall be carried out in the manner described in Section 2.02. The Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in
Section 2.02, shall be deposited in the Certificate Account.

                                   ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE; SERVICING
                              OF THE MORTGAGE LOANS

            SECTION  3.01 CERTIFICATE ACCOUNT.
                     ------------------------

            (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

            (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements, and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

               (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trustee, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

               (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Sections 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

            (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause either of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

            (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

            SECTION  3.02 PERMITTED WITHDRAWALS FROM THE CERTIFICATE ACCOUNT.
                          --------------------------------------------------

            (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

               (i) to reimburse the Master Servicer, the Trustee or any Servicer for Periodic Advances made by the Master Servicer or the Trustee pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 2.06, 3.08 or 9.01) respecting which any such Periodic Advance was made;

               (ii) to reimburse any Servicer, the Master Servicer or the Trustee for any Periodic Advances determined in good faith to have become Nonrecoverable Advances provided, however, that any portion of Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

               (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

               (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

               (v) to reimburse the Master Servicer, any Servicer or the Trustee (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

               (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Sections 2.02, 2.03 or 2.06 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

               (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

               (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

               (ix) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

               (x) to pay to the Master Servicer as additional master servicing compensation any Liquidation Profits which a Servicer is not entitled to pursuant to the applicable Servicing Agreement;

               (xi) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein;

               (xii) to  clear  and  terminate  the   Certificate   Account
      pursuant to Section 9.01; and

               (xiii) to pay to WFHM from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

            (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

            SECTION  3.03 ADVANCES BY MASTER SERVICER AND TRUSTEE.
                          ---------------------------------------

            (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In addition, if under the terms of an Other Servicing Agreement, the applicable Servicer is not required to make Periodic Advances on a Mortgage Loan or REO Mortgage Loan through the liquidation of such Mortgage Loan or REO Mortgage Loan, the Master Servicer to the extent provided hereby shall make the Periodic Advances thereon during the period the Servicer is not obligated to do so. In the event WFHM fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the WFHM Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trustee shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trustee has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trustee with respect to any such Distribution Date (i) the amount of Periodic Advances required of WFHM or such Other Servicer, as the case may be, (ii) the amount actually advanced by WFHM or such Other Servicer, (iii) the amount that the Trustee or Master Servicer is required to advance hereunder, including any amount the Master Servicer is required to advance pursuant to the second sentence of this Section 3.03(a), and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trustee or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trustee may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

            (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent WFHM fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the WFHM Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of WFHM, certify to the Trustee that such failure has occurred. Upon receipt of such certification, the Trustee shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

            (c) The Master Servicer and the Trustee shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and (a)(ii). The Master Servicer and the Trustee shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trustee, withdraw from the Certificate Account and remit to the Trustee any amounts to which the Trustee is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and
(v).

            (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trustee shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

            SECTION  3.04 TRUSTEE TO COOPERATE; RELEASE OF OWNER MORTGAGE LOAN
                          FILES.
                          ----------------------------------------------------

            Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trustee that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trustee. The Trustee shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

            From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trustee and the Trustee shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trustee by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trustee to the Master Servicer or such Servicer, as appropriate.

            Upon written certification of the Master Servicer or the Servicer pursuant to clause (ii) of the preceding paragraph, the Trustee shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

            SECTION  3.05 REPORTS TO THE TRUSTEE; ANNUAL COMPLIANCE STATEMENTS.
                          ----------------------------------------------------

            (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current Fannie Mae monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trustee to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

            (b) The Master Servicer shall deliver to the Trustee on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii)
(A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in
(iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trustee to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

            SECTION 3.06 TITLE, MANAGEMENT AND DISPOSITION OF ANY REO MORTGAGE
                         LOAN.
                         -----------------------------------------------------

            The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of a REO Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

            SECTION 3.07 AMENDMENTS TO SERVICING AGREEMENTS, MODIFICATION OF STANDARD PROVISIONS.
                          ---------------------------------------------------

            (a) Subject to the prior written consent of the Trustee pursuant to
Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended,
(ii) the modification or amendment that the Master Servicer desires to issue and
(iii) the reason or reasons for such proposed amendment or modification.

            (b) The Trustee shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, the Trustee may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

            (c) (i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder, or the Trustee, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the WFHM Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

               (ii) The Master Servicer may direct WFHM to enter into an amendment to the WFHM Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

            SECTION 3.08  OVERSIGHT OF SERVICING.
                          ----------------------

            The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations (including the obligation to maintain an Errors and Omissions Policy and Fidelity Bond) that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates, (ii) the loss by the Upper-Tier REMIC or the Lower-Tier REMIC of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

            For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless
(i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under
Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trustee an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence; provided, however, that no such Opinion of Counsel need be delivered if the sole purpose of the modification is to reduce the Monthly Payment on a Mortgage Loan as a result of a Curtailment such that the Mortgage Loan is fully amortized by its original maturity date.

            During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

            The relationship of the Master Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

            The Seller shall have a limited option to repurchase any defaulted Mortgage Loan or REO Mortgage Loan during the following time periods: (i) beginning on the first day of the second month following the month in which the Master Servicer has reported that a Servicer has initiated foreclosure proceedings with respect to such a defaulted Mortgage Loan, with such repurchase option expiring on the last day of such second following month; (ii) beginning on the first day of the second month following the month in which the Master Servicer has reported that such defaulted Mortgage Loan has become an REO Mortgage Loan, with such repurchase option expiring on the last day of such second following month; and (iii) beginning on the day on which a Servicer accepts a contractual commitment by a third party to purchase the Mortgaged Property related to the defaulted Mortgage Loan or REO Mortgage Loan, with such repurchase option expiring on the earlier of the last day of the month in which such contractual commitment was accepted by the Servicer or the day immediately prior to the day on which the closing occurs with respect to such third party purchase of the Mortgaged Property related to the defaulted Mortgage Loan or REO Mortgage Loan. The Seller shall be entitled to repurchase at its option any Mortgage Loan in the Trust Estate which, pursuant to paragraph 5(b) of the Mortgage Loan Purchase Agreement, WFHM requests the Seller to repurchase and to sell to WFHM to facilitate the exercise of WFHM's rights against the originator or a prior holder of such Mortgage Loan. The purchase price for any Mortgage Loan repurchased pursuant to this paragraph shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trustee the certification required by
Section 3.04 and the Trustee and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

            In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of
Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trustee, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

            The Master Servicer, on behalf of the Trustee, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the Upper-Tier REMIC or Lower-Tier REMIC.

            The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) (without, in the case of the Class A-6 Certificates, giving effect to the guaranty provided by FSA) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

            SECTION 3.09  TERMINATION AND SUBSTITUTION OF SERVICING AGREEMENTS.
                          ----------------------------------------------------

            Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) WFHM fails to make any advance, as a consequence of which the Trustee is obligated to make an advance pursuant to Section 3.03 and (ii) the Trustee provides WFHM written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trustee shall terminate the WFHM Servicing Agreement without the recommendation of the Master Servicer. The Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee in connection with termination of such Servicing Agreement at the direction of the Master Servicer. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

            SECTION 3.10  APPLICATION OF NET LIQUIDATION PROCEEDS.
                          ---------------------------------------

            For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

            SECTION 3.11  ACT REPORTS.
                          -----------

            The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

                                   ARTICLE IV

                  DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

            SECTION 4.01  DISTRIBUTIONS.
                          -------------

            (a) (i) On each Distribution Date, the Pool Distribution Amount will be applied in the following amounts, to the extent the Pool Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

            first, to the Classes of Class A Certificates and to FSA, pro rata, based upon their respective Interest Accrual Amounts and the Premium Payment, respectively, in an aggregate amount up to the sum of the Class A Interest Accrual Amount and the Premium Payment with respect to such Distribution Date;

            second, to the Classes of Class A Certificates and FSA, pro rata, based upon their respective Class A Unpaid Interest Shortfalls and Premium Unpaid Shortfalls, respectively, in an aggregate amount up to the sum of the Aggregate Class A Unpaid Interest Shortfall and Premium Unpaid Shortfall;

            third, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and the Class A-PO Certificates, pro rata, based on their respective Class A Non-PO Optimal Principal Amount and Class A-PO Optimal Principal Amount, (A) to the Class A Certificates (other than the Class A-PO Certificates), in an aggregate amount up to the Class A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b) or Section 4.01(c), as applicable, and (B) to the Class A-PO Certificates in an amount up to the Class A-PO Optimal Principal Amount;

            fourth, to the Class A-PO Certificates in an amount up to the Class A-PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth) first to the Class B-6 Certificates pursuant to Paragraph twenty-second, below, second to the Class B-5 Certificates pursuant to Paragraph nineteenth, below, third to the Class B-4 Certificates pursuant to Paragraph sixteenth, below, fourth to the Class B-3 Certificates pursuant to Paragraph thirteenth below, fifth to the Class B-2 Certificates pursuant to Paragraph tenth below, and sixth to the Class B-1 Certificates pursuant to Paragraph seventh below;

            fifth, to the Class B-1 Certificates, in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

            sixth, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

            seventh, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Paragraph seventh will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            eighth, to the Class B-2 Certificates, in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

            ninth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

            tenth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Paragraph tenth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            eleventh, to the Class B-3 Certificates, in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

            twelfth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

            thirteenth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Paragraph thirteenth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            fourteenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

            fifteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

            sixteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Paragraph sixteenth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            seventeenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

            eighteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

            nineteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Paragraph nineteenth will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            twentieth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

            twenty-first, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

            twenty-second, to the Class B-6 Certificates in an amount up to the Class B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-6 Certificates pursuant to this Paragraph twenty-second will be reduced by the amount, if any, that would have been distributable to the Class B-6 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above; and

            twenty-third, to the Holder of the Class A-R Certificate, any amounts remaining in the Upper-Tier Certificate Account, and to the Holder of the Class A-LR Certificate, any amounts remaining in the Payment Account.

            Notwithstanding the foregoing, after the Principal Balance or notional amount of any Class (other than the Class A-R or Class A-LR Certificate) has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls). In addition, FSA will not be entitled to its Premium Payments and Premium Unpaid Shortfalls after the Principal Balance of the Class A-6 Certificates has been reduced to zero.

            With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class of Class B Certificates will be allocated to the Classes of Class A Certificates (other than the Class 7 and Class A-PO Certificates) and any Class of Class B Certificates with a lower numerical designation pro rata based on their outstanding Principal Balances.

         (ii) Distributions on the Uncertificated Lower-Tier Interests. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to its respective Corresponding Upper-Tier Class or Classes as provided herein. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of interest in an amount equal to the Interest Accrual Amounts and Unpaid Interest Shortfalls, as the case may be, in respect of its Corresponding Upper-Tier Class or Classes, in each case to the extent actually distributed thereon. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount."

            As of any date, the principal balance of each Uncertificated Lower-Tier Interest equals the Principal Balances of the respective Corresponding Upper-Tier Class or Classes. The initial principal balance of each Uncertificated Lower-Tier Interest equals the Original Principal Balances of the respective Corresponding Upper-Tier Class or Classes.

            The pass-through rate with respect to the Class A-L1 Interest, Class A-L3 Interest, Class A-LUR Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest shall be 6.500% per annum. The pass-through rate with respect to the Class A-L6 Interest shall be 6.440% per annum. The Class A-LPO Interest is a principal-only interest and is not entitled to distributions of interest. Any Non-Supported Interest Shortfalls will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

            (b) The Class A-7 Certificates are interest-only Certificates and are not entitled to distributions in respect of principal.

            On each Distribution Date occurring prior to the Subordination Depletion Date, the Class A Non-PO Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Class A Certificates (other than the Class A-PO Certificates) sequentially as follows:

            first, to the Class A-5 Certificates, up to the Priority Amount for such Distribution Date;

            second,   sequentially,   to  the  Class   A-R  and   Class   A-LR
      Certificates;

            third, on each Distribution Date on or after September 2004, to the Class A-6 Certificates up to $43,500 for such Distribution Date;

            fourth, concurrently, to the Class A-1, Class A-3 and Class A-4 Certificates, pro rata; and

            fifth, sequentially, to the Class A-2, Class A-6 and Class A-5 Certificates.

            (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Subordination Depletion Date, the Class A Non-PO Principal Distribution Amount shall be distributed among the Class A Certificates (other than the Class A-PO Certificates) pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b).

            (d) (i) For purposes of determining whether the Classes of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

                  (A) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (B) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (C) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (D) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (E) if the Current Class B-5 Fractional Interest is less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of principal.

               (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates entitled to receive distributions of principal below zero, first the Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Class B Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B Certificates will be recomputed substituting for the Subordinated Prepayment Percentage and Subordinated Percentage in such computations the difference between (A) the Subordinated Prepayment Percentage or Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Class B Prepayment Percentage and the Class B Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Class B Prepayment Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, and the remainder of the Subordinated Percentage for such Distribution Date minus the sum of the Class B Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Class B Percentage or Class B Prepayment Percentage.

            (e) The Trustee shall establish and maintain the Upper-Tier Certificate Account, which shall be a separate trust account and an Eligible Account. On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds available on deposit in the Payment Account, (i) deposit, in immediately available funds, by wire transfer or otherwise, into the Upper-Tier Certificate Account the Lower-Tier Distribution Amount and (ii) distribute to the Class A-LR Certificateholder (other than as provided in Section 9.01 respecting the final distribution to Certificateholders) by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, the Class A Distribution Amount with respect to the Class A-LR Certificate and all other amounts distributable to the Class A-LR Certificate. The Trustee may clear and terminate the Upper-Tier Certificate Account pursuant to Section 9.01.

            (f) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record (other than the Class A-LR Certificateholder) on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this
Section 4.01(f) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.23, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Class A Distribution Amount with respect to each Class of Class A Certificates (other than the Class A-6 Certificates) and the Class B Distribution Amount with respect to each Class of Class B Certificates and, in the case of the Class A-6 Certificates, as provided in Section 4.07.

            In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Class A-7, Class A-R or Class A-LR Certificates) or the Principal Balance of any Class of Class B Certificates would be reduced to zero or, in the case of the Class A-7 Certificates, the Notional Amount would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trustee. The Trustee will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trustee therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with Section 4.01(a)(i).

            (g) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(g) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            SECTION 4.02  ALLOCATION OF REALIZED LOSSES.
                          -----------------------------

            (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated as follows:

      first, to the Class B-6 Certificates until the Class B-6 Principal Balance has been reduced to zero;

      second, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

      third, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

      fourth, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

      fifth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

      sixth, to the Class B-1 Certificates until the Class B-1 Principal Balance has been reduced to zero; and

      seventh, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and Class A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction, respectively.

            This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance.

            (b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Mortgage Loan allocable to the Class A-PO Certificates will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses remaining after allocation to the Class A-PO Certificates in accordance with the preceding sentence shall be allocated pro rata among the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates based on the Class A Non-PO Principal Balance and the Class B Principal Balance, respectively. Any such loss allocated to the Class A Certificates shall be allocated on the subsequent Determination Date to the outstanding Classes of Class A Certificates (other than the Class A-PO Certificates) in accordance with the Class A Loss Percentages as of such Determination Date. Any such loss allocated to the Class B Certificates shall be allocated pro rata among the outstanding Classes of Class B Certificates based on their Principal Balances.

            (c) Any Realized Losses allocated to a Class of Class A Certificates or Class B Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Class based on their Percentage Interests.

            (d)   [Intentionally Left Blank]

            (e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses shall be allocated between (i) the Class A Certificates and the Premium Payment and (ii) the Class B Certificates, pro rata based on the Class A Interest Accrual Amount and the Premium Payment and the Class B Interest Accrual Amount for the related Distribution Date, without regard to any reduction pursuant to this sentence. Any such loss allocated to the Class A Certificates and the Premium Payment shall be allocated among the outstanding Classes of Class A Certificates and the Premium Payment based on each Class's Class A Interest Percentage and the Premium Percentage, as the case may be. Any such loss allocated to the Class B Certificates will be allocated among the outstanding Classes of Class B Certificates based on their Class B Interest Percentages. In addition, after the Class B Principal Balance has been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated among the outstanding Classes of Class A Certificates and the Premium Payment based on their Class A Interest Percentages and the Premium Percentage, as the case may be.

            (f) Realized Losses allocated in accordance with this Section 4.02 will be allocated as follows: (i) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Mid-Month Receipt Period will be allocated on the Determination Date in the month following the month in which such Mid-Month Receipt Period ended and (ii) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Prior Month Receipt Period will be allocated on the Determination Date in the second month following the month which is such Prior Month Receipt Period.

            (g) With respect to any Distribution Date, the principal portion of Realized Losses and recoveries attributable to previously allocated Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in an amount equal to the amount allocated to its respective Corresponding Upper-Tier Class or Classes as provided above.

            (h) With respect to any Distribution Date, the interest portion of Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

            SECTION 4.03  PAYING AGENT.
                          ------------

            (a) The Master Servicer hereby appoints the Trustee as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by
Section 4.04 as agent of the Master Servicer.

            The Master Servicer may, at any time, remove or replace the Paying Agent.

            The Master Servicer shall cause any Paying Agent that is not the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent shall:

               (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

               (ii) give the Trustee notice of any default by the Master Servicer in remitting any required amount; and

               (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.

            (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, an amount equal to the Pool Distribution Amount. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trustee, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

            SECTION 4.04 STATEMENTS TO CERTIFICATEHOLDERS; REPORTS TO THE TRUSTEE, FSA AND THE SELLER.
                          ------------------------------------------------

            Concurrently with each distribution pursuant to Section 4.01(f), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate, the Seller and FSA a statement setting forth:

               (i) the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

               (ii) (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Class A Interest Distribution Amount allocated to each Class of Class A Certificates, (c) any Class A Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class A Certificates for such Distribution Date;

               (iii) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

               (iv) (a) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates, (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class of Class B Certificates after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class B Certificates for such Distribution Date;

               (v) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trustee pursuant to the Servicing Agreements or this Agreement;

               (vi) the number of Mortgage Loans outstanding as of the preceding Determination Date;

               (vii) the Class A Principal Balance, the Principal Balance of each Class of Class A Certificates, the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

               (viii) the Adjusted Pool Amount, the Adjusted Pool Amount (PO Portion), the Pool Scheduled Principal Balance of the Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date;

               (ix) the aggregate Scheduled Principal Balances of the Mortgage Loans serviced by WFHM and, collectively, by the Other Servicers as of such Distribution Date;

               (x) the Class A Percentage for such Distribution Date;

               (xi) the   Class   A   Prepayment   Percentage   for   such
      Distribution Date;

               (xii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages for such Distribution Date;

               (xiii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages for such Distribution Date;

               (xiv) the  number  and  aggregate   principal   balances  of
      Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

               (xv) the number and aggregate principal balances of the Mortgage Loans in foreclosure as of the preceding Determination Date;

               (xvi) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

               (xvii) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

               (xviii) the principal and interest portions of Realized Losses allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses;

               (xix) the aggregate amount of Bankruptcy Losses allocated to each Class of Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

               (xx) the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses allocated as of such Distribution Date;

               (xxi) the unpaid principal balance of any Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

               (xxii) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

               (xxiii) in the case of the Class A-7 Certificates, the Notional Amount, if any;

               (xxiv) the Class A-PO Deferred Amount, if any;

               (xxv) in the case of the Class A-6 Certificates, (a) the Class A-6 Distribution Deficiency, if any, for such Distribution Date, (b) amounts, if any in respect of the Class A-6 Distribution Deficiency paid under the Policy and (c) the amounts attributable to the Class A-6 Certificates;

               (xxvi) in the case of the Class A-6 Certificates, the amount remaining in the Reserve Fund after taking into account the Reserve Withdrawal for such Distribution Date;

               (xxvii) the amount of PMI Advances made by a Servicer, if any; and

               (xxviii) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

and shall deliver a copy of each type of statement to the Trustee, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

            In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class A-R and Class A-LR Certificates) with a $1,000 Denomination, and as a dollar amount per Class A-R and Class A-LR Certificates with a $100 Denomination.

            Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses (iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

            Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trustee, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. Upon receipt of any such statement, the Trustee shall promptly forward a copy of such statement to FSA. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

            In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class B-4, Class B-5 or Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

            SECTION 4.05  REPORTS TO MORTGAGORS AND THE INTERNAL REVENUE
                          SERVICE.
                          ----------------------------------------------

            The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

            SECTION 4.06  RESERVE FUND.
                          ------------

            (a) A separate Reserve Fund shall be established on the Closing Date for the Class A-6 Certificates. The Reserve Fund shall be maintained by the Trustee in accordance with this Section 4.06. At the time the Reserve Fund is established, the Seller shall cause to be deposited into the Reserve Fund the amount of $2,500.

            With respect to each Distribution Date, the applicable Reserve Withdrawal shall be withdrawn by the Trustee from the amount on deposit in the Reserve Fund in accordance with this Section 4.06 and distributed on such Distribution Date to the Holders of the Class A-6 Certificates, pro rata, based on Percentage Interest.

            (b) Notwithstanding anything herein to the contrary, on the Distribution Date on which the Class A Principal Balance of the Class A-6 Certificates has been reduced to zero, any funds then on deposit in the Reserve Fund shall be distributed to Greenwich Capital at the address provided by it to the Trustee.

            The Reserve Fund will be an "outside reserve fund" under the REMIC Provisions that is beneficially owned for federal income tax purposes by Greenwich Capital, which shall report all income, gain, deduction or loss with respect thereto, and will not be an asset of either the Upper-Tier or Lower-Tier REMIC.

            SECTION 4.07  DISTRIBUTIONS IN REDUCTION OF THE CLASS A-6
                          CERTIFICATES.
                          -------------------------------------------

            Distributions in reduction of the Principal Balance of the Class A-6 Certificates will be made in integral multiples of $1,000 at the request of the appropriate representatives of Deceased Holders of such Class and at the request of Living Holders of such Class or by mandatory distributions by random lot, pursuant to clauses (a) and (d) below, or on a pro rata basis pursuant to clause
(f) below.

            (a) On each Distribution Date on which distributions in reduction of the Principal Balance of the Class A-6 Certificates are made, such distributions will be made with respect to such Class in the following priority:

               (i) any request by the personal representatives of a Deceased Holder or by a surviving tenant by the entirety, by a surviving joint tenant or by a surviving tenant in common, but not exceeding an aggregate principal balance for such Class of $100,000 per request; and

               (ii) any request by a Living Holder, but not exceeding an aggregate principal balance for such Class of $10,000 per request.

            Thereafter, distributions will be made, with respect to such Class, as provided in clauses (i) and (ii) above up to a second $100,000 and $10,000, respectively. This sequence of priorities will be repeated for each request for principal distributions for such Class made by the Beneficial Owners of the Class A-6 Certificates until all such requests have been honored.

            For each such sequence of priorities described above, requests for distributions in reduction of the principal balance of Class A-6 Certificates presented on behalf of Deceased Holders in accordance with the provisions of clause (i) above will be accepted in order of their receipt by the Clearing Agency and requests for distributions in reduction of the principal balance of Class A-6 Certificates presented by Living Holders in accordance with the provisions of clause (ii) above will be accepted in the order of their receipt by the Clearing Agency after all requests with respect to such Class presented in accordance with clause (i) have been honored. All requests for distributions in reduction of the principal balance of the Class A-6 Certificates will be accepted in accordance with the provisions set forth in Section 4.07(c). All requests for distributions in reduction of the principal balance of Class A-6 Certificates with respect to any Distribution Date must be received by the Clearing Agency and forwarded to, and received by, the Trustee no later than the close of business on the related Record Date. Requests for distributions which are received by the Clearing Agency and forwarded to, and received by, the Trustee after the related Record Date and requests, in either case, for distributions not accepted with respect to any Distribution Date, will be treated as requests for distributions in reduction of the principal balance of Class A-6 Certificates on the next succeeding Distribution Date, and each succeeding Distribution Date thereafter, until each such request is accepted or is withdrawn as provided in Section 4.07(c). Such requests as are not so withdrawn shall retain their order of priority without the need for any further action on the part of the appropriate Beneficial Owner of the related Class A-6 Certificate, all in accordance with the procedures of the Clearing Agency and the Trustee. Upon the transfer of beneficial ownership of any Class A-6 Certificate, any distribution request previously submitted with respect to such Certificate will be deemed to have been withdrawn only upon the receipt by the Trustee of notification of such withdrawal in the manner required by the Clearing Agency under its APUT System.

            Distributions in reduction of the Principal Balance of the Class A-6 Certificates will be applied, in the aggregate with respect to such Class, in an amount equal to the Class A Non-PO Principal Distribution Amount allocable to such Class pursuant to Section 4.01(b) plus any amounts distributable to the Class A-6 Certificates as a payment under the Policy of a Class A-6 Principal Loss Amount minus amounts to repay any funds withdrawn from the Rounding Account for such Class for the prior Distribution Date, plus any amounts available for distribution from the Rounding Account for such Class established as provided in
Section 4.07(e), provided that the aggregate distribution in reduction of the Principal Balance of such Class on any Distribution Date is made in an integral multiple of $1,000.

            To the extent that the portion of the Class A Non-PO Principal Distribution Amount allocable to distributions in reduction of the Principal Balance of the Class A-6 Certificates on any Distribution Date plus any amounts distributable to the Class A-6 Certificates as a payment under the Policy of a Class A-6 Principal Loss Amount (minus amounts to repay any funds withdrawn from the Rounding Account for such Class on the prior Distribution Date and plus any amounts required to be distributed from the Rounding Account for such Class pursuant to Section 4.07(e)) exceeds the aggregate principal balance of Class A-6 Certificates with respect to which distribution requests, as set forth above, have been received, distributions in reduction of the Principal Balance of the Class A-6 Certificates will be made by mandatory distribution pursuant to
Section 4.07(d).

            (b) A Class A-6 Certificate shall be deemed to be held by a Deceased Holder for purposes of this Section 4.07 if the death of the Beneficial Owner thereof is deemed to have occurred. Class A-6 Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the Beneficial Owner, and the Class A-6 Certificates so beneficially owned will be eligible for priority with respect to distributions in reduction of the principal balance of such Class thereof, subject to the limitations stated above. Class A-6 Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest therein, but in no event will a trust's beneficiaries collectively be deemed to be Beneficial Owners of a number of Individual Certificates greater than the number of Individual Certificates of which such trust is the owner. The death of a beneficiary of a trust will be deemed to be the death of a Beneficial Owner of the Class A-6 Certificates owned by the trust to the extent of such beneficiary's beneficial interest in such trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy which is the beneficiary of a trust will be deemed to be the death of the beneficiary of such trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in Individual Certificates will be deemed to be the death of the Beneficial Owner of such Class A-6 Certificates regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a Trustee, ownership under the Uniform Gifts to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interests shall include the power to sell, transfer or otherwise dispose of a Class A-6 Certificate and the right to receive the proceeds therefrom, as well as interest and distributions in reduction of the principal balance of the Class A-6 Certificates payable with respect thereto. The Trustee shall not be under any duty to determine independently the occurrence of the death of any deceased Beneficial Owner. The Trustee may rely entirely upon documentation delivered to it pursuant to Section 4.07(c) in establishing the eligibility of any Beneficial Owner to receive the priority accorded Deceased Holders in Section 4.07(a).

            (c) Requests for distributions in reduction of the principal balance of Class A-6 Certificates must be made by delivering a written request therefor to the Clearing Agency Participant or Clearing Agency Indirect Participant that maintains the account evidencing such Beneficial Owner's interest in Class A-6 Certificates. In the case of a request on behalf of a Deceased Holder, appropriate evidence of death and any tax waivers are required to be forwarded to the Trustee under separate cover. The Clearing Agency Participant should in turn make the request of the Clearing Agency (or, in the case of a Clearing Agency Indirect Participant, such Clearing Agency Indirect Participant must notify the related Clearing Agency Participant of such request, which Clearing Agency Participant should make the request of the Clearing Agency) in the manner required under the rules and regulations of the Clearing Agency's APUT System and provided to the Clearing Agency Participant. Upon receipt of such request, the Clearing Agency will date and time stamp such request and forward such request to the Trustee. The Clearing Agency may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for such distributions received by it on the same day. Neither the Master Servicer nor the Trustee shall be liable for any delay in delivery of requests for distributions or withdrawals of such requests by the Clearing Agency, a Clearing Agency Participant or any Clearing Agency Indirect Participant.

            The Trustee shall maintain a list of those Clearing Agency Participants representing the appropriate Beneficial Owners of Class A-6 Certificates that have submitted requests for distributions in reduction of the principal balance of Certificates of such Class, together with the order of receipt and the amounts of such requests. The Clearing Agency will honor requests for distributions in the order of their receipt (subject to the priorities described in Section 4.07(a) above). The Trustee shall notify the Clearing Agency and the appropriate Clearing Agency Participants as to which requests should be honored on each Distribution Date. Requests shall be honored by the Clearing Agency in accordance with the procedures, and subject to the priorities and limitations, described in this Section 4.07. The exact procedures to be followed by the Trustee and the Clearing Agency for purposes of determining such priorities and limitations will be those established from time to time by the Trustee or the Clearing Agency, as the case may be. The decisions of the Trustee and the Clearing Agency concerning such matters will be final and binding on all affected persons.

            Individual Certificates which have been accepted for a distribution shall be due and payable on the applicable Distribution Date. Such Certificates shall cease to bear interest after the last day of the month preceding the month in which such Distribution Date occurs, and notwithstanding anything to the contrary herein, no amounts shall be due from FSA or otherwise with respect to interest on such Certificates after such last day of the month.

            Any Beneficial Owner of a Class A-6 Certificate which has requested a distribution may withdraw its request by so notifying in writing the Clearing Agency Participant or Clearing Agency Indirect Participant that maintains such Beneficial Owner's account. In the event that such account is maintained by a Clearing Agency Indirect Participant, such Clearing Agency Indirect Participant must notify the related Clearing Agency Participant which in turn must forward the withdrawal of such request, on a form required by the Clearing Agency, to the Trustee. If such notice of withdrawal of a request for distribution has not been received by the Clearing Agency and forwarded to the Trustee on or before the Record Date for the next Distribution Date, the previously made request for distribution will be irrevocable with respect to the making of distributions in reduction of the Principal Balance of Class A-6 Certificates on such Distribution Date.

            In the event any requests for distributions in reduction of the principal balance of Class A-6 Certificates are rejected by the Trustee for failure to comply with the requirements of this Section 4.07, the Trustee shall return such request to the appropriate Clearing Agency Participant with a copy to the Clearing Agency with an explanation as to the reason for such rejection.

            (d) To the extent, if any, that distributions in reduction of the Principal Balance of Class A-6 Certificates on a Distribution Date exceed the outstanding principal balances of Certificates of such Class with respect to which distribution requests have been received by the related Record Date, as provided in Section 4.07(a) above, distributions in reduction of the Principal Balance of the Class A-6 Certificates will be made by mandatory distributions in reduction thereof. Such mandatory distributions on Individual Certificates will be made by random lot in accordance with the then-applicable random lot procedures of the Clearing Agency, the Clearing Agency Participants and the Clearing Agency Indirect Participants representing the Beneficial Owners; provided however, that, if after the distribution in reduction of the Principal Balance of the Class A-6 Certificates on the next succeeding Distribution Date on which mandatory distributions are to be made, the principal balance of Class A-6 Certificates would not be reduced to zero, the Individual Certificates to which such distributions will be applied shall be selected by the Clearing Agency from those Class A-6 Certificates not otherwise receiving distributions in reduction of the principal balance on such Distribution Date. The Trustee shall notify the Clearing Agency of the aggregate amount of the mandatory distribution in reduction of the Principal Balance of the Class A-6 Certificates to be made on the next Distribution Date. The Clearing Agency shall then allocate such aggregate amount among its Clearing Agency Participants on a random lot basis. Each Clearing Agency Participant and, in turn, each Clearing Agency Indirect Participant will then select, in accordance with its own random lot procedures, Individual Certificates from among those held in its accounts to receive mandatory distributions in reduction of the principal balance of the Certificates of such Class, such that the total amount so selected is equal to the aggregate amount of such mandatory distributions allocated to such Clearing Agency Participant by the Clearing Agency and to such Clearing Agency Indirect Participant by its related Clearing Agency Participant, as the case may be. Clearing Agency Participants and Clearing Agency Indirect Participants which hold Class A-6 Certificates selected for mandatory distributions in reduction of the principal balance are required to provide notice of such mandatory distributions to the affected Beneficial Owners. The Master Servicer agrees to notify the Trustee of the amount of distributions in reduction of the principal balance of Class A-6 Certificates to be made on each Distribution Date in a timely manner such that the Trustee may fulfill its obligations pursuant to the Letter of Representations dated the Business Day immediately preceding the Closing Date among the Seller, the Trustee and the Clearing Agency.

            (e) On the Closing Date, the Rounding Account shall be established with the Trustee and the Seller shall cause to be initially deposited with the Trustee a $999.99 deposit for the Rounding Account. On each Distribution Date on which a distribution is made in reduction of the principal balance of the Class A-6 Certificates, funds on deposit in the Rounding Account shall be available to be applied to round upward to an integral multiple of $1,000 the aggregate distribution in reduction of the Class A Principal Balance to be made on the Class A-6 Certificates. Rounding of such distribution on the Class A-6 Certificates shall be accomplished, on the first such Distribution Date, by withdrawing from the Rounding Account the amount of funds, if any, needed to round the amount otherwise available for such distribution in reduction of the principal balance of the Class A-6 Certificates upward to the next integral multiple of $1,000. On each succeeding Distribution Date on which distributions in reduction of the principal balance of the Class A-6 Certificates are to be made, the aggregate amount of such distributions allocable to the Class A-6 Certificates shall be applied first to repay any funds withdrawn from the Rounding Account for such Class on the prior Distribution Date for which funds were withdrawn from such account for such Class, and then the remainder of such allocable amount, if any, shall be similarly rounded upward and applied as distributions in reduction of the principal balance of the Class A-6 Certificates; this process shall continue on succeeding Distribution Dates until the Class A Principal Balance of the Class A-6 Certificates has been reduced to zero. The funds in the Rounding Account shall be held in a non-interest bearing account and shall not be reinvested.

            Notwithstanding anything herein to the contrary, on the Distribution Date on which distributions in reduction of the Principal Balance of the Class A-6 Certificates will reduce the Principal Balance thereof to zero or in the event that distributions in reduction of the Principal Balance of the Class A-6 Certificates are made in accordance with the provisions set forth in Section 4.07(f), an amount equal to the difference between $1,000 and the sum then held in the Rounding Account shall be paid from the Pool Distribution Amount to the Rounding Account. Any funds then on deposit in such Rounding Account shall be distributed to the Holder of the Class A-LR Certificate.

            (f) Notwithstanding any provisions herein to the contrary, on each Distribution Date on and after FSA's failure to make a payment with respect to a Class A-6 Principal Loss Amount, distributions in reduction of the Principal Balance of the Class A-6 Certificates (including amounts paid in respect of such losses under the Policy) will be made on a pro rata basis among the Holders of the Class A-6 Certificates and will not be made in integral multiples of $1,000 or pursuant to requested distributions or mandatory distributions by random lot.

            (g) In the event that the pro rata distributions described in section 4.07(f) cannot be made through the facilities of the Clearing Agency, the Class A-6 Certificates will be withdrawn from the facilities of the Clearing Agency and Definitive Certificates will be issued to replace such withdrawn Book-Entry Certificates pursuant to Section 5.07. An amendment to this Agreement, which may be approved without the consent of any Certificateholders, shall establish procedures relating to the manner in which pro rata distributions in reduction of the principal balance of the Class A-6 Certificates are to be made; provided that such procedures shall be consistent, to the extent practicable and customary for certificates similar to the Class A-6 Certificates, with the provisions of this Section 4.07.

            SECTION 4.08  POLICY MATTERS.
                          --------------

            (a) If, on the second Business Day before any Distribution Date, the Trustee determines that there will be a Class A-6 Distribution Deficiency for such Distribution Date, the Trustee shall determine the amount of such Class A-6 Distribution Deficiency and shall give notice to FSA by telephone or telecopy of the amount of such deficiency confirmed in writing by the Notice of Nonpayment by 12:00 noon, New York City time on such second Business Day.

            (b) At the time of the execution and delivery of this Agreement, the Trustee shall establish a separate special purpose trust account in the name of the Trustee for the benefit of Holders of the Class A-6 Certificates referred to herein as the "Policy Payments Account" over which the Trustee shall have exclusive control and sole right of withdrawal. The Trustee shall deposit any amounts paid under the Policy into the Policy Payments Account and distribute such amounts only for purposes of payment to Holders of the Class A-6 Certificates of the Class A-6 Distribution Deficiency for which a claim was made and such amounts may not be applied to satisfy any costs, expenses or liabilities of the Trustee or the Trust Estate. Amounts paid under the Policy shall be disbursed by the Trustee to Holders of the Class A-6 Certificates in the same manner as distributions in reduction of the principal balance of and interest on the Certificates of such Class are made under Section 4.01(f). It shall not be necessary for such payments of the Class A-6 Distribution Deficiency to be made by checks or wire transfers separate from the check or wire transfer used to pay distributions in reduction of the principal balance of and interest on the Class A-6 Certificates with funds available to make such distributions. However, the amount of any distribution to be paid from funds transferred from the Policy Payments Account shall be noted as provided in (c) below and in the statement to be furnished to Holders of the Class A-6 Certificates and FSA pursuant to Section 4.04. Funds held in the Policy Payments Account shall not be invested by the Trustee.

            (c) On any Distribution Date with respect to which a claim has been made under the Policy, the amount of any funds received by the Trustee as a result of the claim under the Policy to the extent necessary to make distributions on the Class A-6 Certificates equal to the Class A-6 Distribution Deficiency on such Distribution Date shall be withdrawn from the Policy Payments Account and applied by the Trustee to the payment in full of the Class A-6 Distribution Deficiency. Any funds deposited into the Policy Payments Account in respect of the Class A-6 Certificates that are remaining therein on the first Business Day following a Distribution Date after the Class A-6 Distribution Deficiency has been made to the Certificateholders of such Class shall be remitted in immediately available funds to FSA, pursuant to the instructions of FSA, by the end of such Business Day.

            (d) The Trustee shall keep a complete and accurate record of the Class A-6 Interest Loss Amount, the Class A-6 Principal Loss Amount and any Non-Supported Interest Shortfall allocated to the Class A-6 Certificates once the Reserve Fund has been depleted, paid from moneys received under the Policy. FSA shall have the right to inspect such records at reasonable times upon one Business Day's prior notice to the Trustee.

            (e) In the event that the Trustee has received a certified copy of an order of the appropriate court that any distributions in reduction of the principal balance of or interest on a Class A-6 Certificate has been avoided in whole or in part as a preference payment under applicable bankruptcy law, the Trustee shall so notify FSA and shall comply with the provisions of the applicable Policy to obtain payment by FSA of such avoided distribution, and shall, at the time it provides notice to FSA, notify, by mail to Holders of the Certificates of such Class that, in the event that any Holder's distribution is so recovered, such Holder will be entitled to payment pursuant to the terms of the applicable Policy, a copy of which shall be made available by the Trustee and the Trustee shall furnish to FSA its records evidencing the distributions in reduction of the principal balance of and interest (including any Non-Supported Interest Shortfall described in Section 4.08(c)) on the Class A-6 Certificates, if any, which have been made by the Trustee and subsequently recovered from Holders, and the dates on which such distributions were made. Such payment under the applicable Policy shall be disbursed to the receiver, conservator, debtor-in-possession or Trustee in bankruptcy named in the order and not to the Trustee or any Class A-6 Certificateholder directly (unless such Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or Trustee in bankruptcy named in the order, in which case such payment shall be disbursed to the Trustee for distribution to such Certificateholder upon proof of such payment reasonably satisfactory to FSA).

            (f) The Trustee shall promptly notify FSA of any proceeding or the institution of any action seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Class A-6 Certificates as to which it has actual knowledge. Each Holder of a Class A-6 Certificate, by its purchase of such Certificates and the Trustee hereby agree that FSA (so long as no FSA Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, FSA shall be subrogated to the rights of the Trustee and each Holder in the conduct of any Preference Claim, including, without limitation, all rights of any party to an adversary proceeding or action with respect to any court order issued in connection with any such Preference Claim.

            (g) The Trustee acknowledges, and each Holder of a Class A-6 Certificate by its acceptance of such Certificate agrees, that without any further action on the part of FSA, FSA shall be subrogated to all of the rights to amounts distributable to such Certificateholders in respect of Class A Unpaid Interest Shortfalls, Non-Supported Interest Shortfalls allocated to such Certificates and recoveries, if any, with respect to the Class A-6 Principal Loss Amounts with respect to amounts paid under the Policy. The Class A-6 Certificateholders by acceptance of such Certificates assign their rights as Holders of such Certificates to FSA to the extent of FSA's interest with respect to amounts paid.

            (h) The Master Servicer shall designate a FSA Contact Person who shall be available to FSA to provide reasonable access to information regarding the Mortgage Loans. The initial FSA Contact Person is appointed in Section 11.27.

            (i) The Trustee shall surrender the Policy to FSA for cancellation upon the expiration of the term of the Policy as provided in the Policy.

            SECTION 4.09 CALCULATION OF AMOUNTS; BINDING EFFECT OF INTERPRETATIONS AND ACTIONS OF MASTER SERVICER.
                          ----------------------------------------------

            The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates, the allocation of losses to the Certificates or otherwise, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

                                    ARTICLE V

                                THE CERTIFICATES

            SECTION 5.01  THE CERTIFICATES.
                          ----------------

            (a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class A-7, Class A-R and Class A-LR Certificates, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than the Class A-7, Class A-R and Class A-LR Certificates) that evidences one Single Certificate plus such additional principal portion as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance of such Class), and shall be substantially in the respective forms set forth as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-PO, A-R, A-LR, B-1, B-2, B-3, B-4,
B-5, B-6 and C (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trustee to or upon the order of the Seller upon receipt by the Trustee or the Custodian of the documents specified in Section 2.01. The aggregate principal portion (or notional amount) evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trustee, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Until such time as Definitive Certificates are issued pursuant to
Section 5.07, each Book-Entry Certificate shall bear the following legend:

            "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Seller or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

            (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller or to, and deposited with the Certificate Custodian, on behalf of The Depository Trust Company, if directed to do so pursuant instructions from The Depository Trust Company. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

               (i) the provisions of this Section 5.01(b) shall be in full force and effect;

               (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

               (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

               (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

               (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

            For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

            Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trustee at the Corporate Trust Office.

            SECTION 5.02  REGISTRATION OF CERTIFICATES.
                          ----------------------------

            (a) The Trustee shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

            At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trustee or the Authenticating Agent in accordance with their standard procedures.

            (b) No transfer of a Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trustee or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or
(ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer, and (ii) the Trustee shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Seller or the Master Servicer. The Holder of a Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trustee is under an obligation to register the Class B-4, Class B-5 or Class B-6 Certificates under said Act or any other securities law.

            (c) No transfer of a Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the Trustee and the Seller shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trustee, the Seller or the Master Servicer or (b) if such transferee is an insurance company,
(A) the source of funds used to purchase the Class B-4, Class B-5 or Class B-6 Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class B-4, Class B-5 or Class B-6 Certificate is covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class B-4, Class B-5 or Class B-6 Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trustee and the Seller to the effect that the purchase or holding of such Class B-4, Class B-5 or Class B-6 Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trustee, the Seller or the Master Servicer. The Class B-4, Class B-5 and Class B-6 Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

            (d) No legal or beneficial interest in all or any portion of the Class A-R or Class A-LR Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class A-R or Class A-LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R or Class A-LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R or Class A-LR Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trustee shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class A-R or Class A-LR Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trustee shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class A-R or Class A-LR Certificate, unless the transferor shall have provided to the Trustee an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class A-R or Class A-LR Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class A-R or Class A-LR Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

            The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class A-R or Class A-LR Certificate, shall be accompanied by a written statement in the form attached as
Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class A-R and Class A-LR Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

            Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class A-R or Class A-LR Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class A-R or Class A-LR Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of such Class A-R or Class A-LR Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class A-R or Class A-LR Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class A-R or Class A-LR Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class A-R or Class A-LR Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

            SECTION 5.03  MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.
                          -------------------------------------------------

            If (i) any mutilated Certificate is surrendered to the Trustee or the Authenticating Agent, or the Trustee or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

            SECTION 5.04  PERSONS DEEMED OWNERS.
                          ---------------------

            Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

            SECTION 5.05 ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES.
                          -----------------------------------------------

            (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trustee, within 15 days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

            (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trustee is not the Certificate Registrar, the Trustee shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

            (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

            SECTION 5.06  MAINTENANCE OF OFFICE OR AGENCY.
                          -------------------------------

            The Trustee will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

            SECTION 5.07  DEFINITIVE CERTIFICATES.
                          -----------------------

            If (i)(A) the Master Servicer advises the Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and
(B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or, (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry Certificates advise the Trustee through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners or (iv) upon the occurrence of the events specified in Section 4.07(g), the Trustee shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trustee by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trustee shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer nor the Trustee shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

            SECTION 5.08  NOTICES TO CLEARING AGENCY.
                          --------------------------

            Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trustee shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

            SECTION 6.01  LIABILITY OF THE SELLER AND THE MASTER SERVICER.
                          -----------------------------------------------

            The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

            SECTION 6.02 MERGER OR CONSOLIDATION OF THE SELLER OR THE MASTER SERVICER.
                          ---------------------------------------------------

            Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac.

            SECTION 6.03 LIMITATION ON LIABILITY OF THE SELLER, THE MASTER SERVICER AND OTHERS.
                          -------------------------------------------------

            Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, including, without limitation, any legal action against the Trustee in its capacity as Trustee hereunder, other than any loss, liability or expense (including, without limitation, expenses payable by the Master Servicer under Section 8.06) incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A Certificates and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

            SECTION 6.04  RESIGNATION OF THE MASTER SERVICER.
                          ----------------------------------

            The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee, a copy of which shall be delivered, but not addressed, to FSA. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

            SECTION 6.05  COMPENSATION TO THE MASTER SERVICER.
                          -----------------------------------

            The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement, any investment income on funds on deposit in the Certificate Account and any Liquidation Profits to which a Servicer is not entitled under its Servicing Agreement.

            SECTION 6.06  ASSIGNMENT OR DELEGATION OF DUTIES BY MASTER SERVICER.
                          -----------------------------------------------------

            The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac, is satisfactory to the Trustee, in the exercise of its reasonable judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency (without, in the case of the Class A-6 Certificates, giving effect to the guaranty provided by FSA); and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

            SECTION 6.07  INDEMNIFICATION OF TRUSTEE AND SELLER BY MASTER
                          SERVICER.
                          -----------------------------------------------

            The Master Servicer shall indemnify and hold harmless the Trustee and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

                                   ARTICLE VII

                                     DEFAULT

            SECTION 7.01  EVENTS OF DEFAULT.
                          -----------------

            In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

               (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

               (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

               (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days;

               (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property;

               (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

               (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

               (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both Fannie Mae and Freddie Mac, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

            SECTION 7.02  OTHER REMEDIES OF TRUSTEE.
                          -------------------------

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

            SECTION 7.03 DIRECTIONS BY CERTIFICATEHOLDERS AND DUTIES OF TRUSTEE DURING EVENT OF DEFAULT.
                          ------------------------------------------------------

            During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

            SECTION 7.04 ACTION UPON CERTAIN FAILURES OF THE MASTER SERVICER AND UPON EVENT OF DEFAULT.
                          ---------------------------------------------------

            In the event that the Trustee shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or (ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee may, but need not if the Trustee deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee, the Trustee shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

            SECTION 7.05  TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.
                          ----------------------------------------

            When the Master Servicer receives notice of termination pursuant to
Section 7.01 or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trustee is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trustee shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trustee and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trustee shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trustee is required to solicit bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trustee shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trustee to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trustee and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trustee or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by
(i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section 7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trustee) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) (without, in the case of the Class A-6 Certificates, giving effect to the guaranty provided by FSA) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

            SECTION 7.06  NOTIFICATION TO CERTIFICATEHOLDERS.
                          ----------------------------------

            Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Trustee, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            SECTION 8.01  DUTIES OF TRUSTEE.
                          -----------------

            The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

            No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

               (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee, and conforming to the requirements of this Agreement;

               (ii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

               (iii) The Trustee shall not be liable for any error of judgment made in good faith by any of its Responsible Officers, unless it shall be proved that the Trustee or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

            None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            SECTION 8.02  CERTAIN MATTERS AFFECTING THE TRUSTEE.
                          -------------------------------------

            Except as otherwise provided in Section 8.01:

               (i) The Trustee may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee may prescribe;

               (ii) The Trustee may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

               (iii) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (iv) Subject to Section 7.04, the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to Section 7.05 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer; and

               (v) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            SECTION 8.03  TRUSTEE NOT REQUIRED TO MAKE INVESTIGATION.
                          ------------------------------------------

            Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee shall be repaid by the Master Servicer upon demand.

            SECTION 8.04  TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS.
                          -----------------------------------------------------

            The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility as to the correctness of the same. The Trustee makes no representation for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, the Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

            SECTION 8.05  TRUSTEE MAY OWN CERTIFICATES.
                          ----------------------------

            The Trustee, and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

            SECTION 8.06  THE MASTER SERVICER TO PAY FEES AND EXPENSES.
                          --------------------------------------------

            The Master Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and the Master Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

            SECTION 8.07  ELIGIBILITY REQUIREMENTS.
                          ------------------------

            The Trustee hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08.

            SECTION 8.08  RESIGNATION AND REMOVAL.
                          -----------------------
            The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of the property or affairs of the Trustee for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

            The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

            Any resignation or removal of the Trustee and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

            SECTION 8.09  SUCCESSOR.
                          ---------

            Any successor trustee appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07.

            Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

            SECTION 8.10  MERGER OR CONSOLIDATION.
                          -----------------------

            Any Person into which the Trustee may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee hereunder; provided, however, that
(i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal, state or local tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee.

            SECTION 8.11  AUTHENTICATING AGENT.
                          --------------------

            The Trustee may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's countersignature, such reference shall be deemed to include authentication on behalf of the Trustee by the Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Seller and the Master Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

            The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

            SECTION 8.12  SEPARATE TRUSTEES AND CO-TRUSTEES.
                          ---------------------------------

            The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

               (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

               (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

               (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

            Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

            No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under Section 8.09 hereof.

            The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

            The Master Servicer shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in
Section 8.06 hereof.

            SECTION 8.13  APPOINTMENT OF CUSTODIANS.
                          -------------------------

            The Trustee may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to this Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in Section 10.01(a).

            SECTION 8.14  TAX MATTERS; COMPLIANCE WITH REMIC PROVISIONS.
                          ---------------------------------------------

            (a) Each of the Trustee and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as two separate REMICs, or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trustee, the Trustee shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns for each of the Upper-Tier REMIC and the Lower-Tier REMIC using a calendar year as the taxable year and the accrual method of accounting; (ii) in the first such federal tax returns, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the Trust Estate, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trustee and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Forms 8811 and apply for an Employee Identification Number with a Form SS-4 or any other permissible method and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the Upper-Tier REMIC and the Lower-Tier REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of each REMIC, and the fair market value and adjusted basis of the property of each REMIC determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in either the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Code Section 860D(a)(2) other than the interests in the Upper-Tier REMIC represented by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-PO and Class A-R Certificates and the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates and the interests in the Lower-Tier REMIC represented by the Class A-L1, Class A-L3, Class A-L6, Class A-LPO, Class A-LUR, Class B-L1, Class B-L2, Class B-L3, Class B-L4, Class B-L5 and Class B-L6 Interests and the Class A-LR Certificate;
(viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Upper-Tier REMIC or Lower-Tier REMIC or the Trust Estate to tax or (c) cause the Trust Estate to fail to qualify as two separate REMICs; (ix) exercise reasonable care not to allow either the Upper-Tier REMIC or the Lower-Tier REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the Upper-Tier REMIC or the Lower-Tier REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the Upper-Tier REMIC or Lower-Tier REMIC, as the case may be, when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and (xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the Upper-Tier REMIC and the Lower-Tier REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class A-R and Class A-LR Certificateholders for such purpose (or if the Master Servicer is not so permitted, the Holders of the Class A-R and Class A-LR Certificates shall be tax matters persons for the Upper-Tier REMIC and the Lower-Tier REMIC, respectively, in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee shall sign the tax returns referred to in clause (i) of the second preceding sentence.

            In order to enable the Master Servicer or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer or the Trustee, as the case may be, may from time to time request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer or the Trustee arising from any errors or miscalculations by the Master Servicer or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of either REMIC as described above. In the event that the Trustee prepares any of the federal, state and local tax returns of either REMIC as described above, the Trustee hereby indemnifies the Seller and the Master Servicer for any losses, liabilities, damages, claims or expenses of the Seller or the Master Servicer arising from the Trustee's willful misfeasance, bad faith or negligence in connection with such preparation.

            (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer or the Trustee, respectively, to perform its obligations under this
Section 8.14.

            SECTION 8.15  MONTHLY ADVANCES.
                          ----------------

            In the event that WFHM fails to make a Periodic Advance required to be made pursuant to the WFHM Servicing Agreement on or before the Distribution Date, the Trustee shall make a Periodic Advance as required by Section 3.03 hereof; provided, however, the Trustee shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by WFHM, the Trustee shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.


                                   ARTICLE IX

                                   TERMINATION

            SECTION 9.01 TERMINATION UPON PURCHASE BY THE SELLER OR LIQUIDATION OF ALL MORTGAGE LOANS.
                          ------------------------------------------------------

            Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section
9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.22. In the case of any purchase by the Seller pursuant to said clause
(i), the Seller shall provide to the Trustee the certification required by
Section 3.04 and the Trustee and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. If the Seller is exercising its right to purchase, the Seller shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

            Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to
(i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class A-R and Class A-LR Certificates, the amounts, if any, which remain on deposit in the Upper-Tier Certificate Account and the Certificate Account, respectively (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Such amount shall be distributed in respect of interest and principal in respect of the Uncertificated Lower-Tier Interests in the same amounts as distributed to their Corresponding Upper-Tier Class or Classes in the manner specified in Section 4.01(a)(ii). Notwithstanding the foregoing, if the price paid pursuant to clause (i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trustee of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(a) and 4.02(g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

            In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trustee shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders. The Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

            SECTION 9.02  ADDITIONAL TERMINATION REQUIREMENTS.
                          -----------------------------------

            In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal tax or cause the Trust Estate to fail to qualify as two separate REMICs at any time that any Certificates are outstanding:

               (i) The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax returns of the Upper-Tier REMIC and the Lower-Tier REMIC; and

               (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trustee shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.



                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

            SECTION 10.01  AMENDMENT.
                           ---------

            (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer and the Trustee and with respect to amendments affecting the rights or obligations of FSA, with the consent of FSA, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein or in the related Prospectus, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as two separate REMICs at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate, the Upper-Tier REMIC or the Lower-Tier REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Upper-Tier Certificate Account and Lower-Tier Certificate Account provided that such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (v) to modify, eliminate or add to the provisions of Section
5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Upper-Tier or Lower-Tier REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. Notwithstanding the foregoing, any amendment pursuant to clause (iv) or (vi) shall not be deemed to adversely affect in any material respect the interest of Certificateholders and no Opinion of Counsel to that effect shall be required if the person requesting the amendment instead obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates (without, in the case of the Class A-6 Certificates, giving effect to the guaranty provided by FSA).

            This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer and the Trustee with the consent of FSA (only with respect to amendments affecting the rights or obligations of FSA) and the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

            Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

            Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

            It shall not be necessary for the consent of Certificateholders under this Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder or the Trustee; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

            A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trustee.

            SECTION 10.02  RECORDATION OF AGREEMENT.
                           ------------------------

            This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            SECTION 10.03  LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.
                           ------------------------------------------

            The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            SECTION 10.04  GOVERNING LAW; JURISDICTION.
                           ---------------------------

            This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            SECTION 10.05  NOTICES.
                           -------

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Wells Fargo Asset Securities Corporation, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Wells Fargo Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer, (iii) in the case of the Trustee, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee, in each case Attention: Corporate Trust Department and (iv) in the case of FSA, to Financial Security Assurance Inc., 350 Park Avenue, New York, New York, 10022, Attention: Structured Finance Department; Confirmation: 212-339-3438; Telecopy: 212-888-5278 (in each case in which notice or other communication to FSA refers to an Event of Default or a claim under the policy or with respect to which failure on the part of FSA to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the General Counsel and shall be marked to indicate "URGENT MATERIAL ENCLOSED"). Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice; provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer or the Trustee shall not be effective until received.

            For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Servicer or a Certificateholder.

            SECTION 10.06  SEVERABILITY OF PROVISIONS.
                           --------------------------

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            SECTION 10.07  SPECIAL NOTICES TO RATING AGENCIES AND FSA.
                           ------------------------------------------

            (a) The Trustee shall give prompt notice to each Rating Agency and FSA of the occurrence of any of the following events of which it has notice:

            (i) any amendment to this Agreement pursuant to Section 10.01(a);

            (ii) any sale or transfer of the Class B Certificates pursuant to
      Section 5.02 to an affiliate of the Seller;

            (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

            (iv) any resignation of the Master Servicer pursuant to Section
      6.04;

            (v) the occurrence of any of the Events of Default described in
      Section 7.01;

            (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

            (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

            (viii) the making of a final payment pursuant to Section 9.01.

            (b) The Master Servicer shall give prompt notice to each Rating Agency and FSA of the occurrence of any of the following events:

            (i) the appointment of a Custodian pursuant to Section 2.02;

            (ii) the resignation or removal of the Trustee pursuant to Section 8.08;

            (iii) the appointment of a successor trustee pursuant to Section 8.09; or

            (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

            (c) The Master Servicer shall deliver to each Rating Agency and FSA:

            (i) reports prepared pursuant to Section 3.05; and

            (ii) statements prepared pursuant to Section 4.04.

            SECTION 10.08  COVENANT OF SELLER.
                           ------------------

            The Seller shall not amend Article Third of its Certificate of Incorporation without the prior written consent of each Rating Agency rating the Certificates.

            SECTION 10.09 RECHARACTERIZATION.
                          ------------------

            The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.



                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

            SECTION 11.01  CLASS A FIXED PASS-THROUGH RATE.
                           -------------------------------

            The Class A Fixed Pass-Through Rate is 6.500% per annum.

            SECTION 11.02  CUT-OFF DATE.
                           ------------

            The Cut-Off Date for the Certificates is August 1, 2001.

            SECTION 11.03  CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE.
                           ----------------------------------------

            The Cut-Off Date Aggregate Principal Balance is $400,290,111.82.

            SECTION 11.04  ORIGINAL CLASS A PERCENTAGE.
                           ---------------------------

            The Original Class A Percentage is 96.49961604%.

            SECTION 11.05 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS A CERTIFICATES.
                           -----------------------------------------------------

            As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:

                                            Original
                      Class            Principal Balance
                      -----            -----------------

                    Class A-1           $165,243,000.00
                    Class A-2            $25,000,000.00
                    Class A-3            $37,500,000.00
                    Class A-4            $75,000,000.00
                    Class A-5            $40,000,000.00
                    Class A-6            $43,500,000.00
                    Class A-PO               $36,602.17
                    Class A-R                    $50.00
                    Class A-LR                   $50.00

            SECTION 11.05(A)  ORIGINAL NOTIONAL AMOUNT.
                              ------------------------

            The Original Notional Amount is $267,692.31.

            SECTION 11.06  ORIGINAL CLASS A NON-PO PRINCIPAL BALANCE.
                           -----------------------------------------

            The Original Class A Non-PO Principal Balance is $386,243,100.00.

            SECTION 11.07  ORIGINAL SUBORDINATED PERCENTAGE.
                           --------------------------------

            The Original Subordinated Percentage is 3.50038396%.

            SECTION 11.08  ORIGINAL CLASS B-1 PERCENTAGE.
                           -----------------------------

            The Original Class B-1 Percentage is 1.80010914%.

            SECTION 11.09  ORIGINAL CLASS B-2 PERCENTAGE.
                           -----------------------------

            The Original Class B-2 Percentage is 0.70005632%.

            SECTION 11.10  ORIGINAL CLASS B-3 PERCENTAGE.
                           -----------------------------

            The Original Class B-3 Percentage is 0.35002816%.

            SECTION 11.11  ORIGINAL CLASS B-4 PERCENTAGE.
                           -----------------------------

            The Original Class B-4 Percentage is 0.30005983%.

            SECTION 11.12  ORIGINAL CLASS B-5 PERCENTAGE.
                           -----------------------------

            The Original Class B-5 Percentage is 0.14990499%.

            SECTION 11.13  ORIGINAL CLASS B-6 PERCENTAGE.
                           -----------------------------

            The Original Class B-6 Percentage is 0.20022551%.

            SECTION 11.14  ORIGINAL CLASS B PRINCIPAL BALANCE.
                           ----------------------------------

            The Original Class B Principal Balance is $14,010,409.65.

            SECTION 11.15 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS B CERTIFICATES.
                           -----------------------------------------------------

            As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                      Original
            Class                Principal Balance
            -----                -----------------

            Class B-1             $7,205,000.00
            Class B-2             $2,802,000.00
            Class B-3             $1,401,000.00
            Class B-4             $1,201,000.00
            Class B-5               $600,000.00
            Class B-6               $801,409.65

            SECTION 11.16  ORIGINAL CLASS B-1 FRACTIONAL INTEREST.
                           --------------------------------------

            The Original Class B-1 Fractional Interest is 1.70027482%.

            SECTION 11.17  ORIGINAL CLASS B-2 FRACTIONAL INTEREST.
                           --------------------------------------

            The Original Class B-2 Fractional Interest is 1.00021849%.

            SECTION 11.18  ORIGINAL CLASS B-3 FRACTIONAL INTEREST.
                           --------------------------------------

            The Original Class B-3 Fractional Interest is 0.65019033%.

            SECTION 11.19  ORIGINAL CLASS B-4 FRACTIONAL INTEREST.
                           --------------------------------------

            The Original Class B-4 Fractional Interest is 0.35013050%.

            SECTION 11.20  ORIGINAL CLASS B-5 FRACTIONAL INTEREST.
                           --------------------------------------

            The Original Class B-5 Fractional Interest is 0.20022551%.

            SECTION 11.21  CLOSING DATE.
                           ------------

            The Closing Date is August 30, 2001.

            SECTION 11.22  RIGHT TO PURCHASE.
                           -----------------

            The right of the Seller to purchase all of the Mortgage Loans pursuant to Section 9.01 hereof shall be conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans being less than $40,029,011.18 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

            SECTION 11.23  WIRE TRANSFER ELIGIBILITY.
                           -------------------------

            With respect to the Class A (other than the Class A-7, Class A-PO, Class A-R and Class A-LR Certificates) and the Class B Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. With respect to the Class A-7 Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is 100% Percentage Interest. The Class A-PO, Class A-R and Class A-LR Certificates are not eligible for wire transfer.

            SECTION 11.24  SINGLE CERTIFICATE.
                           ------------------

            A Single Certificate for each Class of Class A Certificates (other than the Class A-6, Class A-7, Class A-PO, Class A-R and Class A-LR Certificates) represents a $25,000 Denomination. A Single Certificate for the Class A-6 Certificates represents a $1,000 Denomination. A Single Certificate for the Class A-7 Certificates represents a $267,692 Denomination. A Single Certificate for the Class A-PO Certificates represents a $36,602 Denomination. A Single Certificate for the Class A-R and Class A-LR Certificates represents a $50 Denomination. A Single Certificate for the Class B-1, Class B-2 and Class B-3 Certificates represents a $100,000 Denomination. A Single Certificate for the Class B-4, Class B-5 and Class B-6 Certificates represents a $250,000 Denomination.

            SECTION 11.25  SERVICING FEE RATE.
                           ------------------

            The rate used to calculate the Servicing Fee for each Mortgage Loan is 0.250% per annum.

            SECTION 11.26  MASTER SERVICING FEE RATE.
                           -------------------------

            The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.017% per annum.

            SECTION 11.27  FSA CONTACT PERSON.
                           ------------------

            The initial FSA Contact Person is Patrick Greene, Vice President of the Seller.

            IN WITNESS WHEREOF, the Seller, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                    WELLS FARGO ASSET SECURITIES
                                    CORPORATION
                                       as Seller



                                       By:____________________________________
                                          Name:   Alan S. McKenney
                                          Title:  Vice President




                                    WELLS FARGO BANK MINNESOTA, NATIONAL
                                    ASSOCIATION
                                       as Master Servicer



                                       By:____________________________________
                                          Name:   Nancy E. Burgess
                                          Title:  Vice President




                                    FIRST UNION NATIONAL BANK
                                       as Trustee



                                       By:____________________________________
                                          Name:
                                          Title:


Attest:
By:___________________________
Name:_________________________
Title:________________________

STATE OF MARYLAND       )
                        )  ss.:
COUNTY OF FREDERICK     )



            On this 30th day of August, 2001, before me, a notary public in and for the State of Maryland, personally appeared Susan M. Hughes, known to me who, being by me duly sworn, did depose and say that she resides in Potomac, Maryland; that she is a Vice President of Wells Fargo Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.



_________________________
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND       )
                        )  ss.:
COUNTY OF FREDERICK     )


            On this 30th day of August, 2001, before me, a notary public in and for the State of Maryland, personally appeared Nancy E. Burgess, known to me who, being by me duly sworn, did depose and say that she resides in Frederick, Maryland; that she is a Vice President of Wells Fargo Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said association.



_________________________
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA       )
                              )  ss.:
COUNTY OF                     )


            On this 30th day of August, 2001, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.



__________________________
Notary Public

[NOTARIAL SEAL]

                                   EXHIBIT A-1
                     [FORM OF FACE OF CLASS A-1 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-19 CLASS A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  August 1, 2001

CUSIP No.: 94977J AA 8              First Distribution Date: September 25, 2001

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:      September 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-1
Certificates required to be distributed to Holders of the Class A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-1 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-2
                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-19 CLASS A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  August 1, 2001

CUSIP No.: 94977J AB 6              First Distribution Date: September 25, 2001

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:      September 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-2
Certificates required to be distributed to Holders of the Class A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-2 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-3
                     [FORM OF FACE OF CLASS A-3 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-19 CLASS A-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                   Cut-Off Date:  August 1, 2001

CUSIP No.: 94977J AC 4            First Distribution Date: September 25, 2001

Percentage Interest evidenced     Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:    September 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-3
Certificates required to be distributed to Holders of the Class A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-3 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-4
                     [FORM OF FACE OF CLASS A-4 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-19 CLASS A-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:  August 1, 2001

CUSIP No.: 94977J AD 2             First Distribution Date: September 25, 2001

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:     September 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-4
Certificates required to be distributed to Holders of the Class A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-4 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-5
                     [FORM OF FACE OF CLASS A-5 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-19 CLASS A-5

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:  August 1, 2001

CUSIP No.: 94977J AE 0               First Distribution Date: September 25, 2001

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:       September 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-5
Certificates required to be distributed to Holders of the Class A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-5 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-6
                     [FORM OF FACE OF CLASS A-6 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-19 CLASS A-6

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR (EXCEPT AS PROVIDED HEREIN) PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                   Cut-Off Date:  August 1, 2001

CUSIP No.:  94977J AF 7           First Distribution Date: September 25, 2001

Original Percentage Interest      Denomination:  $
evidenced by this Certificate: %

Final Scheduled Maturity Date:    September 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 30, 2000 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest to be distributed to Holders of Class A-6 Certificates on such Distribution Date as specified in the Agreement.
Distributions  of  principal  will be made to the  Holders  of the  Class  A-6
Certificates  as  described   below  and  in  the  Agreement.   Prior  to  the
Distribution Date, if any, on which FSA fails to make a required principal payment under the Policy, distributions in reduction of the Principal Balance of this Certificate (including amounts paid in respect of such losses under the Policy as defined below) will be made only in lots equal to $1,000 initial principal balance and in accordance with the priorities and procedures set forth in Section 4.07 of the Agreement (i) at the request of Deceased Holders (ii) at the request of Living Holders and (iii) by random lot. On and after such Distribution Date, distributions in reduction of principal balance will be made as provided in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-6 Certificates applicable to each Distribution Date will be 6.400% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-6 Certificates, as described in the Agreement.

            The Class A-6 Certificates will be entitled to the benefits of a Financial Guaranty Insurance Policy issued by FSA (the "Policy") to the extent described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-7
                     [FORM OF FACE OF CLASS A-7 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-19 CLASS A-7

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:  August 1, 2001

CUSIP No.: 94977J AG 5               First Distribution Date: September 25, 2001

Percentage Interest evidenced        Denomination:  $_______ (Initial
by this Certificate: %               Notional Amount)

Final Scheduled Maturity Date:       September 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-7 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-7
Certificates required to be distributed to Holders of the Class A-7 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-7 Certificates are not entitled to distributions in respect of principal. Interest will accrue on the Class A-7 Certificates each month in an amount equal to the product of
(i) 1/12th of 6.500% and (ii) the Notional Amount as of the related Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-7 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-PO
                    [FORM OF FACE OF CLASS A-PO CERTIFICATE]


                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-19, CLASS A-PO

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  August 1, 2001

CUSIP No.: 94977J AH 3           First Distribution Date: September 25, 2001

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:  September 25,
                                 2031

            THIS   CERTIFIES   THAT    ____________________________   is   the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-PO Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Distribution Amount for the Class A-PO Certificates required to be distributed to Holders of the Class A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-PO Certificates are not entitled to distributions in respect of interest.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:____________________________
   Authorized Officer

                                   EXHIBIT A-R
                     [Form of Face of Class A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE
DEFINED,  RESPECTIVELY,  IN  SECTIONS  860G(a)(2)  AND  860D  OF THE  INTERNAL
REVENUE  CODE  OF  1986,  AS  AMENDED  (THE  "CODE").  A  TRANSFEREE  OF  THIS
CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE UPPER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN
SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-19, CLASS A-R

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  August 1, 2001

CUSIP No.: 94977J AJ 9              First Distribution Date: September 25, 2001

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:      September 25, 2031

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-R Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-R Certificate required to be distributed to the Holder of the Class A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-R Certificate applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-R Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By ________________________
   Authorized Officer

                                  EXHIBIT A-LR
                    [Form of Face of Class A-LR Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE
DEFINED,  RESPECTIVELY,  IN  SECTIONS  860G(a)(2)  AND  860D  OF THE  INTERNAL
REVENUE  CODE  OF  1986,  AS  AMENDED  (THE  "CODE").  A  TRANSFEREE  OF  THIS
CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-LR CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE LOWER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE LOWER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN
SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-19, CLASS A-LR

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:  August 1, 2001

CUSIP No.: 94977J AK 6             First Distribution Date: September 25, 2001

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:     September 25, 2031

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-LR Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-LR
Certificate  required  to be  distributed  to the  Holder  of the  Class  A-LR
Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-LR Certificate applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-LR Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By ________________________
   Authorized Officer

                                   EXHIBIT B-1
                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND FSA AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-19, CLASS B-1

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:  August 1, 2001

CUSIP No.: 94977J AL 4               First Distribution Date: September 25, 2001

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:       September 25, 2031

            THIS   CERTIFIES   THAT    ____________________________   is   the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and FSA as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By ________________________
   Authorized Officer

                                   EXHIBIT B-2
                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, FSA AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-19, CLASS B-2

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  August 1, 2001

CUSIP No.: 94977J AM 2              First Distribution Date: September 25, 2001

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:      September 25, 2031

            THIS   CERTIFIES   THAT    ____________________________   is   the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, FSA and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of the Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By ________________________
   Authorized Officer

                                   EXHIBIT B-3
                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS   CERTIFICATE  IS  SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO  THE  CLASS A
CERTIFICATES, FSA, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-19, CLASS B-3

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:  August 1, 2001

CUSIP No.: 94977J AN 0             First Distribution Date: September 25, 2001

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:     September 25, 2031

            THIS   CERTIFIES  THAT   _______________________________   is  the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, FSA and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of the Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By ________________________
   Authorized Officer

                                   EXHIBIT B-4
                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, FSA, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER
(A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN
SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-19, CLASS B-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  August 1, 2001

CUSIP No.: 94977J AP 5              First Distribution Date: September 25, 2001

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:      September 25, 2031

            THIS   CERTIFIES   THAT    ____________________________   is   the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, FSA and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of the Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and
(ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the
Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan,
(a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By ________________________
   Authorized Officer

                                   EXHIBIT B-5
                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, FSA, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER
(A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN
SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-19, CLASS B-5

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:  August 1, 2001

CUSIP No.: 94977J AQ 3               First Distribution Date: September 25, 2001

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:       September 25, 2031

            THIS   CERTIFIES   THAT    ____________________________   is   the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, FSA and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of the Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and
(ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the
Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan,
(a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By ________________________
   Authorized Officer

                                   EXHIBIT B-6
                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, FSA, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES,
THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER
(A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN
SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-19, CLASS B-6

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  August 1, 2001

CUSIP No.: 94977J AR 1              First Distribution Date: September 25, 2001

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:      September 25, 2031

            THIS   CERTIFIES   THAT    ____________________________   is   the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, FSA and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of the Class B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and
(ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the
Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan,
(a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By ________________________
   Authorized Officer

                                    EXHIBIT C

                [Form of Reverse of Series 2001-19 Certificates]

                    WELLS FARGO ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-19

            This   Certificate   is  one  of  a  duly   authorized   issue  of
Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trustee, such advances are reimbursable to such Servicer, the Master Servicer or the Trustee to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

            As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trustee, as applicable, of advances made by such Servicer, the Master Servicer or the Trustee.

            The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Seller, the Master Servicer, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the  beneficial  interest  evidenced  by  the  within  Mortgage   Pass-Through
Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:


_______________________________________________________
_______________________________________________________
Social Security or other Identifying Number of Assignee:
_______________________________________________________
Dated:



                                       _________________________________________
                                        Signature by or on behalf of assignor



                                       _________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or
otherwise,        in        immediately        available        funds       to
_________________________________________________________________    for   the
account  of  _______________________________________________   account  number
_____________,  or, if mailed by check, to ___________________________________
____________________.  Applicable statements should be mailed to _____________
______________________________________________________________________________.


            This  information  is  provided  by  ______________________,   the
assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

            THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trustee (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), WELLS FARGO ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                           W I T N E S S E T H T H A T
                           - - - - - - - - - - - - - -

            WHEREAS, the Seller, the Master Servicer and the Trustee, have entered into a Pooling and Servicing Agreement dated as of August 30, 2001 relating to the issuance of Mortgage Pass-Through Certificates, Series 2001-19 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

            WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Seller, the Master Servicer and the Custodian hereby agree as follows:



                                 Definitions

            Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.



                          Custody of Mortgage Documents

            Section 1.1 Custodian To Act As Agent; Acceptance Of Custodial FILES. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trustee subsequent to the date hereof (the "Custodial Files") as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

            Section 1.2 Recordation Of Assignments. If any Custodial File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

            Section 1.3 Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of
Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trustee.

            Section 1.4 Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trustee.

            Section 1.5 Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to
Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

            From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

            Section 1.6 Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.




                            Concerning the Custodian

            Section 1.7 Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

            Section 1.8 Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

            Section 1.9 Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

            Section 1.10 Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.


            Section 1.11 Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

            The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

            Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trustee without the prior approval of the Seller and the Master Servicer.

            Section 1.12 Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 1.13 Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.




                            Miscellaneous Provisions

            Section 1.14 Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

            Section 1.15 Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

            SECTION 1.16 GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.


            Section 1.17 Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 1.18 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

            IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                   FIRST UNION NATIONAL BANK

401 South Tryon Street                     By:_____________________________
Charlotte, North Carolina, 28202           Name:___________________________
                                           Title:__________________________

Address:                                   WELLS FARGO ASSET SECURITIES
                                           CORPORATION
7485 New Horizon Way
Frederick, Maryland 21703                  By:_____________________________
                                           Name:___________________________
                                           Title:__________________________

Address:                                   WELLS FARGO BANK MINNESOTA, NATIONAL
                                           ASSOCIATION
7485 New Horizon Way
Frederick, Maryland 21703                  By:_____________________________
                                           Name:___________________________
                                           Title:__________________________

Address:                                   [CUSTODIAN]

                                           By:_____________________________
                                           Name:___________________________
                                           Title:__________________________

STATE OF                )
                        )  ss.:
COUNTY OF               )




            On this ____ day of _________, 20__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Wells Fargo Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                       _______________________________________
                                       Notary Public

[NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of _________, 20__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Wells Fargo Bank
Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                       _______________________________________
                                         Notary Public

[NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ___ day of ________, 20__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                       _______________________________________
                                          Notary Public

[NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of ________, 20 , before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the _______________________ of
______________________,  a _________________________,  one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                       _______________________________________
                                         Notary Public

[NOTARIAL SEAL]

                                   EXHIBIT F-1

WFMBS
WFMBS   2001-19 EXHIBIT F-1
30 YEAR FIXED RATE NON-RELOCATION  LOANS


(i)         (ii)                                            (iii)       (iv)         (v)         (vi)         (vii)     (viii)
--------    --------------------------------    ------    ---------   --------    --------    ---------     --------   --------
                                                                                  NET
MORTGAGE                                                              MORTGAGE    MORTGAGE    CURRENT       ORIGINAL   SCHEDULED
LOAN                                            ZIP        PROPERTY   INTEREST    INTEREST    MONTHLY       TERM TO    MATURITY
NUMBER      CITY                      STATE     CODE       TYPE       RATE        RATE        PAYMENT       MATURITY   DATE
--------    --------------------------------    ------    ---------   --------    --------    ---------     --------   --------
4212017     BRECKENRIDGE                CO       80424     SFD        7.750       6.500       $2,579.09      360       1-Jul-31
4212053     LOS ANGELES                 CA       90077     SFD        7.375       6.500       $4,489.39      360       1-Jul-31
4212067     SAN RAFAEL                  CA       94901     SFD        7.500       6.500       $3,391.19      360       1-Jul-31
4237361     MESA                        AZ       85213     SFD        7.250       6.500       $2,155.68      360       1-Jul-31
4237432     FRESH MEADOWS               NY       11365     SFD        7.750       6.500       $2,113.42      360       1-Aug-31
4237436     ASHBURN                     VA       20148     SFD        7.125       6.500       $2,694.87      360       1-Jul-31
4237531     STEVENSON RANCH             CA       91381     SFD        7.375       6.500       $2,952.29      360       1-Jul-31
4237538     SAN DIEGO                   CA       92127     SFD        7.375       6.500       $2,842.82      360       1-Jul-31
4237642     FREMONT                     CA       94536     SFD        7.500       6.500       $2,923.42      360       1-Aug-31
4237645     SAN MARINO                  CA       91108     SFD        7.000       6.500       $3,093.66      360       1-Jul-31
4237716     MOORESTOWN                  NJ       08057     SFD        7.000       6.500       $2,526.43      360       1-Jul-31
4237722     MARSHFIELD                  MA       02050     SFD        7.625       6.500       $2,351.29      360       1-Jul-31
4237725     CARLSBAD                    CA       92009     SFD        7.500       6.500       $2,048.70      360       1-Jul-31
4237787     ROCKAWAY                    NJ       07866     SFD        7.125       6.500       $2,366.10      360       1-Aug-31
4237978     MORGAN HILL                 CA       95037     SFD        7.625       6.500       $2,477.28      360       1-Aug-31
4238063     ANNANDALE                   VA       22003     SFD        8.500       6.500       $1,477.85      360       1-Jul-31
4238089     LANGHORNE                   PA       19047     SFD        7.500       6.500       $2,449.07      360       1-Jun-31
4238095     LYNDEBOROUGH                NH       03082     SFD        7.750       6.500       $1,182.09      360       1-Jul-31
4238233     JACKSONVILLE BEACH          FL       32250     SFD        7.500       6.500       $2,701.77      360       1-Aug-31
4238261     ENCINITAS                   CA       92024     SFD        7.875       6.500       $2,131.71      360       1-Aug-31
4238463     DANVILLE                    CA       94506     SFD        7.625       6.500       $4,600.66      360       1-Aug-31
4238469     MERCER ISLAND               WA       98040     SFD        7.375       6.500       $4,489.39      360       1-Aug-31
4238693     HIGHLANDS RANCH             CO       80126     SFD        7.500       6.500       $2,913.63      360       1-Jul-31
4238743     CARLSBAD                    CA       92009     SFD        7.250       6.500       $3,335.85      360       1-Jul-31
4238760     BOWIE                       MD       20721     SFD        7.500       6.500       $3,597.46      360       1-Jun-31
4238818     CHAPEL HILL                 NC       27514     SFD        7.375       6.500       $2,536.16      360       1-Aug-31
4238890     WEST ORANGE                 NJ       07052     LCO        7.375       6.500       $1,996.06      360       1-Aug-31
4238961     ANAHEIM                     CA       92807     SFD        7.625       6.500       $2,441.89      360       1-Jul-31
4238995     HUNTINGTON BEACH            CA       92648     SFD        7.875       6.500       $2,791.52      360       1-Jul-31
4239560     PINECREST                   FL       33156     SFD        7.500       6.500       $6,817.34      360       1-Aug-31
4239699     SUNNYVALE                   CA       94087     SFD        7.875       6.500       $3,538.34      360       1-Jul-31
4239781     DIAMOND BAR                 CA       91765     SFD        7.250       6.500       $1,950.34      360       1-Apr-31
4239857     SAN FRANCISCO               CA       94131     SFD        7.625       6.500       $2,300.33      360       1-Aug-31
4239872     PORTLAND                    OR       97231     SFD        7.625       6.500       $2,371.11      360       1-Jul-31
4240048     WASHINGTON                  DC       20009     SFD        7.375       6.500       $2,344.85      360       1-Jul-31
4240205     LEBANON                     NJ       08833     SFD        7.625       6.500       $3,383.26      360       1-Aug-31
4240380     PALM BEACH                  FL       33480     LCO        7.500       6.500       $2,422.78      360       1-Jul-31
4240554     MAPLEWOOD                   NJ       07040     SFD        7.625       6.500       $2,378.19      360       1-Mar-31
4240564     VILLA PARK                  CA       92861     SFD        7.375       6.500       $3,232.36      360       1-Jul-31
4240598     MANHASSET                   NY       11058     SFD        7.250       6.500       $2,421.73      360       1-Aug-31
4241448     DALLAS                      TX       75219     SFD        7.250       6.500       $2,303.03      360       1-Jun-31
4241654     CINCINNATI                  OH       45242     SFD        7.500       6.500       $3,069.55      360       1-Aug-31
4241852     STILLWATER                  MN       55082     SFD        7.500       6.500       $2,688.48      360       1-Aug-31
4241887     RANDOLPH                    NJ       07869     SFD        7.750       6.500       $3,582.06      360       1-Jun-31
4241889     CHANDLER                    AZ       85249     SFD        7.750       6.500       $2,070.43      360       1-Jun-31
4241902     MISSION VIEJO               CA       92692     SFD        7.375       6.500       $2,969.91      360       1-Jul-31
4241903     MILPITAS                    CA       95035     SFD        7.375       6.500       $2,359.35      360       1-May-31
4241910     MELROSE                     MA       02176     SFD        7.375       6.500       $3,032.06      360       1-Jun-31
4241924     ST. LOUIS                   MO       63128     PUD        7.500       6.500       $2,440.26      360       1-Jun-31
4241925     OCEAN CITY                  MD       21842     HCO        7.500       6.500       $3,691.15      360       1-Jun-31
4241975     PLACENTIA                   CA       92870     SFD        7.125       6.500       $3,249.35      360       1-Jun-31
4241991     PASO ROBLES                 CA       93446     SFD        7.750       6.500       $3,066.24      360       1-Jun-31
4242013     WAKE FOREST                 NC       27587     SFD        7.125       6.500       $3,537.02      360       1-Jun-31
4242035     CHICAGO                     IL       60657     PUD        7.625       6.500       $2,765.00      360       1-Jun-31
4242051     BETHESDA                    MD       20816     SFD        7.250       6.500       $4,174.92      360       1-Jun-31
4242063     SAG HARBOR                  NY       11963     SFD        7.375       6.500       $2,624.57      360       1-Jun-31
4242073     RUIDOSO                     NM       88345     SFD        7.375       6.500       $2,486.43      360       1-Jun-31
4242097     WESTERVILLE                 OH       43082     SFD        8.750       6.500       $4,741.84      360       1-Jun-31
4242113     CAMBRIDGE                   MA       02139     LCO        7.250       6.500       $2,455.83      360       1-Jun-31
4242156     BAY VILLAGE                 OH       44140     SFD        7.375       6.500       $2,849.03      360       1-Jun-31
4242162     ALEXANDRIA                  VA       22314     PUD        7.125       6.500       $2,220.58      360       1-May-31
4242172     GERMANTOWN                  MD       20874     SFD        7.375       6.500       $3,335.96      360       1-Jun-31
4242198     SOUTH PADRE ISLAND          TX       78597     LCO        7.375       6.500       $2,983.72      360       1-Jun-31
4242207     SUMMERFIELD                 NC       27358     SFD        7.000       6.500       $2,250.72      360       1-May-31
4242233     AURORA                      OH       44202     SFD        7.625       6.500       $2,937.34      360       1-Jun-31
4242256     PINETOP                     AZ       85935     SFD        8.000       6.500       $3,533.08      360       1-Apr-31
4242303     GLENDALE                    CA       91206     SFD        8.125       6.500       $2,672.99      360       1-Aug-31
4242366     CHICAGO                     IL       60646     SFD        7.250       6.500       $2,135.21      360       1-May-31
4242398     STRAFFORD                   PA       19087     SFD        7.500       6.500       $2,740.93      360       1-Jul-31
4242490     SAN JOSE                    CA       95124     SFD        7.500       6.500       $2,552.14      360       1-Aug-31
4242535     CHILMARK                    MA       02535     SFD        7.625       6.500       $5,308.46      360       1-Jul-31
4242564     NEW ALBANY                  OH       43054     SFD        7.375       6.500       $2,914.65      360       1-Jul-31
4242622     ORLANDO                     FL       32836     SFD        7.500       6.500       $4,881.57      360       1-Aug-31
4242661     MENLO PARK                  CA       94025     SFD        7.125       6.500       $2,694.88      360       1-Aug-31
4242678     SEVERNA PARK                MD       21146     SFD        7.250       6.500       $2,232.08      360       1-May-31
4242717     CHESTERFIELD                MO       63005     SFD        7.375       6.500       $2,967.14      360       1-May-31
4242739     DERWOOD                     MD       20855     SFD        7.125       6.500       $2,371.49      360       1-May-31
4242745     THE WOODLANDS               TX       77381     SFD        7.250       6.500       $2,728.71      360       1-Jul-31
4242779     BEN LOMOND                  CA       95005     SFD        7.375       6.500       $2,659.10      360       1-May-31
4242782     ALBUQUERQUE                 NM       87122     SFD        7.375       6.500       $2,002.96      360       1-Jun-31
4242794     SACRAMENTO                  CA       95864     SFD        7.250       6.500       $2,387.62      360       1-May-31
4242804     HOUSTON                     TX       77055     SFD        7.125       6.500       $3,950.69      360       1-Jun-31
4242812     NEEDHAM                     MA       02494     SFD        7.250       6.500       $2,189.79      360       1-Jun-31
4242824     CASTRO VALLEY               CA       94546     SFD        7.125       6.500       $2,703.30      360       1-May-31
4242825     SACRAMENTO                  CA       95819     SFD        7.250       6.500       $2,810.57      360       1-Jun-31
4242835     SCOTTSDALE                  AZ       85255     SFD        7.375       6.500       $2,279.23      360       1-May-31
4242847     ROCHESTER HILLS             MI       48306     SFD        7.500       6.500       $2,996.13      360       1-May-31
4242866     HILTON HEAD ISLAND          SC       29928     SFD        7.875       6.500       $2,820.52      360       1-Jun-31
4242867     STONE MOUNTAIN              GA       30087     SFD        7.500       6.500       $2,677.99      360       1-Apr-31
4242873     YORKTOWN HEIGHTS            NY       10598     SFD        7.250       6.500       $2,229.35      360       1-Jun-31
4242881     ALBUQUERQUE                 NM       87120     SFD        7.625       6.500       $2,824.10      360       1-May-31
4243038     SARATOGA                    CA       95070     SFD        7.500       6.500       $2,575.91      360       1-Aug-31
4243082     SIMI VALLEY                 CA       93063     SFD        7.250       6.500       $2,745.08      360       1-Jul-31
4243132     NORTHBROOK                  IL       60062     SFD        7.250       6.500       $2,387.62      360       1-May-31
4243146     NAPERVILLE                  IL       60564     SFD        7.250       6.500       $2,592.27      360       1-May-31
4243155     REISTERSTOWN                MD       21136     SFD        7.250       6.500       $2,271.65      360       1-Jun-31
4243177     DIAMOND BAR                 CA       91765     SFD        7.375       6.500       $2,442.23      360       1-Jun-31
4243180     NEW CITY                    NY       10956     SFD        7.625       6.500       $2,372.52      360       1-Jun-31
4243196     ARROYO GRANDE               CA       93420     SFD        7.375       6.500       $2,141.09      360       1-Apr-31
4243211     LAKEWOOD                    CO       80228     SFD        7.375       6.500       $2,887.02      360       1-Jun-31
4243225     MYSTIC                      CT       06355     SFD        7.125       6.500       $2,117.50      360       1-May-31
4243228     WAYLAND                     MA       01778     SFD        7.500       6.500       $2,617.86      360       1-Jun-31
4243238     WELLESLEY                   MA       02482     SFD        7.375       6.500       $2,762.70      360       1-May-31
4243244     FALLS CHURCH                VA       22046     PUD        7.375       6.500       $3,011.34      360       1-Jun-31
4243248     WATERTOWN                   MA       02172     SFD        7.375       6.500       $2,106.56      360       1-May-31
4243255     CONCORD                     MA       01742     SFD        7.375       6.500       $2,762.70      360       1-May-31
4243258     LYONS                       CO       80540     SFD        7.375       6.500       $2,403.55      360       1-Jun-31
4243264     BIRMINGHAM                  AL       35242     SFD        7.125       6.500       $2,634.24      360       1-May-31
4243274     DRAPER                      UT       84020     SFD        7.250       6.500       $2,728.71      360       1-Apr-31
4243294     SALT LAKE CITY              UT       84121     SFD        7.625       6.500       $2,824.10      360       1-May-31
4243302     DECATUR                     GA       30030     SFD        7.250       6.500       $3,410.88      360       1-May-31
4243321     SAN DIEGO                   CA       92106     SFD        7.625       6.500       $3,176.58      360       1-Jun-31
4243326     CASTLE ROCK                 CO       80104     SFD        7.625       6.500       $3,335.13      360       1-Jun-31
4243343     CAVE CREEK                  AZ       85331     SFD        7.250       6.500       $1,933.97      360       1-Jun-31
4243345     POWAY                       CA       92064     SFD        7.250       6.500       $2,094.28      360       1-Jun-31
4243357     SANTA CRUZ                  CA       95062     SFD        8.000       6.500       $2,512.41      360       1-Jun-31
4243367     DOYLESTOWN                  PA       18901     SFD        7.250       6.500       $2,919.71      360       1-May-31
4243383     DUNWOODY                    GA       30338     SFD        7.125       6.500       $2,161.29      360       1-May-31
4243388     GREAT FALLS                 VA       22066     SFD        7.250       6.500       $2,919.71      360       1-Jun-31
4243396     DELAWARE                    OH       43015     SFD        7.500       6.500       $2,798.96      360       1-May-31
4243397     POTOMAC                     MD       20854     SFD        7.125       6.500       $3,190.06      360       1-May-31
4243400     COSTA MESA                  CA       92627     SFD        7.375       6.500       $2,099.65      360       1-Jun-31
4243402     GLEN ELLYN                  IL       60137     SFD        7.250       6.500       $2,386.25      360       1-May-31
4243406     BOSTON                      MA       02116     HCO        7.375       6.500       $2,161.81      360       1-May-31
4243423     MOUNTAIN BROOK              AL       35223     SFD        7.250       6.500       $2,728.71      360       1-May-31
4243427     EDINA                       MN       55424     SFD        7.000       6.500       $3,259.98      360       1-May-31
4243451     BRIDGEWATER                 NJ       08836     SFD        7.500       6.500       $3,382.45      360       1-Jun-31
4243468     MINNEAPOLIS                 MN       55410     SFD        7.500       6.500       $3,705.84      360       1-Jul-31
4243475     ARLINGTON                   VA       22201     SFD        7.625       6.500       $3,538.97      360       1-Jun-31
4243490     HINSDALE                    IL       60521     SFD        7.250       6.500       $3,110.72      360       1-May-31
4243497     VIENNA                      VA       22181     SFD        7.375       6.500       $2,831.77      360       1-Jun-31
4243519     GLENN DALE                  MD       20769     SFD        7.500       6.500       $2,461.24      360       1-Jun-31
4243528     HOLMDEL                     NJ       07733     SFD        7.250       6.500       $2,974.29      360       1-Jun-31
4243547     MENDHAM                     NJ       07945     SFD        7.625       6.500       $2,378.19      360       1-Jun-31
4243566     MOUNTAIN LAKES              NJ       07046     SFD        7.000       6.500       $3,160.19      360       1-Jun-31
4243591     RIDGEWOOD                   NJ       07450     SFD        7.000       6.500       $4,324.47      360       1-Jun-31
4243607     DANVILLE                    CA       94526     SFD        7.250       6.500       $2,701.42      360       1-Jul-31
4243627     ROCHESTER HILLS             MI       48306     SFD        7.500       6.500       $1,989.27      360       1-May-31
4243637     WEST ORANGE                 NJ       07052     SFD        7.625       6.500       $2,593.36      360       1-Jun-31
4243646     SUPERIOR                    CO       80027     SFD        7.500       6.500       $2,723.09      360       1-Jul-31
4243676     WEST ORANGE                 NJ       07052     SFD        7.375       6.500       $2,231.57      360       1-Jun-31
4243849     CARMEL                      NY       10512     SFD        7.375       6.500       $3,063.83      360       1-Jul-31
4243881     SAN FRANCISCO               CA       94131     SFD        7.625       6.500       $2,088.00      360       1-Aug-31
4243926     SYOSSET                     NY       11791     LCO        7.750       6.500       $2,647.86      360       1-Jul-31
4243942     NORTHPORT                   NY       11768     SFD        7.500       6.500       $2,657.02      360       1-Aug-31
4244003     WYCKOFF                     NJ       07481     SFD        7.125       6.500       $2,236.75      360       1-Jun-31
4244017     WEST CHESTER                PA       19380     SFD        7.125       6.500       $2,498.15      360       1-Jun-31
4244061     SAN JOSE                    CA       95136     SFD        7.250       6.500       $2,488.58      360       1-May-31
4244093     BONITA                      CA       91902     SFD        7.500       6.500       $2,237.49      360       1-Jun-31
4244143     PRESCOTT                    AZ       86305     SFD        7.500       6.500       $3,237.37      360       1-May-31
4244144     SAN DIEGO                   CA       92129     SFD        7.250       6.500       $2,109.63      360       1-May-31
4244176     WEST BLOOMFIELD             MI       48324     SFD        7.375       6.500       $2,348.30      360       1-May-31
4244201     COLUMBUS                    OH       43230     SFD        7.250       6.500       $2,212.98      360       1-Jun-31
4244217     LAYTONSVILLE                MD       20882     SFD        7.250       6.500       $2,430.25      360       1-May-31
4244233     DARIEN                      CT       06820     SFD        6.750       6.483       $1,879.77      360       1-May-31
4244242     AURORA                      CO       80016     PUD        7.375       6.500       $2,464.12      360       1-Jun-31
4244245     BIRMINGHAM                  AL       35244     SFD        7.250       6.500       $2,390.35      360       1-May-31
4244256     ST LOUIS                    MO       63124     SFD        7.250       6.500       $3,213.05      360       1-Jun-31
4244262     ITASCA                      IL       60143     SFD        7.250       6.500       $2,043.12      360       1-May-31
4244271     BIRMINGHAM                  MI       48009     SFD        7.375       6.500       $3,177.11      360       1-May-31
4244275     NAPERVILLE                  IL       60564     SFD        7.375       6.500       $2,762.70      360       1-May-31
4244286     WOODSTOCK                   MD       21163     SFD        7.125       6.500       $2,445.60      360       1-May-31
4244287     OGDEN                       UT       84403     SFD        7.375       6.500       $3,094.22      360       1-Jun-31
4244288     ENGLEWOOD                   CO       80111     SFD        7.125       6.500       $2,064.61      360       1-May-31
4244297     ALPINE                      UT       84004     SFD        7.625       6.500       $2,725.01      360       1-Jun-31
4244304     KIOWA                       CO       80117     SFD        7.250       6.500       $3,056.15      360       1-May-31
4244308     GILBERT                     AZ       85234     SFD        7.000       6.500       $3,060.39      360       1-Jun-31
4244320     SANTE FE                    NM       87501     PUD        7.000       6.500       $2,182.20      360       1-May-31
4244324     CHANHASSEN                  MN       55317     SFD        7.625       6.500       $2,972.73      360       1-Jun-31
4244333     SAN DIEGO                   CA       92120     SFD        7.250       6.500       $2,087.46      360       1-Jun-31
4244353     CHICAGO                     IL       60610     PUD        7.375       6.500       $2,631.47      360       1-May-31
4244495     ALISO VIEJO                 CA       92656     SFD        7.250       6.500       $2,810.57      360       1-Jun-31
4244502     SALINAS                     CA       93908     SFD        7.625       6.500       $2,887.80      360       1-Jul-31
4244507     EUGENE                      OR       97405     SFD        8.250       6.500       $4,882.48      360       1-Jun-31
4244516     BOULDER                     CO       80304     MF2        7.125       6.500       $2,980.53      360       1-Jun-31
4244523     PHOENIXVILLE                PA       19460     SFD        7.125       6.500       $2,088.53      360       1-May-31
4244534     RICHMOND                    VA       23226     SFD        7.250       6.500       $2,558.16      360       1-May-31
4244550     NORWALK                     CT       06850     SFD        7.375       6.500       $3,232.36      360       1-Jun-31
4244566     FINKSBURG                   MD       21048     SFD        7.375       6.500       $2,482.98      360       1-May-31
4244571     GAITHERSBURG                MD       20878     SFD        7.250       6.500       $3,035.68      360       1-May-31
4244582     CAMBRIDGE                   MA       02140     SFD        7.375       6.500       $2,762.70      360       1-May-31
4244600     ARROYO GRANDE               CA       93420     SFD        7.250       6.500       $2,455.83      360       1-Jun-31
4244787     DALY CITY                   CA       94015     SFD        7.875       6.500       $2,827.78      360       1-Aug-31
4244835     UPPER MARLBORO              MD       20772     SFD        7.625       6.500       $2,831.17      360       1-Jun-31
4244868     SANTA MONICA                CA       90402     LCO        7.125       6.500       $2,745.41      360       1-Jul-31
4245020     ALEXANDRIA                  VA       22308     SFD        6.875       6.500       $1,994.44      360       1-May-31
4245063     ARLINGTON                   VA       22207     SFD        7.000       6.500       $2,293.63      360       1-Jun-31
4245088     MAPLEWOOD TOWNSHIP          NJ       07040     SFD        7.500       6.500       $2,171.41      360       1-Jun-31
4245104     STERLING                    VA       20164     SFD        7.625       6.500       $1,970.50      360       1-May-31
4245196     KILLINGWORTH                CT       06419     SFD        7.375       6.500       $2,020.23      360       1-Aug-31
4245249     SAINT JAMES                 NY       11780     SFD        7.000       6.500       $2,240.41      360       1-Jul-31
4245250     FALLS CHURCH                VA       22041     SFD        7.250       6.500       $2,292.12      360       1-Aug-31
4245305     FAIRFAX STATION             VA       22039     SFD        7.375       6.500       $2,451.90      360       1-Jun-31
4245333     BOROUGH OF FORT LEE         NJ       07024     LCO        7.750       6.500       $2,149.24      360       1-Jun-31
4245355     VILLAGE OF RIDGEWOOD        NJ       07450     SFD        7.250       6.500       $2,101.10      360       1-Jun-31
4245368     HIGHLAND VILLAGE            TX       75077     SFD        7.500       6.500       $3,447.13      360       1-Jul-31
4245389     CENTREVILLE                 VA       20120     SFD        7.375       6.500       $2,154.22      360       1-Jun-31
4245421     CARLISLE                    MA       01741     SFD        7.250       6.500       $3,410.89      360       1-Aug-31
4245425     RANDOLPH TOWNSHIP           NJ       07869     SFD        7.375       6.500       $2,576.22      360       1-Jun-31
4245464     BOROUGH OF WESTWOOD         NJ       07675     SFD        7.125       6.500       $2,048.10      360       1-Jun-31
4245475     RYDAL                       PA       19046     SFD        7.125       6.500       $2,560.13      360       1-Jul-31
4245584     SUMMIT                      NJ       07901     SFD        7.250       6.500       $2,387.62      360       1-Jul-31
4245721     ROLLING HILLS               CA       90274     SFD        7.250       6.500       $6,821.77      360       1-Aug-31
4245828     SANTA BARBARA               CA       93111     SFD        7.250       6.500       $4,434.15      360       1-Jul-31
4245967     SAN RAMON                   CA       94583     SFD        7.000       6.500       $2,993.87      360       1-Aug-31
4246015     GREENWICH                   CT       06831     SFD        7.500       6.500       $3,691.86      360       1-Aug-31
4246198     SPRAY BEACH                 NJ       08008     SFD        7.000       6.500       $6,653.03      360       1-Jul-31
4246267     WINFIELD                    IL       60190     SFD        7.125       6.500       $2,694.88      360       1-Aug-31
4246323     ENCINO                      CA       91436     SFD        8.000       6.500       $4,769.47      360       1-Aug-31
4246334     LOS ANGELES                 CA       90068     SFD        7.625       6.500       $3,391.75      360       1-Jul-31
4246489     SAN MATEO                   CA       94403     SFD        7.250       6.500       $2,699.38      360       1-Jul-31
4246602     KEY BISCAYNE                FL       33149     HCO        7.375       6.500       $4,834.73      360       1-Aug-31
4246660     MCLEAN                      VA       22102     SFD        7.000       6.500       $4,989.77      360       1-Jul-31
4246832     GREAT FALLS                 VA       22066     SFD        7.750       6.500       $2,526.07      360       1-Mar-31
4246937     BLUE BELL                   PA       19422     SFD        7.625       6.500       $1,344.81      360       1-Jul-31
4247071     MEMPHIS                     TN       38117     SFD        7.500       6.500       $2,796.86      360       1-Jun-31
4247092     LINCOLN                     NE       68512     SFD        7.375       6.500       $3,453.38      360       1-Jun-31
4247464     BEVERLY HILLS               CA       90212     SFD        7.125       6.500       $2,492.76      360       1-Aug-31
4247577     MONROE                      NY       10950     LCO        7.750       6.500       $1,074.62      360       1-Aug-31
4247609     WESTON                      CT       06883     SFD        7.500       6.500       $3,210.80      360       1-Aug-31
4247645     BLOOMFIELD TOWNSHIP         MI       48301     SFD        8.000       6.500       $7,154.21      360       1-Jun-31
4247661     HOPEWELL                    VA       23860     SFD        6.250       5.983       $2,315.10      360       1-Jun-31
4247716     OAKLAND                     CA       94605     SFD        7.250       6.500       $2,524.05      360       1-Jul-31
4247744     DOVER TOWNSHIP              NJ       08755     SFD        7.750       6.500       $2,385.65      360       1-Jun-31
4247754     POINT PLEASANTBEACH         NJ       08742     SFD        7.625       6.500       $3,011.66      360       1-Jun-31
4247768     CHARLESTOWN                 MA       02129     SFD        8.000       6.500       $2,230.64      360       1-Jul-31
4247794     WHITE PLAINS CITY           NY       10605     SFD        7.625       6.500       $4,297.72      360       1-Jun-31
4247844     EDGEWATER BOROUGH           NJ       07020     PUD        7.875       6.500       $4,350.42      360       1-Jun-31
4247846     SOLANA BEACH                CA       92075     SFD        6.875       6.500       $2,430.64      360       1-Aug-31
4247887     HUNTERSVILLE                NC       28078     SFD        7.000       6.500       $2,095.71      360       1-May-31
4247898     TAMPA                       FL       33602     LCO        7.750       6.500       $1,174.92      360       1-Aug-31
4247929     BEEKMAN TOWN                NY       12540     SFD        7.000       6.500       $2,049.13      360       1-Jun-31
4247966     SILVER SPRING               MD       20910     SFD        7.500       6.500       $2,791.26      360       1-Jun-31
4247994     BRANCHBURG TOWNSHIP         NJ       08876     SFD        7.125       6.500       $2,263.69      360       1-Jun-31
4248026     TOWNSHIP OF RANDOLPH        NJ       07869     SFD        7.125       6.500       $2,328.37      360       1-Jun-31
4248064     RUMSON BOROUGH              NJ       07760     SFD        7.500       6.500       $2,272.45      360       1-Jun-31
4248242     NAPA                        CA       94558     SFD        7.500       6.500       $2,584.30      360       1-Jul-31
4248244     MILPITAS                    CA       95035     SFD        7.625       6.500       $2,388.81      360       1-Jun-31
4248271     SAN FRANCISCO               CA       94117     LCO        7.375       6.500       $2,569.32      360       1-Jun-31
4248437     CAMPBELL                    CA       95008     SFD        7.625       6.500       $2,371.11      360       1-Aug-31
4248645     PASADENA                    CA       91105     SFD        7.500       6.500       $2,517.18      360       1-Jul-31
4249283     MONTAUK                     NY       11954     SFD        8.000       6.500       $2,674.58      360       1-Aug-31
4249324     VACAVILLE                   CA       95688     SFD        7.750       6.500       $2,704.46      360       1-Jul-31
4249390     MAMMOTH LAKES               CA       93546     SFD        7.750       6.500       $4,835.79      360       1-Aug-31
4249620     POTOMAC                     MD       20854     SFD        7.625       6.500       $4,360.01      360       1-Jul-31
4249723     JOPLIN                      MO       64804     SFD        7.375       6.500       $3,108.04      360       1-Aug-31
4250374     FREMONT                     CA       94538     SFD        7.500       6.500       $2,293.43      360       1-Aug-31
4250404     SIMI VALLEY                 CA       93065     SFD        7.750       6.500       $2,102.67      360       1-Aug-31
4250426     MILL VALLEY                 CA       94941     SFD        7.250       6.500       $2,844.68      360       1-Aug-31
4250828     RIVERWOODS                  IL       60015     SFD        7.750       6.500       $1,991.63      360       1-Jul-31
4250881     LISLE                       IL       60532     SFD        7.500       6.500       $2,167.57      360       1-Jun-31
4251520     COPPELL                     TX       75019     SFD        7.250       6.500       $2,483.13      360       1-Jul-31
4251691     GREAT FALLS                 VA       22066     SFD        7.375       6.500       $2,590.03      360       1-May-31
4251700     SAINT LOUIS                 MO       63117     SFD        7.500       6.500       $2,141.38      360       1-Jun-31
4251713     PLATTSMOUTH                 NE       68048     SFD        7.500       6.500       $4,544.89      360       1-Jun-31
4251726     GLEN ROCK                   NJ       07452     SFD        7.500       6.500       $2,328.39      360       1-Jun-31
4251939     BELMAR                      NJ       07719     SFD        7.500       6.500       $2,494.80      360       1-Jun-31
4251951     ATLANTA                     GA       30327     SFD        7.250       6.500       $2,182.97      360       1-Jun-31
4251953     SILVER SPRING               MD       20910     SFD        7.625       6.500       $2,378.19      360       1-Jun-31
4252001     SCHAUMBURG                  IL       60173     SFD        7.500       6.500       $3,056.62      360       1-Jun-31
4252084     VIENNA                      VA       22181     SFD        7.500       6.500       $2,254.97      360       1-Jun-31
4252164     DOUGLASVILLE                GA       30135     SFD        7.500       6.500       $2,272.45      360       1-Jun-31
4252387     MORRIS TOWNSHIP             NJ       07960     SFD        7.500       6.500       $2,587.10      360       1-Jun-31
4252716     WYCKOFF                     NJ       07481     SFD        7.750       6.500       $2,693.72      360       1-Jun-31
4252735     RESTON                      VA       20191     PUD        7.500       6.500       $2,164.77      360       1-Jun-31
4252796     HAVERFORD                   PA       19041     SFD        7.375       6.500       $3,660.58      360       1-Jun-31
4253069     NEW BOSTON                  NH       03070     SFD        7.750       6.500       $2,075.25      352       1-Jun-30
4253136     FAIRFAX STATION             VA       22039     SFD        7.375       6.500       $2,210.16      360       1-Jun-31
4253207     POCONO PINES                PA       18350     SFD        8.000       6.500       $2,201.29      360       1-Jul-31
4253208     LONG BEACH                  CA       90803     SFD        7.500       6.500       $2,460.54      360       1-Aug-31
4253546     FAIRHOPE                    AL       36532     SFD        7.500       6.500       $3,076.54      360       1-Jun-31
4253619     STAMFORD                    CT       06903     SFD        7.500       6.500       $2,657.02      360       1-Jun-31
4253774     HAWTHORN WOODS              IL       60047     SFD        7.500       6.500       $2,438.51      360       1-Jun-31
4253872     COLLEYVILLE                 TX       76034     SFD        7.375       6.500       $2,348.30      360       1-Jun-31
4253898     BORING                      OR       97009     SFD        7.125       6.500       $2,593.82      360       1-Jun-31
4253905     INDIALANTIC                 FL       32903     SFD        7.500       6.500       $2,265.46      360       1-Jun-31
4253927     ST LOUIS                    MO       63126     SFD        7.500       6.500       $2,535.36      360       1-Jun-31
4253945     ASHBURN                     VA       20148     SFD        7.375       6.500       $2,364.53      360       1-Jun-31
4253961     LOS ANGELES                 CA       90024     SFD        7.125       6.500       $3,368.60      360       1-Aug-31
4253989     CHESTERFIELD                MO       63005     SFD        7.500       6.500       $2,132.60      360       1-Jun-31
4254014     ARLINGTON                   VA       22207     SFD        7.250       6.500       $2,728.02      360       1-Jun-31
4254023     BERLIN                      MD       21811     LCO        7.875       6.500       $2,372.43      360       1-Jun-31
4254859     ALEXANDRIA                  VA       22309     SFD        7.500       6.500       $2,484.31      360       1-Jul-31
4254867     BEL AIR                     MD       21015     SFD        7.250       6.500       $2,185.69      360       1-Jul-31
4255751     ATLANTA                     GA       30327     SFD        7.375       6.500       $3,653.67      360       1-May-31
4256252     MARLBORO                    NJ       07746     SFD        8.500       6.500       $3,633.12      360       1-Jun-31
4256596     GAITHERSBURG                MD       20878     SFD        7.625       6.500       $3,168.79      360       1-Jul-31
4256827     CRESSKILL                   NJ       07620     SFD        7.500       6.500       $2,237.49      360       1-Apr-31
4256946     RIDGEFIELD                  NJ       07657     SFD        7.375       6.500       $2,817.95      360       1-May-31
4257178     ARLINGTON                   VA       22201     SFD        7.375       6.500       $2,652.19      360       1-May-31
4257213     HASTINGS-ON-HUDSON          NY       10706     SFD        7.375       6.500       $2,286.14      360       1-Aug-31
4257425     UNION CITY                  CA       94587     SFD        7.625       6.500       $2,314.49      360       1-Aug-31
4258278     BOWIE                       MD       20721     SFD        7.375       6.500       $2,106.56      360       1-Jun-31
4258313     EASTCHESTER                 NY       10709     SFD        7.250       6.500       $2,046.53      360       1-Jul-31
4258321     ELKRIDGE                    MD       21075     SFD        7.250       6.500       $2,264.83      360       1-Aug-31
4258332     JACKSONVILLE                FL       32256     SFD        7.250       6.500       $3,165.30      360       1-Jun-31
4258375     FORT LEE                    NJ       07024     LCO        7.500       6.500       $2,125.61      360       1-Jun-31
4258567     CHEVY CHASE                 MD       20815     SFD        7.250       6.500       $2,987.93      360       1-Jun-31
4258621     STAMFORD                    CT       06903     SFD        7.125       6.500       $2,795.93      360       1-Jul-31
4259672     SAN DIEGO                   CA       92128     SFD        7.375       6.500       $2,541.69      360       1-Jul-31
4259691     SANTA ROSA                  CA       95403     SFD        7.375       6.500       $2,417.37      360       1-Jul-31
4259713     VENTURA                     CA       93003     SFD        7.625       6.500       $3,420.77      360       1-Jul-31
4260069     SANTA ANA                   CA       92705     SFD        7.875       6.500       $2,240.47      360       1-Jul-31
4260078     CARLSBAD                    CA       92009     SFD        7.500       6.500       $3,146.47      360       1-Jul-31
4260080     CHICO                       CA       95928     SFD        7.500       6.500       $2,202.53      360       1-Jul-31
4260102     APTOS                       CA       95003     SFD        7.500       6.500       $2,601.08      360       1-Jul-31
4260106     IRVINE                      CA       92602     SFD        7.500       6.500       $2,237.49      360       1-Jul-31
4260116     LOS ANGELES                 CA       90004     SFD        7.375       6.500       $2,465.72      360       1-Jul-31
4260120     SAN JOSE                    CA       95131     SFD        7.375       6.500       $3,315.25      360       1-Jul-31
4260124     SAN JOSE                    CA       95148     SFD        7.375       6.500       $2,331.03      360       1-Jul-31
4260128     SEASIDE                     CA       93955     SFD        7.000       6.500       $2,262.03      360       1-Jul-31
4260986     NEWPORT BEACH               CA       92662     SFD        6.875       6.500       $4,270.04      360       1-Jul-31
4261001     SAN JOSE                    CA       95127     SFD        7.375       6.500       $2,434.63      360       1-Jul-31
4261019     REDONDO BEACH               CA       90278     SFD        7.250       6.500       $2,087.46      360       1-Jul-31
4261041     ALAMEDA                     CA       94501     SFD        7.500       6.500       $2,845.81      360       1-Jul-31
4261065     GLENDALE                    CA       91208     SFD        7.625       6.500       $3,397.41      360       1-Jul-31
4261084     PALOS VERDES PENINSU        CA       90274     SFD        7.375       6.500       $3,220.62      360       1-Jul-31
4261175     APTOS                       CA       95003     SFD        7.375       6.500       $2,403.55      360       1-Jul-31
4261207     SANTA MONICA                CA       90402     SFD        7.375       6.500       $2,465.72      360       1-Aug-31
4261520     PROSPECT                    KY       40059     SFD        7.375       6.500       $2,410.46      360       1-Jul-31
4261716     VONORE                      TN       37885     SFD        7.375       6.500       $2,520.96      360       1-Jun-31
4261773     RESTON                      VA       20194     SFD        7.250       6.500       $2,466.07      360       1-Jun-31
4261978     POWAY                       CA       92064     SFD        7.375       6.500       $2,385.42      360       1-Jul-31
4262259     ANAHEIM                     CA       92808     SFD        7.375       6.500       $3,259.99      360       1-Jul-31
4262311     SAN JOSE                    CA       95124     SFD        8.250       6.500       $4,327.30      360       1-Jul-31
4262355     LOS GATOS                   CA       95033     SFD        6.875       6.500       $3,159.83      360       1-Jul-31
4262411     CORONA                      CA       92881     SFD        7.125       6.500       $1,967.26      360       1-Jul-31
4262461     OAKLAND                     CA       94610     SFD        7.500       6.500       $2,237.49      360       1-Jul-31
4262475     OCEANSIDE                   CA       92056     SFD        7.625       6.500       $2,328.65      360       1-Jul-31
4263320     MC LEAN                     VA       22101     SFD        7.125       6.500       $3,691.98      360       1-Jun-31
4263379     FISHERS                     IN       46038     SFD        7.625       6.500       $2,420.66      360       1-Jun-31
4263419     LUTZ                        FL       33549     SFD        7.000       6.500       $2,049.13      360       1-Jun-31
4263569     SILVER SPRING               MD       20905     SFD        7.375       6.500       $3,646.76      360       1-Jun-31
4263594     PERRIS                      CA       92570     SFD        7.250       6.500       $2,155.68      360       1-Jul-31
4263623     HUNTINGDON VALLEY           PA       19006     SFD        7.000       6.500       $2,448.31      360       1-Jul-31
4264268     SAN DIEGO                   CA       92130     LCO        7.125       6.500       $4,365.70      360       1-May-31
4265012     MORRIS TOWNSHIP             NJ       07960     SFD        7.250       6.500       $2,564.44      360       1-Jul-31
4265016     UNIVERSITY PARK             TX       75205     SFD        7.500       6.500       $4,542.10      360       1-Jul-31
4265932     HOHOKUS                     NJ       07423     SFD        7.000       6.500       $3,991.81      360       1-Jul-31
4266810     SANTA CRUZ                  CA       95060     SFD        7.000       6.500       $2,661.21      360       1-Jul-31
4266866     SUNNYVALE                   CA       94087     SFD        7.000       6.500       $2,960.60      360       1-Jul-31
4267059     TARPON SPRINGS              FL       34689     SFD        7.125       6.500       $2,358.02      360       1-Jul-31
4267105     WESTFORD                    MA       01886     SFD        7.125       6.500       $1,920.10      360       1-Jul-31
4267135     ISSAQUAH                    WA       98027     SFD        7.000       6.500       $2,827.54      360       1-Jul-31
4267174     HASTINGS ON HUDSON          NY       10706     SFD        7.250       6.500       $3,103.90      360       1-Jul-31
4268020     SAN JOSE                    CA       95139     SFD        7.625       6.500       $2,452.51      360       1-Jul-31
4268791     NORTH PLAINS                OR       97133     SFD        7.000       6.500       $2,820.88      360       1-Jul-31
4270156     SANTA ROSA                  CA       95405     SFD        7.000       6.500       $2,395.09      360       1-Jul-31
5822329     HACKETTSTOWN                NJ       07840     SFD        7.500       6.500       $2,503.19      360       1-Jul-31
5827322     BROOKLYN                    NY       11209     SFD        7.250       6.500       $3,751.97      360       1-Aug-31
5827921     COLLEGE STATION             TX       77845     SFD        7.500       6.500       $2,875.18      360       1-Jul-31
5832873     SOUTHBURY                   CT       06488     SFD        8.125       6.500       $2,524.50      360       1-Jan-31
5841044     MOUNTAIN VIEW               CA       94040     SFD        7.000       6.500       $3,193.46      360       1-Aug-31
5841128     GAITHERSBURG                MD       20879     SFD        7.500       6.500       $2,585.00      360       1-Jul-31
5846054     BROOKLINE                   NH       03033     SFD        7.625       6.500       $1,981.83      360       1-Aug-31
5846942     WARRINGTON                  PA       18976     SFD        7.375       6.500       $2,316.52      360       1-Jun-31
5853923     WHITE PLAINS                NY       10605     SFD        7.250       6.500       $2,182.97      360       1-Jun-31
5859109     WEST HARRISON               NY       10604     SFD        7.375       6.500       $6,822.35      360       1-Jun-31
5867524     GAINESVILLE                 VA       20155     SFD        7.625       6.500       $2,297.14      360       1-Jul-31
5868710     GAITHERSBURG                MD       20882     SFD        7.625       6.500       $3,386.79      360       1-Jul-31
5874837     ALEXANDRIA                  VA       22304     SFD        8.000       6.500       $2,390.24      360       1-Jul-31
5878994     GERMANTOWN                  MD       20874     SFD        7.375       6.500       $2,173.21      360       1-Jul-31
5879012     SILVER SPRING               MD       20905     SFD        7.625       6.500       $3,116.06      360       1-Jul-31
5879769     POMONA                      NY       10970     SFD        7.500       6.500       $2,576.61      360       1-Mar-31
5882767     STAFFORD                    VA       22554     SFD        7.625       6.500       $3,043.52      360       1-Aug-31
5883192     EAST HAMPTON                NY       11937     SFD        7.000       6.500       $2,471.20      360       1-May-31
5883404     WOODBURY                    NY       11797     SFD        7.250       6.500       $3,751.97      360       1-Mar-31
5883458     EAST SETAUKET               NY       11733     SFD        7.500       6.500       $3,496.08      360       1-Jul-31
5886212     COPIAGUE                    NY       11726     SFD        7.500       6.500       $2,167.57      360       1-Mar-31
5895501     BERNARDS                    NJ       07920     SFD        7.500       6.500       $2,531.16      360       1-Aug-31
5904847     GAITHERSBURG                MD       20882     SFD        7.375       6.500       $4,489.39      360       1-Jul-31
5907356     GAITHERSBURG                MD       20879     SFD        7.500       6.500       $2,521.72      360       1-Jul-31
5912110     NEW YORK                    NY       10023     COP        7.250       6.500       $  798.15      360       1-May-31
5913053     PERKASIE                    PA       18944     SFD        7.500       6.500       $2,060.59      360       1-Jun-31
5922983     SADDLE RIVER                NJ       07458     SFD        7.250       6.500       $3,001.58      360       1-Jul-31
5927420     CHARLOTTE                   NC       28226     SFD        7.250       6.500       $2,019.25      360       1-May-31
5928400     LA GRANGE                   IL       60525     SFD        7.500       6.500       $2,933.21      360       1-Aug-31
5931022     WOODMERE                    NY       11598     SFD        7.750       6.500       $2,507.45      360       1-Jul-31
5931735     SAN DIEGO                   CA       92130     LCO        7.750       6.500       $3,582.07      360       1-Jun-31
5932021     NEW YORK                    NY       10024     COP        6.750       6.483       $1,783.65      360       1-Jul-31
5932685     RIVER FOREST                IL       60305     SFD        7.375       6.500       $2,417.37      360       1-May-31
5932891     WOODCLIFF LAKE              NJ       07677     SFD        7.750       6.500       $3,582.07      360       1-Aug-31
5934363     GAITHERSBURG                MD       20878     SFD        7.500       6.500       $2,433.97      360       1-Jul-31
5937997     HANOVER TOWNSHIP            NJ       07981     SFD        7.500       6.500       $2,377.33      360       1-Jul-31
5938942     LOS ALTOS HILLS             CA       94022     SFD        7.875       6.500       $7,069.43      360       1-Jul-31
5939304     FRANKLIN                    MA       02038     SFD        7.375       6.500       $2,693.64      360       1-Aug-31
5939531     GAITHERSBURG                MD       20879     SFD        7.625       6.500       $2,640.07      360       1-Jul-31
5941067     DELRAY BEACH                FL       33444     SFD        7.500       6.500       $2,719.95      360       1-Jun-31
5944161     SAN CLARA                   CA       95051     SFD        7.625       6.500       $3,254.09      360       1-May-31
5944169     LOS ANGELES NORTHRIDGE AR   CA       91325     SFD        7.750       6.500       $3,102.06      360       1-May-31
5945249     TRUCKEE                     CA       96161     SFD        7.500       6.500       $2,237.49      360       1-Jul-31
5945315     FURLONG                     PA       18925     SFD        7.250       6.500       $2,087.46      360       1-May-31
5946776     SANTA ROSA                  CA       95409     SFD        7.375       6.500       $2,513.60      240       1-Apr-21
5948255     NEW YORK                    NY       10016     COP        7.375       6.500       $2,244.70      360       1-Jul-31
5949497     EDEN PRAIRIE                MN       55347     SFD        7.250       6.500       $3,049.33      360       1-Apr-31
5949834     WESTWOOD                    MA       02090     SFD        8.000       6.500       $2,817.07      360       1-Dec-30
5952428     GREENVILLE                  NC       27834     SFD        7.250       6.500       $3,792.91      360       1-May-31
5952739     LONG LAKE                   MN       55356     SFD        7.750       6.500       $2,682.97      360       1-May-31
5953586     TIBURON                     CA       94920     SFD        7.750       6.500       $3,044.76      360       1-Aug-31
5953598     NEW BERN                    NC       28562     SFD        7.125       6.500       $4,143.37      360       1-Jul-31
5954246     MERRICK                     NY       11566     SFD        7.500       6.500       $2,447.26      360       1-Aug-31
5955458     UPPER MONTCLAIR             NJ       07043     SFD        7.250       6.500       $3,410.89      360       1-Jul-31
5958292     RESTON                      VA       20190     SFD        7.375       6.500       $2,072.03      360       1-May-31
5961071     WASHINGTON                  DC       20015     SFD        7.000       6.500       $5,349.04      360       1-Aug-31
5962560     NORTH WEST                  DC       20016     SFD        7.250       6.500       $6,821.77      360       1-Aug-31
5965250     EVANSTON                    IL       60201     SFD        7.250       6.500       $2,680.96      360       1-Jul-31
5967912     ROCKVILLE                   MD       20852     SFD        7.500       6.500       $2,097.65      360       1-Jul-31
5976861     SAN JOSE                    CA       95118     SFD        7.375       6.500       $2,417.37      360       1-Aug-31
5977139     GLENDORA                    CA       91741     SFD        7.375       6.500       $2,037.50      360       1-Jul-31
5979701     NEWTON                      MA       02459     SFD        7.000       6.500       $3,326.52      360       1-Jul-31
5980698     CLARKSVILLE                 MD       21029     SFD        7.250       6.500       $2,668.00      360       1-Jul-31
5983269     PHOENIX                     AZ       85045     SFD        7.500       6.500       $2,405.30      360       1-Aug-31
5984749     MORAGA                      CA       94556     SFD        7.125       6.500       $4,347.58      360       1-Aug-31
5987051     ST PAUL                     MN       55102     SFD        7.500       6.500       $6,474.73      360       1-Jun-31
5989466     VILLAGE OF BEVERLY HILLS    MI       48025     SFD        7.625       6.500       $2,229.56      360       1-Jul-31
5990575     WESTON                      CT       06883     SFD        7.375       6.500       $2,665.33      360       1-Jul-31
5991425     OAK HILL                    VA       20171     SFD        7.375       6.500       $2,402.73      360       1-Aug-31
5991809     WEST CALDWELL               NJ       07006     SFD        7.250       6.500       $2,046.53      360       1-Jul-31
5991953     CROTON ON HUDSON            NY       10520     SFD        7.375       6.500       $3,453.38      360       1-Aug-31
5992562     BELLEVUE                    WA       98004     SFD        7.375       6.500       $3,032.95      360       1-Aug-31
5994191     DIX HILLS                   NY       11746     SFD        7.875       6.500       $3,074.30      360       1-Aug-31
5994232     DISCOVERY BAY               CA       94514     SFD        6.750       6.483       $4,066.72      360       1-Jul-31
5994433     GREAT FALLS                 VA       22066     SFD        7.250       6.500       $2,046.53      360       1-Jul-31
5996174     ANNANDALE                   VA       22003     SFD        7.250       6.500       $2,220.49      360       1-Aug-31
5997964     OAKTON                      VA       22124     SFD        7.750       6.500       $7,160.54      360       1-Jun-31
5998010     NAPERVILLE                  IL       60564     SFD        7.750       6.500       $2,586.25      360       1-Jul-31
5998040     SCOTTSDALE                  AZ       85259     SFD        7.625       6.500       $4,054.16      360       1-Jul-31
5998112     MANASSAS                    VA       20112     SFD        7.250       6.500       $2,184.67      360       1-Jul-31
5998849     PITTSTOWN                   NJ       08867     SFD        7.500       6.500       $3,831.00      360       1-Aug-31
5999363     POWAY                       CA       92064     SFD        7.250       6.500       $3,097.09      360       1-Jul-31
5999376     WASHINGTON D.C.             DC       20008     SFD        7.250       6.500       $5,457.42      360       1-Aug-31
5999919     NEWTOWN                     CT       06470     SFD        7.375       6.500       $2,555.50      360       1-Aug-31
6005403     OWINGS MILLS                MD       21117     SFD        7.375       6.500       $2,161.82      360       1-Aug-31
6005410     WINDERMERE                  FL       34786     SFD        7.750       6.500       $4,350.06      360       1-Aug-31
6005898     AURORA                      CO       80016     SFD        7.875       6.500       $3,885.80      360       1-Jul-31
6006370     SUMMIT                      NJ       07901     SFD        7.375       6.500       $6,133.20      360       1-Aug-31
6007213     TOWN OF BRISTOL             WI       53104     SFD        7.375       6.500       $2,312.40      360       1-Jun-31
6007906     BIRMINGHAM                  MI       48009     SFD        7.750       6.500       $4,255.49      360       1-Jul-31
6009460     PARKVILLE                   MO       64152     SFD        7.375       6.500       $3,108.04      360       1-Jul-31
6012647     FOREST HILLS                NY       11375     SFD        7.875       6.500       $3,776.16      360       1-Jul-31
6013009     CHANTILLY                   VA       20151     SFD        7.250       6.500       $2,278.47      360       1-Aug-31
6013426     BEVERLY                     MA       01915     SFD        7.375       6.500       $2,313.77      360       1-Jul-31
6013474     VESTAVIA HILLS              AL       35216     PUD        7.250       6.500       $1,942.84      360       1-Aug-31
6014803     MANHASSET HILLS             NY       11040     SFD        8.000       6.500       $3,301.95      360       1-Aug-31
6015176     SAN JOSE                    CA       95125     SFD        7.375       6.500       $2,244.70      360       1-Jul-31
6015227     HUNTINGTON BAY              NY       11743     SFD        7.500       6.500       $4,544.90      360       1-Aug-31
6016097     UNION CITY                  CA       94587     SFD        7.250       6.500       $1,991.96      360       1-Jul-31
6017853     SUNNYVALE                   CA       94086     LCO        7.750       6.500       $2,614.91      360       1-Aug-31
6018151     SILVERTHORNE                CO       80498     SFD        7.500       6.500       $2,497.60      360       1-Aug-31
6018609     CAMBRIDGE                   MA       02138     LCO        7.500       6.500       $2,203.93      360       1-Aug-31
6019530     ESTES PARK                  CO       80517     SFD        7.250       6.500       $2,660.49      360       1-Jul-31
6019579     MILFORD                     MI       48380     SFD        7.625       6.500       $2,380.31      360       1-Jul-31
6019620     WEST SENECA                 NY       14224     SFD        7.250       6.500       $2,537.70      360       1-Aug-31
6019833     VERO BEACH                  FL       32963     SFD        7.375       6.500       $2,313.76      360       1-Jul-31
6020475     SAN DIEGO                   CA       92101     HCO        7.375       6.500       $1,795.76      360       1-Jun-31
6020645     ALPHARETTA                  GA       30005     SFD        7.375       6.500       $2,096.20      360       1-Aug-31
6021071     MAMARONECK                  NY       10543     SFD        7.625       6.500       $6,440.92      360       1-Jul-31
6021485     CHARLOTTE                   NC       28207     SFD        7.125       6.500       $4,177.06      360       1-Aug-31
6021952     WOODBURY                    MN       55125     SFD        7.625       6.500       $2,264.94      360       1-Jul-31
6023323     LOS ANGELES                 CA       90025     LCO        7.500       6.500       $2,209.52      360       1-Jul-31
6023447     AURORA                      CO       80016     SFD        7.625       6.500       $3,198.52      360       1-Aug-31
6024281     SUDBURY                     MA       01776     SFD        7.500       6.500       $2,657.02      360       1-Aug-31
6024346     OCEANSIDE                   CA       92056     SFD        8.250       6.500       $2,328.93      360       1-Jul-31
6025065     YORKTOWN                    VA       23692     SFD        7.125       6.500       $2,247.53      360       1-Apr-31
6025119     GREENWICH                   CT       06831     SFD        7.500       6.500       $2,713.52      360       1-Aug-31
6026112     GLOUCESTER                  MA       01930     SFD        7.250       6.500       $1,937.39      360       1-Aug-31
6026113     LAGUNA NIGUEL               CA       92677     SFD        8.000       6.500       $2,465.45      360       1-Jul-31
6027411     FREMONT                     CA       94539     SFD        7.750       6.500       $3,560.57      360       1-Jul-31
6028307     HUNTINGTON BEACH            CA       92647     SFD        7.625       6.500       $2,468.79      360       1-Jul-31
6028536     HOSCHTON                    GA       30548     SFD        7.500       6.500       $2,464.74      360       1-Aug-31
6029470     YORBA LINDA                 CA       92886     SFD        7.500       6.500       $2,936.71      360       1-Aug-31
6030184     NEW ROCHELLE                NY       10804     SFD        6.875       6.500       $4,270.04      360       1-Aug-31
6030739     REDWOOD CITY                CA       94061     SFD        7.500       6.500       $3,635.92      360       1-Apr-31
6031976     HANALEI                     HI       96714     SFD        7.125       6.500       $3,927.78      360       1-Jul-31
6032056     PARK CITY                   UT       84098     SFD        7.250       6.500       $6,821.76      360       1-Jul-31
6032223     NEW YORK                    NY       10019     HCO        7.625       6.500       $3,822.09      360       1-Aug-31
6032868     DOVE CANYON                 CA       92679     SFD        7.250       6.500       $2,558.17      360       1-Jul-31
6033805     ALBERTSON                   NY       11507     SFD        7.625       6.500       $3,340.79      360       1-Jun-31
6034006     FREMONT                     CA       94539     SFD        7.875       6.500       $4,712.96      360       1-Aug-31
6034150     ANTIOCH                     CA       94509     SFD        7.250       6.500       $2,865.15      360       1-Aug-31
6034199     FREDERICK                   MD       21701     SFD        7.375       6.500       $2,154.91      360       1-Jul-31
6034604     FREMONT                     CA       94539     SFD        7.625       6.500       $2,894.88      360       1-Aug-31
6034669     HAYMARKET                   VA       20169     SFD        8.000       6.500       $2,374.10      360       1-Jul-31
6034997     AGOURA HILLS                CA       91301     SFD        7.250       6.500       $4,741.13      360       1-Aug-31
6035014     RANCHO PALOS VERDES         CA       90274     SFD        7.250       6.500       $2,728.71      360       1-Aug-31
6035123     ESCONDIDO                   CA       92026     SFD        7.875       6.500       $2,356.48      360       1-Aug-31
6035725     IRVINGTON                   NY       10533     SFD        7.375       6.500       $3,585.99      360       1-Aug-31
6036522     IRVINE                      CA       92614     SFD        7.375       6.500       $2,372.47      360       1-Aug-31
6037583     CLIFTON                     VA       20124     SFD        7.000       6.500       $3,592.64      360       1-Aug-31
6037646     AUSTIN                      TX       78703     SFD        7.375       6.500       $3,177.11      360       1-Jul-31
6037697     SAN FRANCISCO               CA       94132     SFD        7.500       6.500       $2,083.66      360       1-Aug-31
6038395     SPRINGFIELD                 VA       22152     SFD        7.000       6.500       $3,121.60      360       1-Aug-31
6038427     SAN MATEO                   CA       94402     SFD        6.875       6.500       $2,601.44      360       1-Aug-31
6038645     HOUSTON                     TX       77027     SFD        7.250       6.500       $2,253.92      360       1-Jul-31
6038868     ALAMEDA                     CA       94501     SFD        7.500       6.500       $2,485.01      360       1-Jul-31
6039100     DANA POINT                  CA       92629     SFD        7.875       6.500       $2,806.02      360       1-Aug-31
6040089     NEWCASTLE                   CA       95658     SFD        7.000       6.500       $2,794.28      360       1-Jul-31
6040129     NEWPORT BEACH               CA       92660     SFD        7.625       6.500       $3,999.04      360       1-Aug-31
6040133     CORTE MADERA                CA       94925     SFD        7.875       6.500       $5,148.00      360       1-Aug-31
6040441     SOCIAL CIRCLE               GA       30025     SFD        7.375       6.500       $3,038.98      360       1-Aug-31
6040886     KEY COLONY BEACH            FL       33051     SFD        7.125       6.500       $3,159.74      360       1-Aug-31
6041004     FREDERICK                   MD       21702     SFD        7.000       6.500       $2,621.30      360       1-Aug-31
6041295     EXTON                       PA       19341     SFD        7.250       6.500       $2,585.45      360       1-Jul-31
6041449     LEESBURG                    VA       20175     SFD        7.625       6.500       $3,448.37      360       1-Jul-31
6041515     SANTA ANA                   CA       92705     SFD        7.125       6.500       $1,980.74      360       1-Aug-31
6041856     MCLEAN                      VA       22101     SFD        7.625       6.500       $2,654.23      360       1-Aug-31
6041904     KAILUA-KONA                 HI       96740     SFD        7.500       6.500       $1,538.27      360       1-Jul-31
8143021     WEST CHESTER                PA       19382     SFD        7.500       6.500       $5,069.31      360       1-Apr-31
8174915     OMAHA                       NE       68130     SFD        7.625       6.500       $4,246.76      360       1-Jun-31
8181634     WINTER SPRINGS              FL       32708     SFD        7.500       6.500       $2,460.78      360       1-Jun-31
8305631     CENTERVILLE                 MN       55038     SFD        7.250       6.500       $2,387.62      360       1-Mar-31
8332725     EL DORADO HILLS             CA       95762     SFD        7.375       6.500       $2,942.28      360       1-Jun-31
8352763     POTOMAC FALLS               VA       20165     SFD        7.000       6.500       $2,440.66      360       1-Jul-31
8382796     ROSEVILLE                   CA       95661     SFD        7.500       6.500       $3,038.09      360       1-Jun-31
8408541     FREMONT                     CA       94538     LCO        7.500       6.500       $2,432.71      360       1-Jun-31
8410175     VIENNA                      VA       22181     SFD        6.875       6.500       $3,653.94      360       1-Jul-31
8411895     LA JOLLA                    CA       92037     SFD        7.750       6.500       $5,014.89      360       1-Jun-31
8415854     ALBUQUERQUE                 NM       87114     SFD        7.250       6.500       $5,116.32      360       1-Jun-31
8481171     ANAHEIM HILLS               CA       92807     SFD        7.625       6.500       $2,703.77      360       1-May-31
8512250     BREA                        CA       92821     SFD        7.500       6.500       $2,545.14      360       1-Jul-31
8543234     KENT                        WA       98031     SFD        7.250       6.500       $2,018.70      360       1-Jun-31
8543737     HUNTINGTON BEACH            CA       92649     SFD        7.250       6.500       $3,115.50      360       1-Jun-31
8544712     WELLESLEY                   MA       02481     SFD        7.000       6.500       $6,653.03      360       1-Jun-31
8547414     GARDEN CITY                 NY       11530     SFD        7.250       6.500       $4,604.69      360       1-Apr-31
8556792     ALPHARETTA                  GA       30022     SFD        7.250       6.500       $3,247.16      360       1-Jun-31
8573892     SEATTLE                     WA       98144     SFD        7.000       6.500       $2,694.48      360       1-Jun-31
8581245     GOLDEN                      CO       80401     SFD        7.375       6.500       $2,573.46      360       1-Jun-31
8583040     STATEN ISLAND               NY       10307     MF2        7.750       6.500       $3,111.06      360       1-Jun-31
8592490     TOPSFIELD                   MA       01983     SFD        7.125       6.500       $2,258.30      360       1-Jun-31
8597299     LAKE VIEW TERRACE           CA       91342     SFD        7.375       6.500       $2,382.83      360       1-Jun-31
8602350     STATEN ISLAND               NY       10306     SFD        6.875       6.500       $2,430.64      360       1-Jul-31
8608321     SCOTTSDALE                  AZ       85268     SFD        7.250       6.500       $2,796.92      360       1-Jun-31
8617497     SAN CLEMENTE                CA       92672     SFD        7.500       6.500       $2,490.95      360       1-Jun-31
8617816     COROLLA                     NC       27927     SFD        7.375       6.500       $2,154.91      360       1-Jun-31
8622460     MALIBU                      CA       90265     SFD        7.375       6.500       $5,870.74      360       1-Jun-31
8625971     WOODINVILLE                 WA       98072     SFD        7.625       6.500       $2,247.95      360       1-Jun-31
8626406     BUENA PARK                  CA       90620     SFD        7.375       6.500       $2,431.18      360       1-May-31
8628013     DIX HILLS                   NY       11746     SFD        6.875       6.500       $2,579.76      360       1-Jul-31
8632508     CAMARILLO                   CA       93010     SFD        7.250       6.500       $2,521.32      360       1-Jun-31
8640897     IJAMSVILLE                  MD       21754     SFD        7.500       6.500       $3,076.54      360       1-Jun-31
8641515     RENO                        NV       89511     SFD        7.250       6.500       $2,585.54      360       1-Jun-31
8642830     HOUSTON                     TX       77025     SFD        7.625       6.500       $2,622.38      360       1-Jul-31
8643857     PETAULMA                    CA       94952     SFD        7.500       6.500       $2,447.25      360       1-Jun-31
8649882     LONGMONT                    CO       80504     SFD        7.250       6.500       $4,434.15      360       1-Jun-31
8658711     SAUSALITO                   CA       94965     LCO        7.000       6.500       $3,160.19      360       1-Jun-31
8663851     MORGAN HILL                 CA       95037     SFD        7.125       6.500       $4,042.31      360       1-Jun-31
8667888     SCOTTSDALE                  AZ       85255     SFD        7.500       6.500       $2,461.24      360       1-Jul-31
8667949     HUNTSVILLE                  UT       84317     SFD        7.500       6.500       $3,041.58      360       1-Jun-31
8668870     WASHINGTON                  DC       20009     SFD        7.375       6.500       $3,522.44      360       1-Jun-31
8669851     BROOKLYN                    NY       11230     MF2        7.500       6.500       $2,814.34      360       1-Jun-31
8671550     LONGMONT                    CO       80504     SFD        7.375       6.500       $2,306.85      360       1-Jun-31
8673223     MERCER ISLAND               WA       98040     SFD        7.250       6.500       $2,251.18      360       1-Jun-31
8673786     SAN FRANCISCO               CA       94133     LCO        7.500       6.500       $6,223.01      360       1-Jun-31
8677162     AGOURA HILLS                CA       91301     SFD        7.250       6.500       $5,491.52      360       1-Jun-31
8677996     PORTLAND                    OR       97236     SFD        7.500       6.500       $1,957.80      360       1-Jun-31
8679166     SAN JOSE                    CA       95124     SFD        7.375       6.500       $2,639.76      360       1-Jun-31
8680087     EDEN PRAIRIE                MN       55347     SFD        7.000       6.500       $2,993.86      360       1-Jun-31
8683939     MENTOR                      OH       44060     SFD        7.500       6.500       $2,156.38      360       1-Jun-31
8686060     GLEN RIDGE                  NJ       07029     SFD        7.750       6.500       $2,379.20      360       1-Jul-31
8689089     BELLEAIR BEACH              FL       33785     SFD        7.375       6.500       $4,420.32      360       1-Jun-31
8690025     LA HABRA                    CA       90631     SFD        7.000       6.500       $2,448.31      360       1-Jul-31
8690988     YORBA LINDA                 CA       92886     SFD        7.375       6.500       $2,652.19      360       1-Jun-31
8698190     LAFAYETTE                   CA       94549     SFD        7.250       6.500       $2,899.25      360       1-Jun-31
8698747     RIPON                       CA       95366     SFD        6.750       6.483       $2,334.30      360       1-Jun-31
8701189     LA HABRA                    CA       90631     SFD        7.500       6.500       $2,482.21      360       1-Jul-31
8702220     CAMARILLO                   CA       93010     SFD        7.500       6.500       $2,447.25      360       1-Jul-31
8702710     RIVER FOREST                IL       60305     SFD        7.125       6.500       $2,560.13      360       1-Jun-31
8705042     PARKER                      CO       80134     SFD        7.875       6.500       $2,142.22      360       1-Jun-31
8707639     ALBUQUERQUE                 NM       87111     SFD        7.250       6.500       $2,091.83      360       1-Jun-31
8708939     COHASSET                    MA       02025     SFD        7.250       6.500       $3,419.07      360       1-Jun-31
8715562     SIOUX FALLS                 SD       57108     SFD        7.375       6.500       $2,762.70      360       1-Jul-31
8717762     BURLINGAME                  CA       94010     SFD        7.375       6.500       $6,906.75      360       1-Jul-31
8718110     OAKLAND                     CA       94619     SFD        7.625       6.500       $2,371.11      360       1-Jul-31
8721463     WASHINGTON                  DC       20003     SFD        7.500       6.500       $2,405.30      360       1-Jun-31
8722745     TORRANCE                    CA       90503     SFD        7.250       6.500       $2,455.83      360       1-Jun-31
8723685     SAN DIEGO                   CA       92103     SFD        7.250       6.500       $4,775.23      360       1-Jun-31
8724553     SANTA BARBARA               CA       93101     MF2        7.375       6.500       $2,952.64      360       1-Jun-31
8727120     MIAMI                       FL       33157     SFD        7.375       6.500       $2,313.76      360       1-Jul-31
8728807     FAIRFAX                     VA       22033     SFD        7.250       6.500       $3,100.74      360       1-Jun-31
8729636     ST. PETERSBURG              FL       33707     SFD        7.250       6.500       $2,578.63      360       1-Jun-31
8729893     BAYFIELD                    CO       81122     SFD        7.000       6.500       $3,087.00      360       1-Jul-31
8730028     CHICAGO                     IL       60610     SFD        7.500       6.500       $2,482.21      360       1-Jul-31
8730146     E.BRUNSWICK                 NJ       08816     SFD        7.625       6.500       $2,441.89      360       1-Jul-31
8734157     CHICAGO                     IL       60646     SFD        7.500       6.500       $2,132.61      360       1-Jul-31
8734690     SANTA MONICA                CA       90402     LCO        7.125       6.500       $3,336.25      360       1-Jun-31
8735117     DANVILLE                    CA       94506     SFD        7.250       6.500       $2,728.71      360       1-Jul-31
8741866     BELGIUM                     WI       53004     SFD        7.500       6.500       $2,167.56      360       1-Jun-31
8742851     LAGUNA NIGEL                CA       92677     SFD        7.125       6.500       $4,522.00      360       1-Jun-31
8743228     CUMMING                     GA       30005     SFD        7.250       6.500       $2,291.57      360       1-Jun-31
8743398     TOLUCA LAKE                 CA       91602     SFD        7.500       6.500       $2,691.98      360       1-Jul-31
8745084     CHICAGO                     IL       60622     LCO        7.875       6.500       $4,350.42      360       1-Jul-31
8748157     CHICAGO                     IL       60657     SFD        7.625       6.500       $3,025.82      360       1-Jul-31
8755921     OCEAN CITY                  NJ       08226     LCO        7.500       6.500       $2,517.17      360       1-Jul-31
8758688     MAHWAH TOWNSHIP             NJ       07430     SFD        7.625       6.500       $3,467.48      360       1-Jun-31
8761338     CHICO                       CA       95973     SFD        7.750       6.500       $2,901.47      360       1-Jul-31
8772056     WAPPINGERS FALLS            NY       12590     SFD        7.875       6.500       $2,577.62      360       1-Jul-31
9220495     SAN FRANCISCO               CA       94112     SFD        7.500       6.500       $2,342.37      360       1-Jul-31
9221737     LAKE FOREST                 CA       92630     SFD        7.125       6.500       $1,987.47      360       1-Jul-31
9225287     FREMONT                     CA       94536     SFD        7.625       6.500       $2,236.63      360       1-May-31
9270908     SAN CARLOS                  CA       94070     SFD        7.875       6.500       $2,356.48      360       1-Jul-31
9274043     MORGAN HILL                 CA       95037     SFD        7.750       6.500       $5,373.10      360       1-Jul-31
9274251     MILLBRAE                    CA       94030     SFD        7.625       6.500       $2,746.24      360       1-Jul-31
9274264     LAFAYETTE                   CA       94549     SFD        7.500       6.500       $2,561.93      360       1-Jul-31
9275782     HIGHLAND PARK               IL       60035     SFD        8.000       6.500       $4,109.09      360       1-Jul-31
9276057     MONTEREY                    CA       93940     SFD        7.250       6.500       $2,547.93      360       1-Jul-31
9276141     PHOENIX                     AZ       85014     LCO        7.750       6.500       $3,039.38      360       1-Jul-31
9276522     SAN RAMON                   CA       94583     SFD        7.500       6.500       $2,629.05      360       1-Jul-31
9276948     DULUTH                      GA       30097     SFD        7.375       6.500       $2,067.89      360       1-Jul-31
9276986     SARATOGA                    CA       95070     SFD        7.750       6.500       $5,982.05      360       1-Jul-31
9277891     LIVERMORE                   CA       94550     SFD        7.625       6.500       $2,378.19      360       1-May-31
9278194     LOS GATOS                   CA       95032     SFD        7.250       6.500       $3,410.89      360       1-May-31
9279168     CARLSBAD                    CA       92008     SFD        8.125       6.500       $5,791.48      360       1-Jul-31
9279328     NIPOMO                      CA       93444     SFD        7.375       6.500       $2,631.48      360       1-May-31
9282227     DENVER                      CO       80210     SFD        7.500       6.500       $2,307.41      360       1-Jul-31
9282561     MARTINEZ                    CA       94553     SFD        7.500       6.500       $2,272.45      360       1-Jul-31
9282588     MILPITAS                    CA       95035     SFD        7.375       6.500       $2,762.70      360       1-Jul-31
9282784     SANTA CRUZ                  CA       95062     SFD        7.625       6.500       $3,206.31      360       1-Jul-31
9283077     OAKVIEW                     CA       93022     SFD        7.875       6.500       $2,900.28      360       1-Jul-31
9283173     ALAMEDA                     CA       94501     MF2        7.625       6.500       $2,916.11      360       1-Jul-31
9283626     MANHATTAN BEACH             CA       90266     SFD        7.500       6.500       $3,863.16      360       1-Jul-31
9283792     FORT MYERS                  FL       33912     SFD        7.500       6.500       $  752.01      360       1-May-31
9284394     MARIETTA                    GA       30064     SFD        7.250       6.500       $2,373.98      360       1-Jul-31
9285386     SAN JOSE                    CA       95148     SFD        7.250       6.500       $2,091.56      360       1-Jun-31
9286168     SAUSALITO                   CA       94965     SFD        7.125       6.500       $4,614.98      360       1-Jul-31
9286846     GREENSBORO                  NC       27406     SFD        7.000       6.500       $2,916.70      360       1-May-31
9287282     SAN JOSE                    CA       95118     SFD        7.250       6.500       $2,387.62      360       1-May-31
9294103     TIERRA VERDE                FL       33715     SFD        7.625       6.500       $2,480.11      360       1-Jul-31
9294459     EL DORADO HILLS             CA       95762     SFD        7.375       6.500       $2,967.25      360       1-Jul-31
9294797     WEIMAR                      CA       95736     SFD        7.375       6.500       $2,797.24      360       1-Jul-31
9296320     NAPA                        CA       94559     SFD        7.625       6.500       $2,459.73      360       1-Jul-31
9297256     SUNNYVALE                   CA       94086     SFD        7.375       6.500       $2,880.12      360       1-Jul-31
9297480     MOORPARK                    CA       93021     SFD        7.375       6.500       $2,590.04      360       1-Jul-31
9298641     SAN CLEMENTE                CA       92673     SFD        7.625       6.500       $3,001.05      360       1-Jul-31
9298663     IRVINE                      CA       92614     SFD        7.500       6.500       $3,412.17      360       1-Jul-31
9299153     EL DORADO HILLS             CA       95762     SFD        7.375       6.500       $2,831.77      360       1-Jul-31
9299155     DEL REY OAKS                CA       93940     SFD        7.250       6.500       $2,481.42      360       1-Jul-31
9299179     LOS ANGELES                 CA       90036     SFD        7.500       6.500       $3,845.68      360       1-Jul-31
9300751     TRUCKEE                     CA       96161     SFD        8.000       6.500       $7,146.87      360       1-Jun-31
9302844     HENDERSON                   NV       89052     SFD        7.500       6.500       $2,272.45      360       1-Jul-31
9302888     SAN JOSE                    CA       95129     SFD        8.125       6.500       $5,791.48      360       1-Jun-31
9302915     SAN JOSE                    CA       95125     SFD        7.625       6.500       $3,220.47      360       1-Jun-31
9303002     SAN JOSE                    CA       95139     SFD        7.375       6.500       $2,417.37      360       1-Jul-31
9303005     SAN JOSE                    CA       95127     SFD        7.875       6.500       $2,365.54      360       1-Jul-31
9303770     CLAYTON                     CA       94517     SFD        7.125       6.500       $2,694.88      360       1-Jun-31
9304430     SANTA CLARA                 CA       95054     SFD        8.000       6.500       $2,788.31      360       1-Jul-31
9304689     BRICK                       NJ       08724     SFD        7.250       6.500       $6,743.32      360       1-Jul-31
9305108     SAN JOSE                    CA       95124     SFD        7.875       6.500       $2,791.52      360       1-Jun-31
9305761     LIVERMORE                   CA       94550     SFD        7.750       6.500       $2,578.73      360       1-Jul-31
9305819     LAGUNA NIGUEL               CA       92677     SFD        7.625       6.500       $2,279.10      360       1-Aug-31
9306201     SAN RAMON                   CA       94583     SFD        7.500       6.500       $3,054.17      360       1-Jun-31
9306323     SAN DIEGO                   CA       92130     SFD        7.875       6.500       $3,320.82      360       1-Jul-31
9306751     TRABUCO CANYON              CA       92679     SFD        7.375       6.500       $2,384.56      360       1-Jul-31
9306815     GILROY                      CA       95020     SFD        7.375       6.500       $4,144.05      360       1-Jul-31
9307069     FREMONT                     CA       94536     SFD        7.625       6.500       $2,477.28      360       1-Jul-31
9307482     MANHATTAN BEACH             CA       90266     SFD        7.625       6.500       $4,572.35      360       1-Jul-31
9307510     PLACERVILLE                 CA       95667     SFD        7.750       6.500       $2,824.07      240       1-Jul-21
9307649     GREENWOOD VILLAGE           CO       80111     SFD        8.125       6.500       $7,424.90      360       1-Jul-31
9308475     DALY CITY                   CA       94015     SFD        7.875       6.500       $2,175.21      360       1-Jul-31
9309267     LOS ANGELES                 CA       90048     SFD        7.375       6.500       $2,707.45      360       1-Jul-31
9309389     SAN RAFAEL                  CA       94903     SFD        7.625       6.500       $2,194.16      360       1-Jul-31
9309423     OLYMPIA                     WA       98513     SFD        7.500       6.500       $2,490.96      360       1-Jul-31
9309919     SAN JOSE                    CA       95111     SFD        7.875       6.500       $2,229.59      360       1-Jul-31
9309935     SAN JOSE                    CA       95120     SFD        7.375       6.500       $3,108.04      360       1-Jul-31
9310139     SANTA ROSA                  CA       95409     SFD        8.000       6.500       $3,668.83      360       1-Jun-31
9310706     SAN JOSE                    CA       95121     SFD        7.750       6.500       $2,331.93      360       1-Jul-31
9311274     NEWARK                      CA       94560     SFD        7.750       6.500       $2,063.27      360       1-May-31
9311363     VACAVILLE                   CA       95688     SFD        7.750       6.500       $2,069.00      360       1-Jul-31
9311433     ARROYO GRANDE               CA       93420     SFD        8.375       6.500       $2,180.65      360       1-Jun-31
9312033     SAN JOSE                    CA       95133     SFD        7.625       6.500       $2,831.18      360       1-Jun-31
9312212     PALO ALTO                   CA       94306     SFD        7.375       6.500       $3,087.32      360       1-Jul-31
9312228     GILROY                      CA       95020     SFD        7.125       6.500       $2,492.76      360       1-Jun-31
9312312     DAVIS                       CA       95616     SFD        7.625       6.500       $2,923.19      360       1-Jun-31



(i)              (ix)          (x)        (xi)       (xii)    (xiii)    (xv)        (xvi)
--------      ------------    -----    ----------  ---------  -------  -------    --------
               CUT-OFF
MORTGAGE      DATE                                 MORTGAGE            MASTER     FIXED
LOAN          PRINCIPAL                            INSURANCE  SERVICE  SERVICE    RETAINED
NUMBER        BALANCE         LTV       SUBSIDY      CODE     FEE      FEE        YIELD
--------      ------------    -----    ----------  ---------  -------  -------    --------
4212017        $359,745.91    42.35                           0.250      0.017     0.983
4212053        $649,505.40    61.90                           0.250      0.017     0.608
4212067        $484,640.06    60.63                           0.250      0.017     0.733
4237361        $315,753.49    77.45                           0.250      0.017     0.483
4237432        $295,000.00    74.68                           0.250      0.017     0.983
4237436        $399,680.13    73.21                           0.250      0.017     0.358
4237531        $427,124.75    79.99                           0.250      0.017     0.608
4237538        $411,286.80    79.99                           0.250      0.017     0.608
4237642        $418,100.00    72.09                           0.250      0.017     0.733
4237645        $464,618.84    66.43                           0.250      0.017     0.233
4237716        $379,429.73    80.00                           0.250      0.017     0.233
4237722        $331,959.57    69.21                           0.250      0.017     0.858
4237725        $292,782.55    84.93                     33    0.250      0.017     0.733
4237787        $351,200.00    80.00                           0.250      0.017     0.358
4237978        $350,000.00    60.34                           0.250      0.017     0.858
4238063        $192,083.57    74.79                           0.250      0.017     1.733
4238089        $349,475.23    79.19                           0.250      0.017     0.733
4238095        $164,883.53    68.46                           0.250      0.017     0.983
4238233        $386,400.00    80.00                           0.250      0.017     0.733
4238261        $294,000.00    70.00                           0.250      0.017     1.108
4238463        $650,000.00    59.09                           0.250      0.017     0.858
4238469        $650,000.00    56.52                           0.250      0.017     0.608
4238693        $416,390.75    79.99                           0.250      0.017     0.733
4238743        $488,618.53    77.88                           0.250      0.017     0.483
4238760        $513,733.95    76.22                           0.250      0.017     0.733
4238818        $367,200.00    80.00                           0.250      0.017     0.608
4238890        $289,000.00    78.75                           0.250      0.017     0.608
4238961        $344,750.30    75.00                           0.250      0.017     0.858
4238995        $384,735.05    73.33                           0.250      0.017     1.108
4239560        $975,000.00    75.00                           0.250      0.017     0.733
4239699        $487,664.16    80.00                           0.250      0.017     1.108
4239781        $284,999.76    89.91                     24    0.250      0.017     0.483
4239857        $325,000.00    65.66                           0.250      0.017     0.858
4239872        $334,757.53    37.64                           0.250      0.017     0.858
4240048        $339,241.66    70.00                           0.250      0.017     0.608
4240205        $478,000.00    79.27                           0.250      0.017     0.858
4240380        $346,242.85    90.00                     06    0.250      0.017     0.733
4240554        $334,768.49    77.24                           0.250      0.017     0.858
4240564        $467,643.89    80.00                           0.250      0.017     0.608
4240598        $355,000.00    63.96                           0.250      0.017     0.483
4241448        $336,971.69    40.92                           0.250      0.017     0.483
4241654        $439,000.00    77.70                           0.250      0.017     0.733
4241852        $384,500.00    77.29                           0.250      0.017     0.733
4241887        $499,291.94    78.99                           0.250      0.017     0.983
4241889        $288,590.74    85.00                     06    0.250      0.017     0.983
4241902        $429,672.80    72.88                           0.250      0.017     0.608
4241903        $340,815.40    80.00                           0.250      0.017     0.608
4241910        $438,329.88    78.39                           0.250      0.017     0.608
4241924        $348,480.36    49.86                           0.250      0.017     0.733
4241925        $526,504.01    80.00                           0.250      0.017     0.733
4241975        $481,526.33    79.99                           0.250      0.017     0.358
4241991        $427,393.91    80.00                           0.250      0.017     0.983
4242013        $524,157.84    77.21                           0.250      0.017     0.358
4242035        $390,082.72    89.27                     01    0.250      0.017     0.858
4242051        $611,042.28    80.00                           0.250      0.017     0.483
4242063        $379,419.92    49.67                           0.250      0.017     0.608
4242073        $359,450.46    80.00                           0.250      0.017     0.608
4242097        $602,053.90    79.99                           0.250      0.017     1.983
4242113        $359,436.64    80.00                           0.250      0.017     0.483
4242156        $411,870.33    75.00                           0.250      0.017     0.608
4242162        $328,804.56    80.00                           0.250      0.017     0.358
4242172        $482,262.70    74.31                           0.250      0.017     0.608
4242198        $431,340.54    80.00                           0.250      0.017     0.608
4242207        $337,372.68    80.00                           0.250      0.017     0.233
4242233        $414,397.37    79.05                           0.250      0.017     0.858
4242256        $480,194.71    75.00                           0.250      0.017     1.233
4242303        $360,000.00    75.00                           0.250      0.017     1.358
4242366        $311,832.63    75.42                           0.250      0.017     0.483
4242398        $391,709.07    80.00                           0.250      0.017     0.733
4242490        $365,000.00    57.48                           0.250      0.017     0.733
4242535        $749,457.17    25.00                           0.250      0.017     0.858
4242564        $421,678.89    80.00                           0.250      0.017     0.608
4242622        $698,150.00    71.97                           0.250      0.017     0.733
4242661        $400,000.00    43.72                           0.250      0.017     0.358
4242678        $326,429.63    80.00                           0.250      0.017     0.483
4242717        $428,313.82    80.00                           0.250      0.017     0.608
4242739        $351,150.51    78.22                           0.250      0.017     0.358
4242745        $399,687.96    80.00                           0.250      0.017     0.483
4242779        $384,115.73    63.64                           0.250      0.017     0.608
4242782        $289,456.54    72.50                           0.250      0.017     0.608
4242794        $349,175.93    70.00                           0.250      0.017     0.483
4242804        $585,459.34    80.00                           0.250      0.017     0.358
4242812        $320,497.66    60.00                           0.250      0.017     0.483
4242824        $400,281.64    75.00                           0.250      0.017     0.358
4242825        $411,355.26    73.84                           0.250      0.017     0.483
4242835        $329,242.06    73.33                           0.250      0.017     0.608
4242847        $427,540.02    69.67                           0.250      0.017     0.733
4242866        $388,462.84    72.71                           0.250      0.017     1.108
4242867        $381,852.34    72.26                           0.250      0.017     0.733
4242873        $326,288.60    80.00                           0.250      0.017     0.483
4242881        $397,570.72    79.80                           0.250      0.017     0.858
4243038        $368,400.00    46.05                           0.250      0.017     0.733
4243082        $402,086.09    80.00                           0.250      0.017     0.483
4243132        $349,175.93    75.27                           0.250      0.017     0.483
4243146        $379,105.31    76.00                           0.250      0.017     0.483
4243155        $332,299.02    77.44                           0.250      0.017     0.483
4243177        $353,060.22    80.00                           0.250      0.017     0.608
4243180        $334,713.26    80.00                           0.250      0.017     0.858
4243196        $309,047.75    73.99                           0.250      0.017     0.608
4243211        $417,361.92    90.00                     01    0.250      0.017     0.608
4243225        $313,541.49    79.97                           0.250      0.017     0.358
4243228        $373,842.54    79.66                           0.250      0.017     0.733
4243238        $399,081.28    70.80                           0.250      0.017     0.608
4243244        $435,334.45    80.00                           0.250      0.017     0.608
4243248        $304,299.48    50.00                           0.250      0.017     0.608
4243255        $399,081.28    75.90                           0.250      0.017     0.608
4243258        $347,468.77    80.00                           0.250      0.017     0.608
4243264        $390,056.39    78.83                           0.250      0.017     0.358
4243274        $398,740.48    80.00                           0.250      0.017     0.483
4243294        $398,128.12    70.00                           0.250      0.017     0.858
4243302        $498,822.78    80.00                           0.250      0.017     0.483
4243321        $447,988.44    80.00                           0.250      0.017     0.858
4243326        $470,515.75    80.00                           0.250      0.017     0.858
4243343        $283,056.36    82.17                     01    0.250      0.017     0.483
4243345        $306,519.58    73.10                           0.250      0.017     0.483
4243357        $341,938.99    80.00                           0.250      0.017     1.233
4243367        $426,992.31    66.88                           0.250      0.017     0.483
4243383        $320,025.80    80.00                           0.250      0.017     0.358
4243388        $427,330.24    67.30                           0.250      0.017     0.483
4243396        $399,403.17    55.52                           0.250      0.017     0.733
4243397        $472,357.29    66.60                           0.250      0.017     0.358
4243400        $303,535.95    80.00                           0.250      0.017     0.608
4243402        $348,976.42    76.71                           0.250      0.017     0.483
4243406        $312,281.10    69.56                           0.250      0.017     0.608
4243423        $399,058.21    80.00                           0.250      0.017     0.483
4243427        $488,788.02    75.38                           0.250      0.017     0.233
4243451        $483,029.73    75.00                           0.250      0.017     0.733
4243468        $529,606.66    68.83                           0.250      0.017     0.733
4243475        $499,273.93    68.97                           0.250      0.017     0.858
4243490        $454,926.39    80.00                           0.250      0.017     0.483
4243497        $409,330.99    74.55                           0.250      0.017     0.608
4243519        $351,475.89    80.00                           0.250      0.017     0.733
4243528        $435,317.70    80.00                           0.250      0.017     0.483
4243547        $335,512.07    80.00                           0.250      0.017     0.858
4243566        $474,219.02    35.19                           0.250      0.017     0.233
4243591        $648,931.29    54.17                           0.250      0.017     0.233
4243607        $395,691.08    52.45                           0.250      0.017     0.483
4243627        $283,862.61    75.87                           0.250      0.017     0.733
4243637        $365,867.93    80.00                           0.250      0.017     0.858
4243646        $389,160.97    79.99                           0.250      0.017     0.733
4243676        $322,606.79    90.00                     01    0.250      0.017     0.608
4243849        $443,262.46    80.00                           0.250      0.017     0.608
4243881        $295,000.00    50.43                           0.250      0.017     0.858
4243926        $369,339.14    80.00                           0.250      0.017     0.983
4243942        $380,000.00    80.00                           0.250      0.017     0.733
4244003        $331,467.42    80.00                           0.250      0.017     0.358
4244017        $370,205.19    80.00                           0.250      0.017     0.358
4244061        $363,941.10    72.52                           0.250      0.017     0.483
4244093        $319,523.54    80.00                           0.250      0.017     0.733
4244143        $461,609.77    57.52                           0.250      0.017     0.733
4244144        $308,521.89    65.80                           0.250      0.017     0.483
4244176        $339,219.07    56.67                           0.250      0.017     0.608
4244201        $323,892.35    94.99                     06    0.250      0.017     0.483
4244217        $355,411.24    75.00                           0.250      0.017     0.483
4244233        $289,067.19    80.00                           0.250      0.017     0.000
4244242        $356,225.39    63.15                           0.250      0.017     0.608
4244245        $349,574.99    78.74                           0.250      0.017     0.483
4244256        $470,262.94    75.18                           0.250      0.017     0.483
4244262        $298,794.84    76.79                           0.250      0.017     0.483
4244271        $458,943.46    46.00                           0.250      0.017     0.608
4244275        $399,081.28    79.21                           0.250      0.017     0.608
4244286        $362,123.96    79.78                           0.250      0.017     0.358
4244287        $435,966.04    68.92                           0.250      0.017     0.608
4244288        $305,710.45    79.99                           0.250      0.017     0.358
4244297        $384,440.92    74.04                           0.250      0.017     0.858
4244304        $446,945.21    78.60                           0.250      0.017     0.483
4244308        $459,243.69    80.00                           0.250      0.017     0.233
4244320        $327,188.69    37.06                           0.250      0.017     0.233
4244324        $419,390.11    80.00                           0.250      0.017     0.858
4244333        $305,231.83    76.50                           0.250      0.017     0.483
4244353        $380,124.93    87.59                     06    0.250      0.017     0.608
4244495        $411,355.26    80.00                           0.250      0.017     0.483
4244502        $407,704.70    74.86                           0.250      0.017     0.858
4244507        $649,068.32    72.21                           0.250      0.017     1.483
4244516        $441,690.34    80.00                           0.250      0.017     0.358
4244523        $309,251.87    75.61                           0.250      0.017     0.358
4244534        $374,117.09    28.85                           0.250      0.017     0.483
4244550        $467,087.66    80.00                           0.250      0.017     0.608
4244566        $358,674.29    79.89                           0.250      0.017     0.608
4244571        $443,251.07    65.93                           0.250      0.017     0.483
4244582        $399,081.28    50.06                           0.250      0.017     0.608
4244600        $359,436.64    80.00                           0.250      0.017     0.483
4244787        $390,000.00    75.00                           0.250      0.017     1.108
4244835        $399,419.16    78.43                           0.250      0.017     0.858
4244868        $407,174.12    55.63                           0.250      0.017     0.358
4245020        $302,830.42    80.00                           0.250      0.017     0.108
4245063        $344,183.18    79.99                           0.250      0.017     0.233
4245088        $310,087.62    79.83                           0.250      0.017     0.733
4245104        $277,791.65    75.24                           0.250      0.017     0.858
4245196        $292,500.00    90.00                     24    0.250      0.017     0.608
4245249        $336,473.96    75.00                           0.250      0.017     0.233
4245250        $336,000.00    80.00                           0.250      0.017     0.483
4245305        $354,458.09    75.53                           0.250      0.017     0.608
4245333        $299,575.15    80.00                           0.250      0.017     0.983
4245355        $307,518.02    80.00                           0.250      0.017     0.483
4245368        $492,634.12    79.96                           0.250      0.017     0.733
4245389        $311,423.88    79.99                           0.250      0.017     0.608
4245421        $500,000.00    27.97                           0.250      0.017     0.483
4245425        $372,430.61    90.00                     01    0.250      0.017     0.608
4245464        $303,512.36    80.00                           0.250      0.017     0.358
4245475        $379,696.12    55.88                           0.250      0.017     0.358
4245584        $349,623.93    67.96                           0.250      0.017     0.483
4245721      $1,000,000.00    56.66                           0.250      0.017     0.483
4245828        $649,492.93    69.89                           0.250      0.017     0.483
4245967        $450,000.00    60.40                           0.250      0.017     0.233
4246015        $528,000.00    80.00                           0.250      0.017     0.733
4246198        $999,180.30    59.17                           0.250      0.017     0.233
4246267        $400,000.00    72.73                           0.250      0.017     0.358
4246323        $650,000.00    56.52                           0.250      0.017     1.233
4246334        $478,853.17    80.00                           0.250      0.017     0.858
4246489        $395,391.31    52.76                           0.250      0.017     0.483
4246602        $700,000.00    68.29                           0.250      0.017     0.608
4246660        $749,385.23    65.22                           0.250      0.017     0.233
4246832        $351,339.52    56.42                           0.250      0.017     0.983
4246937        $189,862.49    42.22                           0.250      0.017     0.858
4247071        $399,404.42    66.67                           0.250      0.017     0.733
4247092        $499,236.74    73.53                           0.250      0.017     0.608
4247464        $370,000.00    59.02                           0.250      0.017     0.358
4247577        $150,000.00    69.12                           0.250      0.017     0.983
4247609        $459,200.00    70.00                           0.250      0.017     0.733
4247645        $973,687.22    75.00                           0.250      0.017     1.233
4247661        $375,284.61    80.00                           0.250      0.017     0.000
4247716        $369,711.37    69.81                           0.250      0.017     0.483
4247744        $332,528.44    74.83                           0.250      0.017     0.983
4247754        $424,882.12    79.53                           0.250      0.017     0.858
4247768        $303,796.03    95.00                     06    0.250      0.017     1.233
4247794        $606,318.27    80.00                           0.250      0.017     0.858
4247844        $599,171.45    80.00                           0.250      0.017     1.108
4247846        $370,000.00    61.67                           0.250      0.017     0.108
4247887        $314,220.84    75.00                           0.250      0.017     0.233
4247898        $164,000.00    74.98                           0.250      0.017     0.983
4247929        $307,442.31    80.00                           0.250      0.017     0.233
4247966        $398,605.63    80.00                           0.250      0.017     0.733
4247994        $335,461.02    80.00                           0.250      0.017     0.358
4248026        $345,045.62    80.00                           0.250      0.017     0.358
4248064        $324,516.09    48.15                           0.250      0.017     0.733
4248242        $369,325.70    80.00                           0.250      0.017     0.733
4248244        $337,009.90    67.50                           0.250      0.017     0.858
4248271        $371,432.12    80.00                           0.250      0.017     0.608
4248437        $335,000.00    65.94                           0.250      0.017     0.858
4248645        $359,732.82    80.00                           0.250      0.017     0.733
4249283        $364,500.00    90.00                     11    0.250      0.017     1.233
4249324        $377,233.56    87.59                     06    0.250      0.017     0.983
4249390        $675,000.00    61.36                           0.250      0.017     0.983
4249620        $615,554.16    80.00                           0.250      0.017     0.858
4249723        $450,000.00    69.23                           0.250      0.017     0.608
4250374        $328,000.00    80.00                           0.250      0.017     0.733
4250404        $293,500.00    79.76                           0.250      0.017     0.983
4250426        $417,000.00    56.35                           0.250      0.017     0.483
4250828        $277,803.78    58.53                           0.250      0.017     0.983
4250881        $309,538.42    75.61                           0.250      0.017     0.733
4251520        $363,716.04    79.13                           0.250      0.017     0.483
4251691        $374,138.70    27.33                           0.250      0.017     0.608
4251700        $305,798.00    56.19                           0.250      0.017     0.733
4251713        $649,032.21    54.17                           0.250      0.017     0.733
4251726        $332,504.18    90.00                     11    0.250      0.017     0.733
4251939        $356,268.75    80.00                           0.250      0.017     0.733
4251951        $319,499.22    54.24                           0.250      0.017     0.483
4251953        $335,512.07    80.00                           0.250      0.017     0.858
4252001        $436,499.11    81.56                     06    0.250      0.017     0.733
4252084        $322,019.82    75.00                           0.250      0.017     0.733
4252164        $324,516.09    68.42                           0.250      0.017     0.733
4252387        $369,449.08    80.00                           0.250      0.017     0.733
4252716        $375,467.51    75.20                           0.250      0.017     0.983
4252735        $309,139.02    80.00                           0.250      0.017     0.733
4252796        $529,190.94    74.86                           0.250      0.017     0.608
4253069        $286,687.47    90.00                     06    0.250      0.017     0.983
4253136        $319,511.51    80.00                           0.250      0.017     0.608
4253207        $299,798.71    67.05                           0.250      0.017     1.233
4253208        $351,900.00    80.00                           0.250      0.017     0.733
4253546        $439,344.88    58.28                           0.250      0.017     0.733
4253619        $379,434.20    57.84                           0.250      0.017     0.733
4253774        $348,230.74    83.43                     06    0.250      0.017     0.733
4253872        $339,480.95    80.00                           0.250      0.017     0.608
4253898        $384,382.41    64.17                           0.250      0.017     0.358
4253905        $323,517.58    80.00                           0.250      0.017     0.733
4253927        $362,060.10    89.31                     11    0.250      0.017     0.733
4253945        $341,827.39    79.99                           0.250      0.017     0.608
4253961        $500,000.00    61.73                           0.250      0.017     0.358
4253989        $304,445.25    77.69                           0.250      0.017     0.733
4254014        $399,274.20    80.00                           0.250      0.017     0.483
4254023        $326,748.16    80.00                           0.250      0.017     1.108
4254859        $355,036.32    80.00                           0.250      0.017     0.733
4254867        $320,150.06    80.00                           0.250      0.017     0.483
4255751        $527,784.99    49.44                           0.250      0.017     0.608
4256252        $471,925.49    90.00                     11    0.250      0.017     1.733
4256596        $447,375.98    80.00                           0.250      0.017     0.858
4256827        $319,041.10    80.00                           0.250      0.017     0.733
4256946        $406,056.73    80.00                           0.250      0.017     0.608
4257178        $383,118.03    80.00                           0.250      0.017     0.608
4257213        $331,000.00    87.34                     33    0.250      0.017     0.608
4257425        $327,000.00    69.57                           0.250      0.017     0.858
4258278        $304,346.33    89.71                     24    0.250      0.017     0.608
4258313        $299,765.97    46.51                           0.250      0.017     0.483
4258321        $332,000.00    80.00                           0.250      0.017     0.483
4258332        $463,273.88    80.00                           0.250      0.017     0.483
4258375        $303,547.37    80.00                           0.250      0.017     0.733
4258567        $437,314.58    67.27                           0.250      0.017     0.483
4258621        $414,668.13    75.45                           0.250      0.017     0.358
4259672        $367,719.98    80.00                           0.250      0.017     0.608
4259691        $349,733.67    78.65                           0.250      0.017     0.608
4259713        $482,950.20    69.04                           0.250      0.017     0.858
4260069        $308,787.34    75.37                           0.250      0.017     1.108
4260078        $449,666.03    75.00                           0.250      0.017     0.733
4260080        $314,766.22    78.75                           0.250      0.017     0.733
4260102        $371,723.92    60.00                           0.250      0.017     0.733
4260106        $319,762.51    65.88                           0.250      0.017     0.733
4260116        $356,728.34    66.11                           0.250      0.017     0.608
4260120        $479,634.75    75.00                           0.250      0.017     0.608
4260124        $337,243.19    75.84                           0.250      0.017     0.608
4260128        $339,721.30    80.00                           0.250      0.017     0.233
4260986        $649,453.92    57.02                           0.250      0.017     0.108
4261001        $352,231.78    75.00                           0.250      0.017     0.608
4261019        $305,761.29    78.46                           0.250      0.017     0.483
4261041        $406,697.94    70.17                           0.250      0.017     0.733
4261065        $479,652.59    64.43                           0.250      0.017     0.858
4261084        $465,945.18    59.03                           0.250      0.017     0.608
4261175        $347,735.20    72.05                           0.250      0.017     0.608
4261207        $357,000.00    37.38                           0.250      0.017     0.608
4261520        $348,734.44    55.40                           0.250      0.017     0.608
4261716        $364,442.83    54.32                           0.250      0.017     0.608
4261773        $360,934.28    64.27                           0.250      0.017     0.483
4261978        $345,112.20    75.00                           0.250      0.017     0.608
4262259        $471,640.84    80.00                           0.250      0.017     0.608
4262311        $575,632.70    80.00                           0.250      0.017     1.483
4262355        $480,595.90    72.49                           0.250      0.017     0.108
4262411        $291,766.49    89.85                     12    0.250      0.017     0.358
4262461        $319,762.51    80.00                           0.250      0.017     0.733
4262475        $328,761.87    76.51                           0.250      0.017     0.858
4263320        $547,120.94    80.00                           0.250      0.017     0.358
4263379        $341,503.36    84.86                     24    0.250      0.017     0.858
4263419        $307,493.60    78.97                           0.250      0.017     0.233
4263569        $527,194.01    79.40                           0.250      0.017     0.608
4263594        $315,753.49    80.00                           0.250      0.017     0.483
4263623        $367,698.36    80.00                           0.250      0.017     0.233
4264268        $646,436.15    79.51                           0.250      0.017     0.358
4265012        $375,626.74    80.00                           0.250      0.017     0.483
4265016        $649,117.90    80.00                           0.250      0.017     0.733
4265932        $599,508.19    52.17                           0.250      0.017     0.233
4266810        $399,672.13    51.78                           0.250      0.017     0.233
4266866        $444,635.24    72.36                           0.250      0.017     0.233
4267059        $349,720.11    78.77                           0.250      0.017     0.358
4267105        $284,772.09    62.91                           0.250      0.017     0.358
4267135        $424,651.63    79.44                           0.250      0.017     0.233
4267174        $454,645.06    70.00                           0.250      0.017     0.483
4268020        $346,249.21    70.00                           0.250      0.017     0.858
4268791        $423,652.46    80.00                           0.250      0.017     0.233
4270156        $359,704.91    62.61                           0.250      0.017     0.233
5822329        $357,641.28    94.83                     13    0.250      0.017     0.733
5827322        $550,000.00    55.00                           0.250      0.017     0.483
5827921        $410,894.82    80.00                           0.250      0.017     0.733
5832873        $338,411.09    61.82                           0.250      0.017     1.358
5841044        $480,000.00    40.00                           0.250      0.017     0.233
5841128        $369,425.63    80.00                           0.250      0.017     0.733
5846054        $280,000.00    80.00                           0.250      0.017     0.858
5846942        $334,888.02    80.00                           0.250      0.017     0.608
5853923        $319,499.22    50.00     FX30YR                0.250      0.017     0.483
5859109        $981,742.92    79.81                           0.250      0.017     0.608
5867524        $324,315.11    79.99                           0.250      0.017     0.858
5868710        $478,153.68    79.99                           0.250      0.017     0.858
5874837        $325,531.43    79.99                           0.250      0.017     1.233
5878994        $314,410.58    74.99                           0.250      0.017     0.608
5879012        $439,931.36    70.00                           0.250      0.017     0.858
5879769        $367,115.39    79.25                           0.250      0.017     0.733
5882767        $430,000.00    77.48                           0.250      0.017     0.858
5883192        $370,520.24    51.23                           0.250      0.017     0.233
5883404        $547,828.65    61.45                           0.250      0.017     0.483
5883458        $499,628.92    76.92                           0.250      0.017     0.733
5886212        $308,835.18    57.94                           0.250      0.017     0.733
5895501        $362,000.00    56.56     GD 3YR                0.250      0.017     0.733
5904847        $649,505.41    62.95                           0.250      0.017     0.608
5907356        $360,382.34    79.99                           0.250      0.017     0.733
5912110        $116,720.79    22.94                           0.250      0.017     0.483
5913053        $294,236.49    89.89                     12    0.250      0.017     0.733
5922983        $439,656.75    68.75                           0.250      0.017     0.483
5927420        $295,303.05    80.00                           0.250      0.017     0.483
5928400        $419,500.00    77.69                           0.250      0.017     0.733
5931022        $349,752.97    79.55                           0.250      0.017     0.983
5931735        $499,291.92    66.23                           0.250      0.017     0.983
5932021        $274,763.23    67.07                           0.250      0.017     0.000
5932685        $349,196.09    70.00                           0.250      0.017     0.608
5932891        $500,000.00    78.25                           0.250      0.017     0.983
5934363        $347,841.66    79.99                           0.250      0.017     0.733
5937997        $339,747.67    80.00                           0.250      0.017     0.733
5938942        $974,329.01    65.00                           0.250      0.017     1.108
5939304        $390,000.00    67.94                           0.250      0.017     0.608
5939531        $372,673.78    80.00                           0.250      0.017     0.858
5941067        $388,420.75    52.57                           0.250      0.017     0.733
5944161        $458,745.36    75.00                           0.250      0.017     0.858
5944169        $432,077.26    62.75                           0.250      0.017     0.983
5945249        $319,762.51    73.56                           0.250      0.017     0.733
5945315        $305,279.54    90.00                     24    0.250      0.017     0.483
5946776        $312,667.96    66.32                           0.250      0.017     0.608
5948255        $324,752.70    77.38                           0.250      0.017     0.608
5949497        $445,592.49    76.14                           0.250      0.017     0.483
5949834        $381,810.44    80.00                           0.250      0.017     1.233
5952428        $554,690.89    80.00                           0.250      0.017     0.483
5952739        $373,701.90    70.00                           0.250      0.017     0.983
5953586        $425,000.00    28.33                           0.250      0.017     0.983
5953598        $614,508.19    69.89                           0.250      0.017     0.358
5954246        $350,000.00    61.40                           0.250      0.017     0.733
5955458        $499,609.94    63.86                           0.250      0.017     0.483
5958292        $299,310.95    80.00                           0.250      0.017     0.608
5961071        $804,000.00    69.91                           0.250      0.017     0.233
5962560      $1,000,000.00    68.03                           0.250      0.017     0.483
5965250        $392,693.42    73.32                           0.250      0.017     0.483
5967912        $299,777.35    80.00                           0.250      0.017     0.733
5976861        $350,000.00    66.67                           0.250      0.017     0.608
5977139        $294,775.52    51.30                           0.250      0.017     0.608
5979701        $499,590.15    42.55                           0.250      0.017     0.233
5980698        $390,794.90    78.22                           0.250      0.017     0.483
5983269        $344,000.00    69.49                           0.250      0.017     0.733
5984749        $645,310.00    72.51                           0.250      0.017     0.358
5987051        $925,312.77    61.73                           0.250      0.017     0.733
5989466        $314,772.00    70.00                           0.250      0.017     0.858
5990575        $385,607.35    56.34                           0.250      0.017     0.608
5991425        $347,880.00    80.00                           0.250      0.017     0.608
5991809        $299,765.97    77.92                           0.250      0.017     0.483
5991953        $500,000.00    68.97                           0.250      0.017     0.608
5992562        $439,128.00    58.55                           0.250      0.017     0.608
5994191        $424,000.00    80.00                           0.250      0.017     1.108
5994232        $626,460.16    62.70                           0.250      0.017     0.000
5994433        $299,765.97    80.00                           0.250      0.017     0.483
5996174        $325,500.00    80.00                           0.250      0.017     0.483
5997964        $998,084.57    70.00                           0.250      0.017     0.983
5998010        $360,745.21    68.76                           0.250      0.017     0.983
5998040        $572,373.43    80.00                           0.250      0.017     0.858
5998112        $320,000.18    79.99                           0.250      0.017     0.483
5998849        $547,900.00    78.27                           0.250      0.017     0.733
5999363        $453,645.83    56.75                           0.250      0.017     0.483
5999376        $800,000.00    61.54                           0.250      0.017     0.483
5999919        $370,000.00    47.44                           0.250      0.017     0.608
6005403        $313,000.00    75.06                           0.250      0.017     0.608
6005410        $607,200.00    80.00                           0.250      0.017     0.983
6005898        $535,551.18    80.00                     97    0.250      0.017     1.108
6006370        $888,000.00    35.52                           0.250      0.017     0.608
6007213        $334,288.88    89.28                     06    0.250      0.017     0.608
6007906        $593,580.76    69.88                           0.250      0.017     0.983
6009460        $449,657.59    70.06                           0.250      0.017     0.608
6012647        $520,441.59    80.00                           0.250      0.017     1.108
6013009        $334,000.00    69.58                           0.250      0.017     0.483
6013426        $334,745.08    56.78                           0.250      0.017     0.608
6013474        $284,800.00    73.03                           0.250      0.017     0.483
6014803        $450,000.00    89.11                     13    0.250      0.017     1.233
6015176        $324,752.70    41.67                           0.250      0.017     0.608
6015227        $650,000.00    57.78                           0.250      0.017     0.733
6016097        $291,772.21    44.92                           0.250      0.017     0.483
6017853        $365,000.00    66.36                           0.250      0.017     0.983
6018151        $357,200.00    45.45                           0.250      0.017     0.733
6018609        $315,200.00    80.00                           0.250      0.017     0.733
6019530        $389,695.76    60.94                           0.250      0.017     0.483
6019579        $336,056.60    89.98                     01    0.250      0.017     0.858
6019620        $372,000.00    80.00                           0.250      0.017     0.483
6019833        $334,745.10    69.07                           0.250      0.017     0.608
6020475        $259,603.10    50.00                           0.250      0.017     0.608
6020645        $303,500.00    77.82                           0.250      0.017     0.608
6021071        $909,341.38    70.00                           0.250      0.017     0.858
6021485        $620,000.00    80.00                           0.250      0.017     0.358
6021952        $319,768.40    80.00                           0.250      0.017     0.858
6023323        $315,765.48    80.00                           0.250      0.017     0.733
6023447        $451,900.00    79.99                           0.250      0.017     0.858
6024281        $380,000.00    80.00                           0.250      0.017     0.733
6024346        $309,802.32    75.61                           0.250      0.017     1.483
6025065        $332,523.35    80.00                           0.250      0.017     0.358
6025119        $388,080.00    79.20                           0.250      0.017     0.733
6026112        $284,000.00    80.00                           0.250      0.017     0.483
6026113        $335,774.55    70.00                           0.250      0.017     1.233
6027411        $496,649.22    49.70                           0.250      0.017     0.983
6028307        $348,547.54    80.00                           0.250      0.017     0.858
6028536        $352,500.00    75.00                           0.250      0.017     0.733
6029470        $420,000.00    80.00                           0.250      0.017     0.733
6030184        $650,000.00    76.92                           0.250      0.017     0.108
6030739        $518,435.85    66.67                           0.250      0.017     0.733
6031976        $582,533.78    66.63                           0.250      0.017     0.358
6032056        $999,219.91    60.61                           0.250      0.017     0.483
6032223        $540,000.00    80.00                           0.250      0.017     0.858
6032868        $374,707.46    75.00                           0.250      0.017     0.483
6033805        $471,314.58    80.00                           0.250      0.017     0.858
6034006        $650,000.00    54.17                           0.250      0.017     1.108
6034150        $420,000.00    73.04                           0.250      0.017     0.483
6034199        $311,762.59    79.90                           0.250      0.017     0.608
6034604        $409,000.00    69.91                           0.250      0.017     0.858
6034669        $323,332.90    79.99                           0.250      0.017     1.233
6034997        $695,000.00    63.18                           0.250      0.017     0.483
6035014        $400,000.00    54.05                           0.250      0.017     0.483
6035123        $325,000.00    79.46                           0.250      0.017     1.108
6035725        $519,200.00    80.00     FX30YR                0.250      0.017     0.608
6036522        $343,500.00    39.26                           0.250      0.017     0.608
6037583        $540,000.00    69.68                           0.250      0.017     0.233
6037646        $459,649.98    80.00                           0.250      0.017     0.608
6037697        $298,000.00    50.51                           0.250      0.017     0.733
6038395        $469,200.00    78.33                           0.250      0.017     0.233
6038427        $396,000.00    80.00                           0.250      0.017     0.108
6038645        $330,142.25    80.00                           0.250      0.017     0.483
6038868        $355,136.24    83.62                     06    0.250      0.017     0.733
6039100        $387,000.00    78.98                           0.250      0.017     1.108
6040089        $419,655.72    73.04                           0.250      0.017     0.233
6040129        $565,000.00    58.49                           0.250      0.017     0.858
6040133        $710,000.00    61.74                           0.250      0.017     1.108
6040441        $440,000.00    80.00                           0.250      0.017     0.608
6040886        $469,000.00    74.44                           0.250      0.017     0.358
6041004        $394,000.00    77.25                           0.250      0.017     0.233
6041295        $378,704.34    79.53                           0.250      0.017     0.483
6041449        $486,847.38    80.00                           0.250      0.017     0.858
6041515        $294,000.00    56.00                           0.250      0.017     0.358
6041856        $375,000.00    74.26                           0.250      0.017     0.858
6041904        $219,836.73    47.83                           0.250      0.017     0.733
8143021        $722,695.99    79.62                           0.250      0.017     0.733
8174915        $599,128.72    52.17                           0.250      0.017     0.858
8181634        $351,186.56    88.63                     13    0.250      0.017     0.733
8305631        $347,645.84    57.22                           0.250      0.017     0.483
8332725        $425,349.69    79.93                           0.250      0.017     0.608
8352763        $366,549.30    79.99                           0.250      0.017     0.233
8382796        $433,853.06    79.99                           0.250      0.017     0.733
8408541        $347,287.68    80.00                           0.250      0.017     0.733
8410175        $555,747.71    80.00                           0.250      0.017     0.108
8411895        $699,008.69    56.00                           0.250      0.017     0.983
8415854        $748,826.33    65.22                           0.250      0.017     0.483
8481171        $381,165.28    78.76                           0.250      0.017     0.858
8512250        $363,729.86    80.00                           0.250      0.017     0.733
8543234        $295,438.92    80.00                           0.250      0.017     0.483
8543737        $455,485.81    60.92                           0.250      0.017     0.483
8544712        $998,355.82    65.57                           0.250      0.017     0.233
8547414        $672,874.57    56.25                           0.250      0.017     0.483
8556792        $475,255.10    70.00                           0.250      0.017     0.483
8573892        $404,334.10    75.00                           0.250      0.017     0.233
8581245        $372,031.21    79.99                           0.250      0.017     0.608
8583040        $433,640.02    77.55                           0.250      0.017     0.983
8592490        $334,662.31    80.00                           0.250      0.017     0.358
8597299        $344,456.07    75.33                           0.250      0.017     0.608
8602350        $369,689.15    68.52                           0.250      0.017     0.108
8608321        $409,358.39    76.64                           0.250      0.017     0.483
8617497        $355,719.57    75.00                           0.250      0.017     0.733
8617816        $311,523.72    78.00                           0.250      0.017     0.608
8622460        $848,702.46    54.84                           0.250      0.017     0.608
8625971        $317,138.80    80.00                           0.250      0.017     0.858
8626406        $351,191.51    79.10                           0.250      0.017     0.608
8628013        $392,370.08    60.23                           0.250      0.017     0.108
8632508        $369,021.62    80.00                           0.250      0.017     0.483
8640897        $439,344.88    80.00                           0.250      0.017     0.733
8641515        $378,420.89    80.00                           0.250      0.017     0.483
8642830        $370,231.84    93.80                     06    0.250      0.017     0.858
8643857        $349,478.88    67.83                           0.250      0.017     0.733
8649882        $648,982.80    62.50                           0.250      0.017     0.483
8658711        $474,219.01    55.88                           0.250      0.017     0.233
8663851        $599,037.53    80.00                           0.250      0.017     0.358
8667888        $351,738.76    80.00                           0.250      0.017     0.733
8667949        $434,352.32    75.00                           0.250      0.017     0.733
8668870        $509,221.48    73.91                           0.250      0.017     0.608
8669851        $401,900.71    55.36                           0.250      0.017     0.733
8671550        $333,490.16    74.22                           0.250      0.017     0.608
8673223        $329,483.58    69.18                           0.250      0.017     0.483
8673786        $888,674.85    49.44                           0.250      0.017     0.733
8677162        $803,740.25    70.00                           0.250      0.017     0.483
8677996        $279,583.10    80.00                           0.250      0.017     0.733
8679166        $381,605.80    69.49                           0.250      0.017     0.608
8680087        $448,959.54    56.60                           0.250      0.017     0.233
8683939        $307,940.81    79.10                           0.250      0.017     0.733
8686060        $331,865.61    90.00                     01    0.250      0.017     0.983
8689089        $639,023.03    80.00                           0.250      0.017     0.608
8690025        $367,698.36    80.00                           0.250      0.017     0.233
8690988        $383,413.82    80.00                           0.250      0.017     0.608
8698190        $424,334.92    60.71                           0.250      0.017     0.483
8698747        $359,278.53    90.00                     01    0.250      0.017     0.000
8701189        $354,736.54    88.75                     13    0.250      0.017     0.733
8702220        $349,740.25    77.78                           0.250      0.017     0.733
8702710        $379,390.44    78.51                           0.250      0.017     0.358
8705042        $295,042.01    95.00                     01    0.250      0.017     1.108
8707639        $306,160.13    16.14                           0.250      0.017     0.483
8708939        $500,014.45    55.69                           0.250      0.017     0.483
8715562        $399,695.63    79.79                           0.250      0.017     0.608
8717762        $999,239.08    45.45                           0.250      0.017     0.608
8718110        $334,757.54    58.26                           0.250      0.017     0.858
8721463        $343,487.80    80.00                           0.250      0.017     0.733
8722745        $359,436.64    74.23                           0.250      0.017     0.483
8723685        $698,904.58    58.33                           0.250      0.017     0.483
8724553        $426,847.40    66.28                           0.250      0.017     0.608
8727120        $334,745.09    67.00                           0.250      0.017     0.608
8728807        $453,825.70    77.44                           0.250      0.017     0.483
8729636        $377,408.46    90.00                     16    0.250      0.017     0.483
8729893        $463,619.67    80.00                           0.250      0.017     0.233
8730028        $354,736.54    68.27                           0.250      0.017     0.733
8730146        $344,750.30    76.67                           0.250      0.017     0.858
8734157        $304,773.64    72.62                           0.250      0.017     0.733
8734690        $494,405.65    80.00                           0.250      0.017     0.358
8735117        $399,687.96    42.55                           0.250      0.017     0.483
8741866        $309,538.44    38.27                           0.250      0.017     0.733
8742851        $670,123.31    80.00                           0.250      0.017     0.358
8743228        $335,394.31    80.00                           0.250      0.017     0.483
8743398        $384,714.27    73.33                           0.250      0.017     0.733
8745084        $599,587.08    67.04                           0.250      0.017     1.108
8748157        $427,190.59    90.00                     13    0.250      0.017     0.858
8755921        $359,732.83    80.00                           0.250      0.017     0.733
8758688        $489,188.60    70.00                           0.250      0.017     0.858
8761338        $404,615.62    72.32                           0.250      0.017     0.983
8772056        $355,255.35    90.00                     01    0.250      0.017     1.108
9220495        $334,751.38    74.44                           0.250      0.017     0.733
9221737        $294,764.09    79.73                           0.250      0.017     0.358
9225287        $315,309.49    80.00                           0.250      0.017     0.858
9270908        $324,776.33    30.95                           0.250      0.017     1.108
9274043        $749,470.65    44.12                           0.250      0.017     0.983
9274251        $387,719.18    58.79                           0.250      0.017     0.858
9274264        $366,128.07    66.62                           0.250      0.017     0.733
9275782        $559,624.24    68.29                           0.250      0.017     1.233
9276057        $373,208.63    71.14                           0.250      0.017     0.483
9276141        $423,950.57    80.00                           0.250      0.017     0.983
9276522        $375,720.95    68.36                           0.250      0.017     0.733
9276948        $298,772.17    79.84                           0.250      0.017     0.608
9276986        $834,410.66    52.19                           0.250      0.017     0.983
9277891        $335,265.78    68.15                           0.250      0.017     0.858
9278194        $498,822.75    56.82                           0.250      0.017     0.483
9279168        $779,489.77    65.00                           0.250      0.017     1.358
9279328        $380,124.89    69.27                           0.250      0.017     0.608
9282227        $329,755.09    62.26                           0.250      0.017     0.733
9282561        $324,018.47    73.03                           0.250      0.017     0.733
9282588        $399,458.33    80.00                           0.250      0.017     0.608
9282784        $452,672.13    64.71                           0.250      0.017     0.858
9283077        $399,724.72    69.44                           0.250      0.017     1.108
9283173        $411,701.81    80.00                           0.250      0.017     0.858
9283626        $552,089.97    63.51                           0.250      0.017     0.733
9283792        $107,309.04    96.98                     01    0.250      0.017     0.733
9284394        $347,728.52    68.77                           0.250      0.017     0.483
9285386        $306,111.70    70.00                           0.250      0.017     0.483
9286168        $684,452.21    50.74                           0.250      0.017     0.358
9286846        $321,410.70    72.92                           0.250      0.017     0.233
9287282        $349,175.92    65.42                           0.250      0.017     0.483
9294103        $350,146.39    80.00                           0.250      0.017     0.858
9294459        $429,289.10    79.98                           0.250      0.017     0.608
9294797        $404,691.82    75.00                           0.250      0.017     0.608
9296320        $347,268.47    80.00                           0.250      0.017     0.858
9297256        $416,682.69    52.13                           0.250      0.017     0.608
9297480        $374,714.65    75.00                           0.250      0.017     0.608
9298641        $423,689.17    79.40                           0.250      0.017     0.858
9298663        $487,637.83    80.00                           0.250      0.017     0.733
9299153        $409,688.02    44.32                           0.250      0.017     0.608
9299155        $363,466.24    75.00                           0.250      0.017     0.483
9299179        $549,591.82    65.48                           0.250      0.017     0.733
9300751        $972,688.57    64.93                           0.250      0.017     1.233
9302844        $324,758.80    76.65                           0.250      0.017     0.733
9302888        $778,976.09    65.00                           0.250      0.017     1.358
9302915        $454,339.26    67.41                           0.250      0.017     0.858
9303002        $349,733.67    70.00                           0.250      0.017     0.608
9303005        $326,025.48    75.00                           0.250      0.017     1.108
9303770        $399,358.34    64.52                           0.250      0.017     0.358
9304430        $379,745.02    64.41                           0.250      0.017     1.233
9304689        $987,728.87    59.91                           0.250      0.017     0.483
9305108        $384,468.34    70.00                           0.250      0.017     1.108
9305761        $359,695.95    80.00                           0.250      0.017     0.983
9305819        $322,000.00    58.55                           0.250      0.017     0.858
9306201        $436,149.63    80.00                           0.250      0.017     0.733
9306323        $457,684.81    78.29                           0.250      0.017     1.108
9306751        $344,987.29    59.63                           0.250      0.017     0.608
9306815        $599,543.45    60.30                           0.250      0.017     0.608
9307069        $349,746.68    66.67                           0.250      0.017     0.858
9307482        $645,532.44    69.84                           0.250      0.017     0.858
9307510        $343,397.60    80.00                           0.250      0.017     0.983
9307649        $999,335.87    27.40                           0.250      0.017     1.358
9308475        $299,793.54    75.00                           0.250      0.017     1.108
9309267        $391,701.72    70.00                           0.250      0.017     0.608
9309389        $309,775.63    63.92                           0.250      0.017     0.858
9309423        $355,985.60    95.00                     13    0.250      0.017     0.733
9309919        $307,288.38    75.00                           0.250      0.017     1.108
9309935        $449,657.58    56.96                           0.250      0.017     0.608
9310139        $499,326.77    74.63                           0.250      0.017     1.233
9310706        $325,270.26    75.00                           0.250      0.017     0.983
9311274        $287,386.25    74.81                           0.250      0.017     0.983
9311363        $288,596.17    95.00                     06    0.250      0.017     0.983
9311433        $286,536.98    95.00                     12    0.250      0.017     1.608
9312033        $399,419.14    77.07                           0.250      0.017     0.858
9312212        $446,659.87    55.88                           0.250      0.017     0.608
9312228        $369,406.48    62.82                           0.250      0.017     0.358
9312312        $412,400.26    74.41                           0.250      0.017     0.858


COUNT:                 672
WAC:           7.430236039
WAM:           358.2601282
WALTV:          70.8466378

                                   EXHIBIT F-2

WFMBS
WFMBS   2001-19 EXHIBIT F-2
30 YEAR FIXED RATE NON-RELOCATION LOANS


(i)         (ii)                                            (iii)       (iv)        (v)      (vi)          (vii)      (viii)
--------    --------------------------------    ------    --------    --------    --------  -------       --------   -----------
                                                                                  NET
MORTGAGE                                                              MORTGAGE    MORTGAGE  CURRENT       ORIGINAL   SCHEDULED
LOAN                                             ZIP      PROPERTY    INTEREST    INTEREST  MONTHLY       TERM TO    MATURITY
NUMBER      CITY                       STATE     CODE     TYPE        RATE        RATE      PAYMENT       MATURITY   DATE
--------    --------------------------------    ------    --------    --------    --------  -------       --------   -----------
5959320     JUNCTION CITY               KS       66441     SFD        7.375       6.500     $ 2,362.11        360    1-Jun-31
5920528     SOUTHHAMPTON                NY       11968     SFD        7.875       6.500      $4,567.94        360    1-Feb-31
5835179     SANDSTONE                   MN       55072     SFD        7.750       6.500     $ 1,124.77        360    1-Jun-31
5835181     MONROE                      NC       28112     SFD        7.500       6.500       $ 963.89        360    1-May-31
5835182     RUSH CITY                   MN       55069     SFD        7.750       6.500      $1,088.95        360    1-Jun-31
5835186     ISANTI                      MN       55040     SFD        7.500       6.500       $ 908.98        360    1-Jun-31
4239882     VAIL                        CO       81657     SFD        7.625       6.500     $ 2,831.18        360    1-May-31
4239883     DAVIDSONVILLE               MD       21035     SFD        7.500       6.500     $ 3,468.11        360    1-May-31
4239889     ALPINE                      UT       84004     SFD        7.250       6.500     $ 2,353.51        360    1-May-31
4240116     MONROE                      CT       06468     SFD        7.375       6.500     $ 2,348.30        360    1-May-31
4240144     CINCINNATI                  OH       45243     SFD        7.125       6.500     $ 3,974.94        360    1-May-31
4240146     BIRMINGHAM                  AL       35213     SFD        7.250       6.500      $4,026.55        360    1-May-31
4240162     MIDLAND                     MI       48642     LCO        7.625       6.500     $ 2,406.50        360    1-May-31
4240166     GRAYSON                     GA       30017     SFD        7.875       6.500     $ 3,444.08        360    1-May-31
4240174     MT ADAMS                    OH       45202     SFD        7.125       6.500     $ 3,368.60        360    1-May-31
4240176     FRANKLIN                    WI       53132     SFD        7.375       6.500     $ 3,293.48        360    1-May-31
4240186     SAN JOSE                    CA       95122     SFD        7.500       6.500     $ 2,097.64        360    1-May-31
4240207     NAPLES                      FL       34102     SFD        7.500       6.500     $ 2,153.58        360    1-May-31
4240221     CARY                        NC       27502     PUD        7.250       6.500     $ 2,285.29        360    1-Apr-31
4240229     WILLIAMSBURG                VA       23188     SFD        7.250       6.500     $ 2,026.07        360    1-Apr-31
4240232     LUTZ                        FL       33549     SFD        7.250       6.500     $ 2,981.11        360    1-May-31
4240238     SPRINGFIELD                 MO       65809     SFD        7.500       6.500      $3,277.22        360    1-May-31
4240247     PORTSMOUTH                  VA       23707     SFD        7.625       6.500     $ 2,151.69        360    1-May-31
4240264     LITCHFIELD                  CT       06759     SFD        7.250       6.500     $ 2,046.53        360    1-May-31
4240293     MONROE                      CT       06468     SFD        7.250       6.500      $2,674.14        360    1-May-31
4240309     PORT REPUBLIC               MD       20676     SFD        7.750       6.500      $2,258.13        360    1-May-31
4240315     MERRITT ISLAND              FL       32952     SFD        7.375       6.500      $2,762.70        360    1-May-31
4240320     SAINT LOUIS                 MO       63105     PUD        7.750       6.500     $ 3,689.53        360    1-Apr-31
4240332     AMHERST                     NH       03031     SFD        7.500       6.500     $ 2,796.86        360    1-May-31
4240337     SEATTLE                     WA       98115     SFD        7.375       6.500     $ 2,305.82        360    1-May-31
4240355     VIRGINIA BEACH              VA       23456     SFD        7.375       6.500      $2,762.70        360    1-Apr-31
4240603     COUNCIL BLUFFS              IA       51503     SFD        7.500       6.500     $ 2,440.26        360    1-May-31
4240632     SUNRISE BEACH               MO       65079     SFD        7.375       6.500     $ 3,329.05        360    1-Apr-31
4240664     ADEL                        IA       50003     SFD        7.125       6.500      $2,560.13        360    1-Jun-31
4240679     TELFORD                     PA       18969     SFD        7.375       6.500     $ 3,536.26        360    1-Jun-31
4240713     STAMFORD                    CT       06902     SFD        7.375       6.500      $3,108.04        360    1-May-31
4240739     POTTSTOWN                   PA       19465     SFD        7.625       6.500      $2,052.61        360    1-May-31
4240753     OZARK                       MO       65721     SFD        7.500       6.500     $ 2,609.47        360    1-May-31
4240772     NEWTOWN SQUARE              PA       19073     SFD        7.375       6.500      $2,569.31        360    1-May-31
4240855     FAIRFIELD                   CT       06430     SFD        6.875       6.500      $2,266.41        360    1-May-31
4240881     PROSPER                     TX       75078     SFD        7.375       6.500     $ 2,555.50        360    1-Jun-31
4240893     KENT                        WA       98032     SFD        7.375       6.500     $ 2,431.18        360    1-May-31
4240907     SAN JOSE                    CA       95148     SFD        7.375       6.500      $2,403.55        360    1-Jun-31
4241020     HARTLAND                    WI       53029     SFD        7.500       6.500      $3,193.74        360    1-May-31
4241084     SEATTLE                     WA       98112     SFD        7.375       6.500     $ 3,936.85        360    1-Jun-31
4241099     ALBUQUERQUE                 NM       87111     SFD        7.375       6.500     $ 2,177.01        360    1-May-31
4241117     LITHIA                      FL       33547     PUD        7.375       6.500     $ 2,238.83        360    1-May-31
4241119     MARSHFIELD                  MO       65706     SFD        7.250       6.500      $2,182.96        360    1-Jun-31
4241138     TEMECULA                    CA       92592     SFD        7.375       6.500      $3,108.04        360    1-May-31
4241147     MT. SINAI                   NY       11766     SFD        7.625       6.500     $ 2,831.18        360    1-Jun-31
4241163     BRANSON                     MO       65616     SFD        7.250       6.500      $2,865.14        360    1-May-31
4241164     VIRGINIA BEACH              VA       23455     SFD        7.250       6.500     $ 2,264.83        360    1-Apr-31
4241176     BEALLSVILLE                 MD       20839     SFD        7.250       6.500      $2,455.83        360    1-May-31
4241179     WESTON                      FL       33327     SFD        7.500       6.500     $ 2,090.66        360    1-May-31
4241212     SUPERIOR TOWNSHIP           MI       48105     SFD        7.500       6.500     $ 2,342.37        360    1-Apr-31
4241225     BALTIMORE                   MD       21218     SFD        7.250       6.500     $ 2,796.92        360    1-May-31
4241233     SANDY SPRING                MD       20860     SFD        7.875       6.500     $ 2,900.28        360    1-May-31
4241236     YORBA LINDA                 CA       92886     SFD        7.500       6.500      $2,359.85        360    1-Jun-31
4241252     TRUMBULL                    CT       06611     SFD        7.375       6.500      $1,983.62        360    1-May-31
4241560     REHOBOTH                    MA       02769     SFD        7.500       6.500      $2,055.70        360    1-May-31
4241576     NAPERVILLE                  IL       60564     SFD        7.500       6.500     $ 3,408.67        360    1-Jun-31
4241587     DES PERES                   MO       63131     PUD        6.750       6.483      $2,497.10        360    1-May-31
4241601     SAN JOSE                    CA       95119     SFD        7.375       6.500      $3,287.61        360    1-Jun-31
4241602     NEEDHAM                     MA       02492     SFD        6.750       6.483      $4,215.89        360    1-May-31
4241617     ST. LOUIS                   MO       63122     SFD        7.375       6.500     $ 2,058.22        360    1-May-31
4241628     GLENN MILL                  PA       19342     SFD        7.500       6.500      $3,255.54        360    1-May-31
4241635     CARMEL                      IN       46032     PUD        7.375       6.500     $ 2,334.48        360    1-May-31
4241652     LEESBURG                    VA       20176     SFD        7.250       6.500     $ 2,930.29        360    1-May-31
4241657     CHESTERFIELD                MO       63017     SFD        7.500       6.500     $ 2,041.71        360    1-May-31
4241663     RAPID CITY                  SD       57702     SFD        7.125       6.500      $2,364.75        360    1-Jun-31
4241671     VERONA                      WI       53593     SFD        7.125       6.500      $2,991.32        360    1-Jun-31
4241677     PARK RIDGE                  IL       60068     SFD        8.375       6.500     $ 2,508.24        360    1-Jun-31
4241695     TRAVERSE CITY               MI       49686     SFD        7.375       6.500     $ 2,334.48        360    1-Jun-31
4241700     RALEIGH                     NC       27606     SFD        7.250       6.500     $ 2,455.16        360    1-May-31
4241712     SPARKS                      MD       21152     SFD        7.250       6.500     $ 4,093.06        360    1-May-31
4241792     BOYNE CITY                  MI       49712     SFD        7.625       6.500     $ 2,406.50        360    1-May-31
4241805     BETHESDA                    MD       20817     SFD        7.500       6.500      $2,277.34        360    1-May-31
4241823     LAYTONSVILLE                MD       20882     SFD        7.625       6.500      $2,972.73        360    1-Jun-31
4241845     BROOKFIELD                  WI       53005     SFD        7.375       6.500     $ 2,646.67        360    1-May-31
4242680     RIDGEFIELD                  CT       06877     PUD        7.375       6.500     $ 2,072.03        360    1-May-31
4242770     OAK BROOK                   IL       60523     SFD        7.375       6.500      $3,370.50        360    1-May-31
4242793     SAN JOSE                    CA       95135     SFD        8.125       6.500     $ 4,080.02        360    1-Jun-31
4242820     CHICAGO                     IL       60657     SFD        8.125       6.500     $ 4,811.38        360    1-Jun-31
4242832     MERRICK                     NY       11566     SFD        6.875       6.500     $ 2,299.25        360    1-Jun-31
4261868     SEATTLE                     WA       98115     SFD        7.625       6.500     $ 2,440.48        360    1-Jun-31
4261925     FREEPORT                    ME       04032     SFD        7.125       6.500     $ 2,492.76        360    1-Jun-31
4261953     SAINT CHARLES               IL       60175     SFD        8.250       6.500     $ 3,260.50        360    1-Jun-31
4262014     CINCINNATI                  OH       45241     SFD        7.750       6.500      $2,507.45        360    1-Jun-31
4262117     OLD SAYBROOK                CT       06475     SFD        7.625       6.500     $ 3,928.26        360    1-Jun-31
4262364     HARRISBURG                  PA       17112     SFD        7.750       6.500     $ 3,323.44        360    1-Jun-31
4262413     RANCHO SANTA MARGARITA      CA       92688     SFD        7.375       6.500     $ 2,696.06        360    1-May-31
4262479     SPRINGHOUSE                 PA       19477     SFD        7.750       6.500     $ 2,292.52        360    1-Jun-31
4262511     SPRINGFIELD                 MO       65809     SFD        7.250       6.500     $ 2,558.16        360    1-Jun-31
4262559     NAPERVILLE                  IL       60565     SFD        8.250       6.500     $ 4,455.01        360    1-Jun-31
4262597     ELBURN                      IL       60119     SFD        7.625       6.500      $2,218.93        360    1-Jun-31
4262631     ALTADENA                    CA       91001     SFD        7.250       6.500     $ 3,956.62        360    1-Jun-31
4262665     OCONOMOWOC                  WI       53066     SFD        7.500       6.500     $ 2,517.17        360    1-Jun-31
4262700     CARLSBAD                    CA       92009     PUD        7.250       6.500     $ 3,453.86        360    1-May-31
4262998     LINCOLN                     NE       68520     PUD        7.250       6.500      $4,434.15        360    1-Jun-31
4263029     SAN JOSE                    CA       95148     SFD        7.500       6.500      $2,657.02        360    1-Apr-31
4263047     KEARNEY                     NE       68845     SFD        7.250       6.500      $3,547.32        360    1-Jun-31
4263080     RIVER FOREST                IL       60305     SFD        8.375       6.500      $2,584.25        360    1-Jun-31
4263151     WILTON                      CT       06897     SFD        7.250       6.500      $2,421.73        360    1-Jun-31
5959092     UPPER SADDLE DRIVE          NJ       07458     SFD        7.375       6.500      $5,870.74        360    1-Mar-31
5915026     WALKER                      MI       49544     LCO        7.750       6.500      $2,452.47        360    1-Apr-31
5960118     HUNTINGTON BEACH            CA       92648     SFD        7.750       6.500     $ 6,089.50        360    1-Mar-31
5962609     HOUSTON                     TX       77044     SFD        7.375       6.500     $ 2,486.43        360    1-Mar-31
5977753     PORTLAND                    OR       97231     SFD        7.375       6.500      $3,315.24        360    1-Apr-31
6020953     WILMINGTON                  DE       19806     SFD        7.875       6.500     $ 5,184.25        360    1-May-31
6021900     HIGHLAND PARK               IL       60035     SFD        7.500       6.500     $ 5,936.34        360    1-May-31
6025104     MARTINEZ                    CA       94553     SFD        7.250       6.500     $ 2,285.29        360    1-May-31
6025470     SAMMAMISH                   WA       98074     SFD        7.375       6.500     $ 3,391.91        360    1-May-31
6026158     SEGUIN                      TX       78155     SFD        7.750       6.500       $ 653.37        360    1-May-31
6028085     SILVER SPRING               MD       20910     SFD        7.250       6.500      $1,964.67        360    1-May-31
6029935     BETHESDA                    MD       20817     SFD        7.250       6.500     $ 4,638.80        360    1-May-31
6030509     DENVER                      CO       80220     SFD        7.250       6.500      $6,821.76        360    1-May-31
6032761     POTOMAC                     MD       20854     SFD        7.375       6.500     $ 6,669.86        360    1-May-31
6033692     LEESBURG                    VA       20176     SFD        6.875       6.500      $4,519.68        360    1-May-31
4260484     LIBERTYVILLE                IL       60048     SFD        7.750       6.500      $2,973.12        360    1-Dec-30
4260776     BROOMFIELD                  CO       80020     PUD        7.875       6.500      $2,539.19        360    1-Dec-30
4261194     CINCINNATI                  OH       45241     SFD        7.125       6.500     $ 4,379.17        360    1-Apr-31
4261226     SAN FRANCISCO               CA       94112     SFD        7.000       6.500     $ 2,528.15        360    1-Apr-31
4261287     SAN DIEGO                   CA       92107     SFD        7.125       6.500     $ 3,179.95        360    1-Apr-31
4261315     BLAINE                      MN       55434     SFD        7.000       6.500     $ 2,395.09        360    1-May-31
4261335     LAS VEGAS                   NV       89109     HCO        7.750       6.500      $2,686.55        360    1-May-31
4261356     BRATENAHL                   OH       44108     SFD        7.625       6.500      $2,813.49        360    1-May-31
4261382     BOULDER                     CO       80304     SFD        7.375       6.500     $ 2,233.65        360    1-Apr-31
4261385     SANTA CLARA                 CA       95050     SFD        7.000       6.500     $ 2,661.21        360    1-Apr-31
4261412     ALAMEDA                     CA       94502     PUD        7.750       6.500      $3,231.02        360    1-Apr-31
4261417     WILMETTE                    IL       60091     SFD        7.125       6.500      $2,590.45        360    1-Apr-31
4261428     WESTON                      FL       33327     SFD        7.500       6.500     $ 2,796.86        360    1-Apr-31
4261438     PHOENIX                     AZ       85032     SFD        7.125       6.500      $2,196.32        360    1-Apr-31
4261452     SAN JOSE                    CA       95131     SFD        7.250       6.500      $2,674.13        360    1-Apr-31
4261458     BLOOMFIELD HILLS            MI       48302     SFD        7.375       6.500     $ 4,489.39        360    1-May-31
4261462     QUINLAN                     TX       75474     SFD        7.125       6.500     $ 2,048.11        360    1-Apr-31
4261464     PETALUMA                    CA       94954     SFD        7.625       6.500     $ 3,185.07        360    1-Apr-31
4261476     EDGEWATER                   MD       21037     SFD        7.625       6.500      $2,576.37        360    1-Apr-31
4261477     SAN DIEGO                   CA       92124     SFD        7.375       6.500     $ 2,859.40        360    1-Apr-31
4261479     BOULDER                     CO       80302     SFD        7.375       6.500     $ 2,435.32        360    1-Apr-31
4261486     SAN DIEGO                   CA       92104     SFD        7.125       6.500     $ 2,155.90        360    1-Apr-31
4261489     BELLEVUE                    WA       98008     PUD        7.125       6.500     $ 2,991.31        360    1-May-31
4261493     CHESAPEAKE BEACH            MD       20732     PUD        7.125       6.500     $ 3,503.34        360    1-Apr-31
4261497     REDDING                     CA       96001     SFD        7.125       6.500     $ 4,230.95        360    1-Apr-31
4261502     WALNUT CREEK                CA       94598     SFD        7.125       6.500     $ 2,883.52        360    1-Apr-31
4261548     FAIRFAX STATION             VA       22039     SFD        7.250       6.500     $ 3,046.60        360    1-May-31
4261609     REDLANDS                    CA       92373     SFD        7.250       6.500      $3,274.45        360    1-Apr-31
4261624     SAN DIEGO                   CA       92126     SFD        7.000       6.500      $2,065.76        360    1-Apr-31
4261628     CONCORD                     CA       94521     SFD        7.125       6.500      $3,756.79        360    1-May-31
4261637     SANTA ROSA                  CA       95404     SFD        7.250       6.500     $ 1,500.79        360    1-Apr-31
4261644     TRACY                       CA       95376     SFD        7.000       6.500     $ 2,449.64        360    1-Apr-31
4261653     MILLBRAE                    CA       94030     SFD        7.375       6.500     $ 3,453.38        360    1-Apr-31
4261661     LAGUNA BEACH                CA       92651     SFD        7.500       6.500     $ 4,544.89        360    1-Apr-31
4262280     TARZANA                     CA       91356     PUD        7.375       6.500     $ 4,244.89        360    1-Apr-31
4262301     RESTON                      VA       20190     PUD        7.125       6.500     $ 2,324.33        360    1-May-31
4262409     CHARLOTTESVILLE             VA       22903     SFD        7.375       6.500      $2,213.62        360    1-May-31
4262471     SANTA ROSA                  CA       95404     SFD        7.500       6.500     $ 4,512.73        360    1-Apr-31
4262615     SOUTH PASADENA              CA       91030     SFD        7.750       6.500      $2,149.24        360    1-Apr-31
4262627     PHOENIX                     AZ       85008     SFD        7.250       6.500     $ 1,254.52        360    1-Apr-31
4262637     BOULDER                     CO       80301     PUD        7.375       6.500      $3,865.76        360    1-May-31
4262652     BIRMINGHAM                  MI       48009     SFD        7.375       6.500     $ 3,177.11        360    1-May-31
4262670     BOULDER                     CO       80303     SFD        7.500       6.500     $ 2,230.50        360    1-May-31
4262677     SEATTLE                     WA       98103     SFD        7.125       6.500     $ 2,351.95        360    1-Apr-31
4262682     NEWTON                      PA       18940     PUD        7.125       6.500     $ 2,546.66        360    1-Apr-31
4262696     GRANADA HILLS               CA       91344     SFD        7.500       6.500     $ 3,468.11        360    1-Apr-31
4262722     HALF MOON BAY               CA       94019     SFD        7.750       6.500     $ 2,435.80        360    1-Apr-31
4262726     CHEBANSE                    IL       60922     SFD        7.000       6.500     $ 2,177.71        360    1-May-31
4262730     RALEIGH                     NC       27615     PUD        7.000       6.500      $2,703.79        360    1-Apr-31
4262736     ADAMSTOWN                   MD       21710     SFD        7.000       6.500      $2,128.97        360    1-Apr-31
4262750     PARKER                      CO       80138     PUD        7.000       6.500      $2,807.58        360    1-Apr-31
4262758     MARTINEZ                    CA       94553     SFD        7.125       6.500     $ 2,399.79        360    1-Apr-31
4262858     HAYMARKET                   VA       20169     SFD        7.250       6.500     $ 2,603.87        360    1-May-31
4262867     ESCONDIDO                   CA       92029     SFD        7.000       6.500      $2,827.54        360    1-Apr-31
4262868     SAN JOSE                    CA       95125     PUD        7.125       6.500     $ 2,526.44        360    1-Apr-31
4262874     PLEASANTON                  CA       94566     SFD        7.375       6.500     $ 4,489.39        360    1-Apr-31
4262876     FREMONT                     CA       94536     SFD        7.125       6.500      $2,856.57        360    1-Apr-31
4262887     SEATTLE                     WA       98102     SFD        7.625       6.500     $ 4,600.66        360    1-Apr-31
4262900     KINNELON                    NJ       07405     SFD        7.125       6.500      $2,587.08        360    1-May-31
4263388     CHANDLER                    AZ       85248     PUD        7.125       6.500     $ 2,002.97        360    1-May-31
4263505     SAN CLEMENTE                CA       92672     LCO        7.500       6.500     $ 2,726.94        360    1-Apr-31
4265333     EL DORADO HILLS             CA       95762     SFD        7.125       6.500     $ 2,122.21        360    1-Apr-31
4268027     MIAMI BEACH                 FL       33140     SFD        7.250       6.500     $ 3,485.93        360    1-Apr-31
5901555     ADA                         MI       49301     SFD        7.875       6.500      $2,182.46        360    1-Dec-30
4260145     FUQUAY VARINA               NC       27526     PUD        7.125       6.500     $ 3,658.29        360    1-Feb-31
4260155     SEDALIA                     CO       80135     SFD        7.000       6.500     $ 2,235.42        360    1-Feb-31
4260179     SAN JOSE                    CA       95148     SFD        7.125       6.500      $3,610.80        360    1-Feb-31
4260316     MCLEAN                      VA       22101     SFD        7.500       6.500     $ 4,544.89        360    1-Oct-30
4260324     RICMOND                     VA       23233     PUD        7.000       6.500      $2,281.99        360    1-Apr-31
4260332     KNOXVILLE                   TN       37919     SFD        7.375       6.500      $2,215.69        360    1-Mar-31
4260342     HEBER CITY                  UT       84032     SFD        7.375       6.500      $4,148.89        360    1-Mar-31
4260354     FREMONT                     CA       94536     SFD        7.250       6.500     $ 2,387.62        360    1-Mar-31
4260355     SALT LAKE CITY              UT       84108     PUD        7.750       6.500     $ 3,761.17        360    1-Feb-31
4260358     RESTON                      VA       20191     PUD        7.250       6.500     $ 2,694.60        360    1-Mar-31
4260362     SEATTLE                     WA       98178     SFD        7.875       6.500      $2,574.00        360    1-Apr-31
4260366     MARLBOROUGH                 MA       01752     SFD        7.250       6.500     $ 2,414.91        360    1-Nov-30
4260373     ATLANTA                     GA       30327     SFD        7.875       6.500     $ 2,356.48        360    1-Nov-30
4260380     BELLEVUE                    WA       98008     SFD        7.375       6.500     $ 3,306.96        360    1-Mar-31
4260390     BELLEVUE                    WA       98006     PUD        7.250       6.500     $ 2,445.26        360    1-Mar-31
4260414     VALLEYFORD                  WA       99036     SFD        7.250       6.500      $3,410.88        360    1-Mar-31
4260432     ALEXANDRIA                  VA       22309     SFD        7.250       6.500      $2,128.40        360    1-Mar-31
4260444     SEATTLE                     WA       98102     SFD        7.125       6.500     $ 3,658.30        360    1-Mar-31
4260453     LAKE ALMANOR                CA       96137     SFD        7.625       6.500     $ 4,268.00        360    1-Mar-31
4260471     DUBLIN                      CA       94568     PUD        7.375       6.500     $ 2,590.03        360    1-Oct-30
4260496     DANA POINT                  CA       92629     PUD        7.125       6.500     $ 3,402.28        360    1-Mar-31
4260498     NEWBERG                     OR       97132     SFD        7.875       6.500      $2,813.27        360    1-Dec-30
4260515     TORRANCE                    CA       90505     SFD        7.125       6.500      $2,048.10        360    1-Feb-31
4260526     WOODINVILLE                 WA       98072     SFD        7.125       6.500     $ 3,827.40        360    1-Mar-31
4260533     PORTLAND                    OR       97219     SFD        7.250       6.500      $2,182.96        360    1-Mar-31
4260544     FALLS CHURCH                VA       22046     SFD        7.250       6.500     $ 1,882.81        360    1-Dec-30
4260548     FALLBROOK                   CA       92028     SFD        7.125       6.500      $3,779.56        360    1-Dec-30
4260556     ORLANDO                     FL       32836     PUD        7.250       6.500      $2,142.03        360    1-Jan-31
4260558     DAYTONA BEACH               FL       32124     PUD        7.250       6.500     $ 2,665.26        360    1-Mar-31
4260578     ALPHARETTA                  GA       30022     PUD        7.875       6.500     $ 2,749.46        360    1-Nov-30
4260588     WESTPORT                    CT       06880     SFD        7.625       6.500     $ 2,944.42        360    1-Mar-31
4260595     COLBERT                     WA       99005     SFD        7.250       6.500      $4,434.15        360    1-Mar-31
4260600     KENNETT SQUARE              PA       19348     SFD        7.125       6.500     $ 4,123.16        360    1-Nov-30
4260603     RIVERWOODS                  IL       60015     SFD        7.625       6.500      $2,477.28        360    1-Mar-31
4260606     DALLAS                      TX       75209     SFD        7.875       6.500     $ 2,430.44        360    1-Dec-30
4260615     SAN JOSE                    CA       95111     PUD        7.625       6.500      $2,123.38        360    1-Mar-31
4260629     COLUMBIA                    SC       29206     SFD        7.500       6.500     $ 2,354.26        360    1-Mar-31
4260634     SHIP BOTTOM                 NJ       08008     SFD        7.250       6.500     $ 2,177.51        360    1-Nov-30
4260646     KENILWORTH                  IL       60043     SFD        7.625       6.500      $3,185.08        360    1-Mar-31
4260647     IRVINE                      CA       92602     LCO        7.500       6.500     $ 2,094.85        360    1-Mar-31
4260674     COTO DE CAZA                CA       92679     PUD        7.125       6.500      $3,853.67        360    1-Mar-31
4260698     LADERA RANCH AREA           CA       92694     PUD        7.000       6.500     $ 2,368.48        360    1-Mar-31
4260724     TIGARD                      OR       97224     PUD        7.875       6.500     $ 2,175.21        360    1-Nov-30
4260727     HERNDON                     VA       20170     PUD        7.625       6.500     $ 2,300.33        360    1-Jan-31
4260729     TAMPA                       FL       33629     SFD        7.000       6.500      $2,447.65        360    1-Mar-31
4260746     GREENVILLE                  SC       29615     PUD        7.125       6.500      $2,701.62        360    1-Mar-31
4260760     LITTLETON                   CO       80124     PUD        7.125       6.500     $ 3,095.71        360    1-Feb-31
4260767     ROBBINSVILLE                NJ       08691     PUD        7.250       6.500     $ 2,469.48        360    1-Nov-30
4260769     GLOUCESTER                  MA       01930     SFD        7.500       6.500     $ 2,349.36        360    1-Mar-31
4260796     ARLINGTON                   VA       22207     SFD        7.500       6.500      $3,076.54        360    1-Dec-30
4260809     KNOXVILLE                   TN       37938     SFD        7.125       6.500      $2,351.28        360    1-Feb-31
4261257     COLLIERVILLE                TN       38017     PUD        7.875       6.500     $ 2,603.00        360    1-Feb-31
4261268     ALAMO                       CA       94507     SFD        7.500       6.500     $ 4,380.58        360    1-Feb-31
4261271     LONG GROVE                  IL       60047     SFD        7.500       6.500     $ 2,249.38        360    1-Mar-31
4261305     CARY                        IL       60013     SFD        7.250       6.500     $ 3,240.34        360    1-Mar-31
4261330     CUMMING                     GA       30040     PUD        7.250       6.500     $ 2,114.75        360    1-Feb-31
4261339     BELLEVUE                    WA       98006     SFD        7.250       6.500     $ 2,524.06        360    1-Mar-31
4261342     WINDHAM                     NH       03087     SFD        7.375       6.500      $3,729.65        360    1-Feb-31
4261379     PLEASANTON                  CA       94566     SFD        7.250       6.500      $2,148.86        360    1-Feb-31
4261390     SAN JOSE                    CA       95135     SFD        7.250       6.500     $ 3,786.08        360    1-Mar-31
4261414     WEEMS                       VA       22576     SFD        7.375       6.500     $ 2,348.30        360    1-Feb-31
4261427     LONG BEACH                  CA       90808     SFD        7.250       6.500     $ 2,571.80        360    1-Mar-31
4261446     ORANGE                      CA       92867     SFD        7.250       6.500     $ 2,176.15        360    1-Feb-31
4261455     PORTLAND                    OR       97201     SFD        7.250       6.500     $ 2,346.69        360    1-Feb-31
4261500     SANTA ROSA                  CA       95405     SFD        7.750       6.500      $2,077.60        360    1-Feb-31
4261506     LOS GATOS                   CA       95032     SFD        7.625       6.500     $ 3,114.30        360    1-Feb-31
4261507     WILLIAMSBURG                VA       23185     SFD        7.750       6.500      $2,507.45        360    1-Feb-31
4261513     PINE                        CO       80470     SFD        7.500       6.500     $ 2,363.35        360    1-Feb-31
4261514     ATLANTA                     GA       30327     SFD        7.875       6.500     $ 3,944.38        360    1-Dec-30
4261516     LOS ANGELES                 CA       90068     SFD        7.750       6.500     $ 4,298.47        360    1-Feb-31
4261519     WINTER PARK                 FL       32789     SFD        7.250       6.500     $ 4,417.10        360    1-Mar-31
4261526     ROSWELL                     GA       30075     PUD        7.250       6.500     $ 2,524.06        360    1-Feb-31
4261531     VALLEJO                     CA       94591     SFD        7.125       6.500     $ 1,951.09        360    1-Feb-31
4261537     ATHENS                      GA       30606     SFD        7.125       6.500     $ 2,155.90        360    1-Feb-31
4261542     CHARLOTTE                   NC       28226     PUD        7.125       6.500      $2,759.56        360    1-Feb-31
4261676     WILMETTE                    IL       60091     SFD        7.875       6.500     $ 3,273.69        360    1-Feb-31
4261687     OAKLAND                     CA       94609     SFD        7.750       6.500      $2,319.03        360    1-Apr-31
4262489     WHITWELL                    TN       37397     SFD        7.250       6.500     $ 2,225.60        360    1-Feb-31
4262577     GOLETA                      CA       93117     LCO        7.250       6.500     $ 2,200.02        360    1-Feb-31
4262743     TAHOE CITY                  CA       96145     SFD        7.250       6.500     $ 2,728.71        360    1-Feb-31
4262761     LIBERTY                     MO       64068     PUD        7.250       6.500     $ 3,361.77        360    1-Mar-31
4262768     YORBA LINDA                 CA       92887     SFD        7.250       6.500      $3,103.90        360    1-Feb-31
4262770     SAN JOSE                    CA       95125     SFD        6.875       6.500      $1,995.43        360    1-Feb-29
4262775     REDWOOD CITY                CA       94061     SFD        7.250       6.500     $ 2,251.18        360    1-Mar-31
4262778     SAN DIEGO                   CA       92129     SFD        7.250       6.500     $ 2,264.83        360    1-Feb-31
4262884     LAGUNA HILLS                CA       92653     PUD        7.000       6.500      $2,405.74        360    1-Nov-30
4262901     WADSWORTH                   IL       60083     SFD        7.250       6.500     $ 1,981.04        360    1-Oct-30
4262916     CLEVELAND                   OH       44102     SFD        7.000       6.500     $ 2,328.56        360    1-Nov-30
4262927     TUALATIN                    OR       97062     SFD        7.250       6.500     $ 1,978.31        360    1-Sep-30
4262945     MARIETTA                    GA       30068     PUD        7.750       6.500     $ 3,761.17        360    1-Oct-30
4263407     ASHLAND                     OR       97520     SFD        7.250       6.500      $2,148.86        360    1-Mar-31
4263432     LEESBURG                    VA       20176     PUD        7.000       6.500      $1,990.92        360    1-Mar-31
4263521     MERCER ISLAND               WA       98040     SFD        7.875       6.500     $ 2,392.73        360    1-Feb-31
4260144     RYE                         NY       10580     SFD        7.625       6.500      $2,795.79        360    1-Mar-31
4260150     MEMPHIS                     TN       38120     SFD        7.500       6.500     $ 4,474.98        360    1-Mar-31
4260156     GREAT FALLS                 VA       22066     SFD        7.500       6.500     $ 3,191.56        360    1-Mar-31
4260159     CRANSTON                    RI       02905     SFD        7.500       6.500      $2,272.45        360    1-Mar-31
4260160     CHAPPAQUA                   NY       10510     SFD        7.875       6.500     $ 3,538.34        360    1-Mar-31
4260165     WASHINGTON                  DC       20003     SFD        7.875       6.500     $ 2,430.43        360    1-Mar-31
4260167     GLEN ROCK                   NJ       07452     SFD        7.750       6.500      $2,507.45        360    1-Feb-31
4260175     HOUSTON                     TX       77069     PUD        7.125       6.500     $ 2,101.33        360    1-Feb-31
4260308     SAVANNAH                    GA       31405     PUD        7.500       6.500     $ 2,097.64        360    1-Mar-31
4260455     BROOKEVILLE                 MD       20833     PUD        7.250       6.500     $ 3,069.79        360    1-Mar-31
4260472     SONORA                      CA       95370     SFD        7.250       6.500      $1,937.38        360    1-Apr-31
4261512     WESTWOOD                    MA       02090     SFD        7.250       6.500     $ 2,387.62        360    1-Apr-31
4261547     SAN ANTONIO                 TX       78258     PUD        7.000       6.500     $ 2,993.86        360    1-Apr-31



(i)         (ix)               (x)       (xi)       (xii)       (xiii)      (xv)       (xvi)
--------    -----------       -----    -------    ---------     -------    -------    --------
            CUT-OFF
MORTGAGE     DATE                                   MORTGAGE                 MASTER     FIXED
LOAN        PRINCIPAL                             INSURANCE     SERVICE    SERVICE    RETAINED
NUMBER      BALANCE            LTV     SUBSIDY       CODE          FEE        FEE       YIELD
--------    -----------       -----    -------    ---------     -------    -------    --------
5959320     $341,477.94       78.62                               0.250      0.017     0.608
5920528     $627,355.56       60.00                               0.250      0.017     1.108
5835179     $156,777.66       83.51                    38         0.250      0.017     0.983
5835181     $137,544.15       88.94                    38         0.250      0.017     0.733
5835182     $151,784.74       80.00                               0.250      0.017     0.983
5835186     $129,806.44       75.58                               0.250      0.017     0.733
4239882     $399,125.94       51.28                               0.250      0.017     0.858
4239883     $491,971.21       73.48                               0.250      0.017     0.733
4239889     $344,187.71       75.00                               0.250      0.017     0.483
4240116     $339,219.06       66.67                               0.250      0.017     0.608
4240144     $588,576.14       63.44                               0.250      0.017     0.358
4240146     $588,860.26       75.00                               0.250      0.017     0.483
4240162     $339,257.05       80.00                               0.250      0.017     0.858
4240166     $474,012.87       57.58                               0.250      0.017     1.108
4240174     $498,793.32       80.00                               0.250      0.017     0.358
4240176     $475,754.78       79.48                               0.250      0.017     0.608
4240186     $299,327.90       75.00                               0.250      0.017     0.733
4240207     $307,309.96       62.86                               0.250      0.017     0.733
4240221     $333,945.16       70.99                               0.250      0.017     0.483
4240229     $296,064.79       90.00                    06         0.250      0.017     0.483
4240232     $435,971.11       63.33                               0.250      0.017     0.483
4240238     $467,649.93       72.11                               0.250      0.017     0.733
4240247     $303,335.73       80.00                               0.250      0.017     0.858
4240264     $299,293.66       71.43                               0.250      0.017     0.483
4240293     $391,077.03       77.17                               0.250      0.017     0.483
4240309     $314,474.54       80.00                               0.250      0.017     0.983
4240315     $399,081.27       66.67                               0.250      0.017     0.608
4240320     $513,531.89       60.59                               0.250      0.017     0.983
4240332     $399,103.84       71.94                               0.250      0.017     0.733
4240337     $333,083.21       90.00                    11         0.250      0.017     0.608
4240355     $398,771.26       89.89                    13         0.250      0.017     0.608
4240603     $348,218.10       79.32                               0.250      0.017     0.733
4240632     $480,445.57       68.86                               0.250      0.017     0.608
4240664     $379,390.44       76.00                               0.250      0.017     0.358
4240679     $510,705.36       70.62                               0.250      0.017     0.608
4240713     $448,966.42       32.14                               0.250      0.017     0.608
4240739     $289,328.65       82.86                    06         0.250      0.017     0.858
4240753     $372,363.89       80.00                               0.250      0.017     0.733
4240772     $371,145.59       79.15                               0.250      0.017     0.608
4240855     $344,024.89       75.00                               0.250      0.017     0.108
4240881     $369,435.19       63.46                               0.250      0.017     0.608
4240893     $351,191.51       80.00                               0.250      0.017     0.608
4240907     $347,468.77       77.33                               0.250      0.017     0.608
4241020     $455,736.66       52.80                               0.250      0.017     0.733
4241084     $569,129.88       69.94                               0.250      0.017     0.608
4241099     $314,476.04       80.00                               0.250      0.017     0.608
4241117     $323,405.47       89.99                    06         0.250      0.017     0.608
4241119     $319,499.24       67.37                               0.250      0.017     0.483
4241138     $448,915.80       75.00                               0.250      0.017     0.608
4241147     $399,362.16       89.89                    06         0.250      0.017     0.858
4241163     $419,011.13       73.30                               0.250      0.017     0.483
4241164     $330,795.18       80.00                               0.250      0.017     0.483
4241176     $359,152.41       74.23                               0.250      0.017     0.483
4241179     $298,330.10       79.68                               0.250      0.017     0.733
4241212     $333,996.16       84.81                    06         0.250      0.017     0.733
4241225     $409,034.68       51.25                               0.250      0.017     0.483
4241233     $399,168.73       48.19                               0.250      0.017     1.108
4241236     $336,997.49       75.00                               0.250      0.017     0.733
4241252     $286,540.35       80.00                               0.250      0.017     0.608
4241560     $292,835.03       77.78                               0.250      0.017     0.733
4241576     $486,774.15       75.00                               0.250      0.017     0.733
4241587     $383,999.98       71.03                               0.250      0.017     0.000
4241601     $475,273.39       80.00                               0.250      0.017     0.608
4241602     $648,311.62       75.54                               0.250      0.017     0.000
4241617     $297,315.52       74.87                               0.250      0.017     0.608
4241628     $464,556.89       80.00                               0.250      0.017     0.733
4241635     $337,223.68       79.78                               0.250      0.017     0.608
4241652     $428,538.64       79.99                               0.250      0.017     0.483
4241657     $291,330.71       80.00                               0.250      0.017     0.733
4241663     $350,436.96       90.00                    13         0.250      0.017     0.358
4241671     $443,287.75       72.79                               0.250      0.017     0.358
4241677     $327,581.36       70.97                               0.250      0.017     1.608
4241695     $337,484.04       70.42                               0.250      0.017     0.608
4241700     $359,052.61       90.00                    06         0.250      0.017     0.483
4241712     $598,587.32       32.00                               0.250      0.017     0.483
4241792     $339,257.05       80.00                               0.250      0.017     0.858
4241805     $324,970.31       79.25                               0.250      0.017     0.733
4241823     $419,390.11       77.78                               0.250      0.017     0.858
4241845     $382,319.85       80.00                               0.250      0.017     0.608
4242680     $299,310.95       57.15                               0.250      0.017     0.608
4242770     $486,879.14       69.71                               0.250      0.017     0.608
4242793     $548,778.67       70.00                               0.250      0.017     1.358
4242820     $647,149.37       80.00                               0.250      0.017     1.358
4242832     $349,410.23       79.55                               0.250      0.017     0.108
4261868     $344,189.16       80.00                               0.250      0.017     0.858
4261925     $369,406.48       59.68                               0.250      0.017     0.358
4261953     $433,444.60       76.14                               0.250      0.017     1.483
4262014     $349,504.34       77.78                               0.250      0.017     0.983
4262117     $554,093.41       79.91                               0.250      0.017     0.858
4262364     $463,243.05       79.98                               0.250      0.017     0.983
4262413     $389,453.41       79.99                               0.250      0.017     0.608
4262479     $319,546.84       72.73                               0.250      0.017     0.983
4262511     $374,413.17       71.77                               0.250      0.017     0.483
4262559     $592,241.14       69.76                               0.250      0.017     1.483
4262597     $313,044.76       73.76                               0.250      0.017     0.858
4262631     $579,092.36       80.00                               0.250      0.017     0.483
4262665     $359,463.99       65.45                               0.250      0.017     0.733
4262700     $505,107.80       80.00                               0.250      0.017     0.483
4262998     $648,982.80       57.78                               0.250      0.017     0.483
4263029     $378,861.30       80.00                               0.250      0.017     0.733
4263047     $519,186.25       80.00                               0.250      0.017     0.483
4263080     $339,575.86       75.56                               0.250      0.017     1.608
4263151     $354,444.45       71.00                               0.250      0.017     0.483
5959092     $846,726.09       56.67                               0.250      0.017     0.608
5915026     $341,349.52       77.80                               0.250      0.017     0.983
5960118     $846,961.41       67.65                               0.250      0.017     0.983
5962609     $358,558.38       80.00                               0.250      0.017     0.608
5977753     $477,718.13       80.00                               0.250      0.017     0.608
6020953     $713,514.11       65.00                               0.250      0.017     1.108
6021900     $847,097.89       28.30                               0.250      0.017     0.733
6025104     $334,211.26       74.94                               0.250      0.017     0.483
6025470     $489,972.02       80.00                               0.250      0.017     0.608
6026158      $90,955.32       80.00                               0.250      0.017     0.983
6028085     $287,321.91       78.90                               0.250      0.017     0.483
6029935     $678,398.96       80.00                               0.250      0.017     0.483
6030509     $996,956.16       66.67                               0.250      0.017     0.483
6032761     $963,481.93       52.92                               0.250      0.017     0.608
6033692     $686,256.01       80.00                               0.250      0.017     0.108
4260484     $412,603.06       60.23                               0.250      0.017     0.983
4260776     $348,227.12       79.98                               0.250      0.017     1.108
4261194     $647,902.23       79.45                               0.250      0.017     0.358
4261226     $378,743.12       80.00                               0.250      0.017     0.233
4261287     $470,476.70       80.00                               0.250      0.017     0.358
4261315     $356,179.40       80.00                               0.250      0.017     0.233
4261335     $374,200.84       53.71                               0.250      0.017     0.983
4261356     $396,599.71       80.00                               0.250      0.017     0.858
4261382     $322,406.54       68.08                               0.250      0.017     0.608
4261385     $398,676.97       80.00                               0.250      0.017     0.233
4261412     $449,714.36       69.28                               0.250      0.017     0.983
4261417     $383,128.02       68.66                               0.250      0.017     0.358
4261428     $398,801.38       70.08                               0.250      0.017     0.733
4261438     $323,607.67       84.02                    06         0.250      0.017     0.358
4261452     $390,765.69       67.59                               0.250      0.017     0.483
4261458     $648,507.06       68.42                               0.250      0.017     0.608
4261462     $302,914.63       80.00                               0.250      0.017     0.358
4261464     $448,684.76       61.64                               0.250      0.017     0.858
4261476     $362,936.10       70.00                               0.250      0.017     0.858
4261477     $411,622.66       69.00                               0.250      0.017     0.608
4261479     $351,516.87       64.11                               0.250      0.017     0.608
4261486     $318,967.24       80.00                               0.250      0.017     0.358
4261489     $442,928.48       80.00                               0.250      0.017     0.358
4261493     $518,290.44       80.00                               0.250      0.017     0.358
4261497     $625,882.25       78.50                               0.250      0.017     0.358
4261502     $426,618.68       80.00                               0.250      0.017     0.358
4261548     $445,548.50       67.67                               0.250      0.017     0.483
4261609     $474,380.49       66.21                               0.250      0.017     0.483
4261624     $309,472.88       90.00                    11         0.250      0.017     0.233
4261628     $556,274.28       80.00                               0.250      0.017     0.358
4261637     $219,307.27       67.59                               0.250      0.017     0.483
4261644     $366,982.16       61.37                               0.250      0.017     0.233
4261653     $498,464.07       68.49                               0.250      0.017     0.608
4261661     $648,052.28       69.89                               0.250      0.017     0.733
4262280     $612,712.03       67.54                               0.250      0.017     0.608
4262301     $344,167.40       78.41                               0.250      0.017     0.358
4262409     $319,651.81       61.05                               0.250      0.017     0.608
4262471     $643,466.04       70.00                               0.250      0.017     0.733
4262615     $298,078.87       68.97                               0.250      0.017     0.983
4262627     $183,170.80       79.99                               0.250      0.017     0.483
4262637     $558,418.21       68.59                               0.250      0.017     0.608
4262652     $458,943.45       68.66                               0.250      0.017     0.608
4262670     $318,285.30       67.16                               0.250      0.017     0.733
4262677     $347,970.01       69.96                               0.250      0.017     0.358
4262682     $376,780.05       79.27                               0.250      0.017     0.358
4262696     $494,513.69       68.41                               0.250      0.017     0.733
4262722     $339,030.78       69.39                               0.250      0.017     0.983
4262726     $323,131.82       79.02                               0.250      0.017     0.233
4262730     $404,447.01       78.91                               0.250      0.017     0.233
4262736     $318,941.58       80.00                               0.250      0.017     0.233
4262750     $419,003.69       79.92                               0.250      0.017     0.233
4262758     $354,928.26       74.99                               0.250      0.017     0.358
4262858     $380,798.24       68.16                               0.250      0.017     0.483
4262867     $420,035.70       78.70                               0.250      0.017     0.233
4262868     $373,789.76       66.25                               0.250      0.017     0.358
4262874     $648,003.29       66.67                               0.250      0.017     0.608
4262876     $422,631.59       80.00                               0.250      0.017     0.358
4262887     $644,235.44       68.42                               0.250      0.017     0.858
4262900     $383,073.28       79.01                               0.250      0.017     0.358
4263388     $296,582.51       84.94                    06         0.250      0.017     0.358
4263505     $388,570.96       69.64                               0.250      0.017     0.733
4265333     $313,983.40       73.94                               0.250      0.017     0.358
4268027     $509,390.93       68.13                               0.250      0.017     0.483
5901555     $299,304.25       79.99                               0.250      0.017     1.108
4260145     $540,355.65       79.27                               0.250      0.017     0.358
4260155     $334,323.19       74.17                               0.250      0.017     0.233
4260179     $533,339.94       79.99                               0.250      0.017     0.358
4260316     $645,038.17       67.01                               0.250      0.017     0.733
4260324     $341,865.48       72.21                               0.250      0.017     0.233
4260332     $318,935.48       66.83                               0.250      0.017     0.608
4260342     $598,386.29       66.74                               0.250      0.017     0.608
4260354     $348,580.40       67.96                               0.250      0.017     0.483
4260355     $522,719.99       70.00                               0.250      0.017     0.983
4260358     $393,113.21       70.54                               0.250      0.017     0.483
4260362     $354,013.09       68.27                               0.250      0.017     1.108
4260366     $350,842.06       77.80                               0.250      0.017     0.483
4260373     $322,933.33       36.52                               0.250      0.017     1.108
4260380     $476,955.80       54.04                               0.250      0.017     0.608
4260390     $335,854.59       68.34                               0.250      0.017     0.483
4260414     $498,026.06       72.46                               0.250      0.017     0.483
4260432     $310,768.20       80.00                               0.250      0.017     0.483
4260444     $540,802.87       74.90                               0.250      0.017     0.358
4260453     $600,789.90       67.00                               0.250      0.017     0.858
4260471     $371,706.51       67.62                               0.250      0.017     0.608
4260496     $502,956.67       79.40                               0.250      0.017     0.358
4260498     $385,814.02       80.00                               0.250      0.017     1.108
4260515     $302,511.82       80.00                               0.250      0.017     0.358
4260526     $565,801.33       78.36                               0.250      0.017     0.358
4260533     $318,736.70       68.82                               0.250      0.017     0.483
4260544     $274,240.66       75.00                               0.250      0.017     0.483
4260548     $557,335.55       80.00                               0.250      0.017     0.358
4260556     $312,253.97       80.00                               0.250      0.017     0.483
4260558     $389,157.58       79.40                               0.250      0.017     0.483
4260578     $376,503.68       80.00                               0.250      0.017     1.108
4260588     $412,946.51       69.33                               0.250      0.017     0.858
4260595     $647,433.85       73.86                               0.250      0.017     0.483
4260600     $607,489.23       80.00                               0.250      0.017     0.358
4260603     $348,717.20       56.00                               0.250      0.017     0.858
4260606     $333,311.53       80.00                               0.250      0.017     1.108
4260615     $298,900.46       66.67                               0.250      0.017     0.858
4260629     $334,606.90       65.63                               0.250      0.017     0.733
4260634     $316,904.00       77.85                               0.250      0.017     0.483
4260646     $448,350.66       56.25                               0.250      0.017     0.858
4260647     $298,474.26       70.00                               0.250      0.017     0.733
4260674     $569,685.57       67.29                               0.250      0.017     0.358
4260698     $354,523.81       80.00                               0.250      0.017     0.233
4260724     $298,092.35       94.34                    12         0.250      0.017     1.108
4260727     $323,321.70       38.08                               0.250      0.017     0.858
4260729     $366,374.45       80.00                               0.250      0.017     0.233
4260746     $399,377.43       77.86                               0.250      0.017     0.358
4260760     $457,258.30       80.00                               0.250      0.017     0.358
4260767     $359,396.13       79.91                               0.250      0.017     0.483
4260769     $334,737.52       70.00                               0.250      0.017     0.733
4260796     $437,329.82       53.99                               0.250      0.017     0.733
4260809     $346,118.28       69.66                               0.250      0.017     0.358
4261257     $356,677.23       90.20                    33         0.250      0.017     1.108
4261268     $623,666.31       66.30                               0.250      0.017     0.733
4261271     $320,491.21       69.93                               0.250      0.017     0.733
4261305     $473,124.73       76.00                               0.250      0.017     0.483
4261330     $308,526.92       73.81                               0.250      0.017     0.483
4261339     $368,509.71       73.41                               0.250      0.017     0.483
4261342     $537,496.40       68.35                               0.250      0.017     0.608
4261379     $313,503.14       65.76                               0.250      0.017     0.483
4261390     $552,808.92       71.61                               0.250      0.017     0.483
4261414     $338,281.50       67.86                               0.250      0.017     0.608
4261427     $375,511.67       75.40                               0.250      0.017     0.483
4261446     $317,484.11       79.95                               0.250      0.017     0.483
4261455     $342,365.34       80.00                               0.250      0.017     0.483
4261500     $288,751.90       66.44                               0.250      0.017     0.983
4261506     $438,058.59       53.01                               0.250      0.017     0.858
4261507     $348,493.67       76.76                               0.250      0.017     0.983
4261513     $336,471.18       70.42                               0.250      0.017     0.733
4261514     $540,421.96       80.00                               0.250      0.017     1.108
4261516     $597,417.79       66.67                               0.250      0.017     0.983
4261519     $644,943.70       69.62                               0.250      0.017     0.483
4261526     $368,241.77       72.55                               0.250      0.017     0.483
4261531     $287,959.60       80.00                               0.250      0.017     0.358
4261537     $318,441.62       80.00                               0.250      0.017     0.358
4261542     $407,605.24       80.00                               0.250      0.017     0.358
4261676     $449,604.82       79.91                               0.250      0.017     1.108
4261687     $322,306.87       57.29                               0.250      0.017     0.983
4262489     $324,699.71       75.00                               0.250      0.017     0.483
4262577     $320,559.07       75.88                               0.250      0.017     0.483
4262743     $398,099.24       76.19                               0.250      0.017     0.483
4262761     $490,854.49       79.90                               0.250      0.017     0.483
4262768     $452,837.93       75.21                               0.250      0.017     0.483
4262770     $295,422.77       69.03                               0.250      0.017     0.108
4262775     $328,697.20       73.33                               0.250      0.017     0.483
4262778     $330,243.39       80.00                               0.250      0.017     0.483
4262884     $358,869.24       80.00                               0.250      0.017     0.233
4262901     $288,072.01       80.00                               0.250      0.017     0.483
4262916     $311,785.27       47.04                               0.250      0.017     0.233
4262927     $287,369.11       61.25                               0.250      0.017     0.483
4262945     $521,184.98       63.64                               0.250      0.017     0.983
4263407     $313,756.39       90.00                    12         0.250      0.017     0.483
4263432     $298,008.29       95.00                    12         0.250      0.017     0.233
4263521     $328,614.80       75.00                               0.250      0.017     1.108
4260144     $393,246.49       53.74                               0.250      0.017     0.858
4260150     $637,595.22       69.57                               0.250      0.017     0.733
4260156     $454,734.95       59.18                               0.250      0.017     0.733
4260159     $323,778.83       65.00                               0.250      0.017     0.733
4260160     $486,298.62       80.00                               0.250      0.017     1.108
4260165     $334,031.36       80.00                               0.250      0.017     1.108
4260167     $348,110.22       66.04                               0.250      0.017     0.983
4260175     $310,381.08       79.99                               0.250      0.017     0.358
4260308     $298,669.03       68.97                               0.250      0.017     0.733
4260455     $443,081.47       69.23                               0.250      0.017     0.483
4260472     $283,021.84       80.00                               0.250      0.017     0.483
4261512     $348,218.58       54.69                               0.250      0.017     0.483
4261547     $448,511.60       72.58                               0.250      0.017     0.233
        ---------------
        $118,638,946.86


WFMBS
WFMBS   2001-19 EXHIBIT F-2 (continued)
30 YEAR FIXED RATE NON-RELOCATION LOANS


(i)         (xvii)                                  (xviii)
-----       -----------                             -----------
MORTGAGE                                            NMI
LOAN                                                LOAN
NUMBER      SERVICER                                SELLER
--------    -----------------------------------------------------------------
5959320     CENTRAL NATIONAL BANK                   CENTRAL NATIONAL BANK
5920528     CHASE MANHATTAN MORTGAGE                CHASE MANHATTAN MORTGAGE
5835179     CUNA MUTUAL MORTGAGE CORP               CUNA MUTUAL MORTGAGE CORP
5835181     CUNA MUTUAL MORTGAGE CORP               CUNA MUTUAL MORTGAGE CORP
5835182     CUNA MUTUAL MORTGAGE CORP               CUNA MUTUAL MORTGAGE CORP
5835186     CUNA MUTUAL MORTGAGE CORP               CUNA MUTUAL MORTGAGE CORP
4239882     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4239883     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4239889     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4240116     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4240144     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4240146     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4240162     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4240166     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4240174     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4240176     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4240186     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4240207     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4240221     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4240229     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4240232     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4240238     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4240247     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4240264     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4240293     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4240309     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4240315     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4240320     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4240332     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4240337     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4240355     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4240603     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4240632     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4240664     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4240679     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4240713     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4240739     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4240753     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4240772     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4240855     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4240881     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4240893     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4240907     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4241020     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4241084     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4241099     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4241117     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4241119     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4241138     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4241147     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4241163     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4241164     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4241176     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4241179     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4241212     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4241225     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4241233     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4241236     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4241252     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4241560     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4241576     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4241587     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4241601     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4241602     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4241617     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4241628     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4241635     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4241652     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4241657     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4241663     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4241671     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4241677     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4241695     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4241700     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4241712     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4241792     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4241805     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4241823     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4241845     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4242680     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4242770     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4242793     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4242820     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4242832     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4261868     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4261925     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4261953     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4262014     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4262117     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4262364     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4262413     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4262479     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4262511     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4262559     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4262597     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4262631     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4262665     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4262700     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4262998     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4263029     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4263047     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4263080     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4263151     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
5959092     HSBC MORTGAGE CORP (USA)                HSBC MORTGAGE CORP (USA)
5915026     HUNTINGTON MORTGAGE COMPANY             HUNTINGTON MORTGAGE COMPANY
5960118     NATIONAL CITY MORTGAGE C                NATIONAL CITY MORTGAGE C
5962609     NATIONAL CITY MORTGAGE C                NATIONAL CITY MORTGAGE C
5977753     NATIONAL CITY MORTGAGE C                NATIONAL CITY MORTGAGE C
6020953     NATIONAL CITY MORTGAGE C                NATIONAL CITY MORTGAGE C
6021900     NATIONAL CITY MORTGAGE C                NATIONAL CITY MORTGAGE C
6025104     NATIONAL CITY MORTGAGE C                NATIONAL CITY MORTGAGE C
6025470     NATIONAL CITY MORTGAGE C                NATIONAL CITY MORTGAGE C
6026158     NATIONAL CITY MORTGAGE C                NATIONAL CITY MORTGAGE C
6028085     NATIONAL CITY MORTGAGE C                NATIONAL CITY MORTGAGE C
6029935     NATIONAL CITY MORTGAGE C                NATIONAL CITY MORTGAGE C
6030509     NATIONAL CITY MORTGAGE C                NATIONAL CITY MORTGAGE C
6032761     NATIONAL CITY MORTGAGE C                NATIONAL CITY MORTGAGE C
6033692     NATIONAL CITY MORTGAGE C                NATIONAL CITY MORTGAGE C
4260484     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4260776     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4261194     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4261226     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4261287     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4261315     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4261335     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4261356     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4261382     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4261385     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4261412     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4261417     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4261428     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4261438     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4261452     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4261458     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4261462     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4261464     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4261476     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4261477     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4261479     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4261486     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4261489     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4261493     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4261497     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4261502     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4261548     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4261609     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4261624     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4261628     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4261637     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4261644     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4261653     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4261661     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4262280     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4262301     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4262409     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4262471     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4262615     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4262627     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4262637     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4262652     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4262670     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4262677     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4262682     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4262696     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4262722     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4262726     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4262730     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4262736     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4262750     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4262758     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4262858     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4262867     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4262868     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4262874     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4262876     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4262887     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4262900     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4263388     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4263505     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4265333     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4268027     NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
5901555     OLD KENT MORTGAGE COMPANY               OLD KENT MORTGAGE COMPANY
4260145     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260155     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260179     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260316     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260324     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260332     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260342     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260354     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260355     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260358     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260362     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260366     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260373     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260380     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260390     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260414     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260432     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260444     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260453     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260471     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260496     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260498     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260515     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260526     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260533     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260544     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260548     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260556     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260558     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260578     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260588     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260595     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260600     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260603     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260606     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260615     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260629     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260634     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260646     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260647     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260674     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260698     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260724     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260727     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260729     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260746     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260760     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260767     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260769     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260796     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260809     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4261257     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4261268     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4261271     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4261305     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4261330     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4261339     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4261342     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4261379     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4261390     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4261414     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4261427     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4261446     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4261455     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4261500     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4261506     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4261507     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4261513     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4261514     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4261516     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4261519     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4261526     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4261531     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4261537     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4261542     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4261676     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4261687     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4262489     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4262577     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4262743     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4262761     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4262768     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4262770     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4262775     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4262778     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4262884     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4262901     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4262916     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4262927     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4262945     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4263407     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4263432     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4263521     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4260144     WASHINGTON MUTUAL BANK F.A              WASHINGTON MUTUAL BANK F.A
4260150     WASHINGTON MUTUAL BANK F.A              WASHINGTON MUTUAL BANK F.A
4260156     WASHINGTON MUTUAL BANK F.A              WASHINGTON MUTUAL BANK F.A
4260159     WASHINGTON MUTUAL BANK F.A              WASHINGTON MUTUAL BANK F.A
4260160     WASHINGTON MUTUAL BANK F.A              WASHINGTON MUTUAL BANK F.A
4260165     WASHINGTON MUTUAL BANK F.A              WASHINGTON MUTUAL BANK F.A
4260167     WASHINGTON MUTUAL BANK F.A              WASHINGTON MUTUAL BANK F.A
4260175     WASHINGTON MUTUAL BANK F.A              WASHINGTON MUTUAL BANK F.A
4260308     WASHINGTON MUTUAL BANK F.A              WASHINGTON MUTUAL BANK F.A
4260455     WASHINGTON MUTUAL BANK F.A              WASHINGTON MUTUAL BANK F.A
4260472     WASHINGTON MUTUAL BANK F.A              WASHINGTON MUTUAL BANK F.A
4261512     WASHINGTON MUTUAL BANK F.A              WASHINGTON MUTUAL BANK F.A
4261547     WASHINGTON MUTUAL BANK F.A              WASHINGTON MUTUAL BANK F.A


COUNT:                         288
WAC:                   7.388675822
WAM:                   355.6971383
WALTV:                 72.01603115

                                    EXHIBIT G

                               REQUEST FOR RELEASE
                             (for Trustee/Custodian)

Loan Information
----------------

      Name of Mortgagor:                   ___________________________

      Servicer
      Loan No.:                            ___________________________

Custodian/Trustee
-----------------

      Name:                                ___________________________


      Address:                             ___________________________

      Custodian/Trustee
      Mortgage File No.:                   ___________________________

Seller
------

      Name:                                ___________________________


      Address:                             ___________________________
                                           ___________________________

      Certificates:                        Mortgage Pass-Through Certificates,
                                           Series 2001-19

            The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trustee for the Holders of Mortgage Pass-Through Certificates, Series 2001-19, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of August 30, 2001 (the "Pooling and Servicing Agreement") among the Trustee, the Seller and the Master Servicer.

      ( ) Promissory Note dated ______________, 20__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

      ( )   Mortgage  recorded  on  _____________________  as  instrument  no.
            ______________  in the County  Recorder's  Office of the County of
            ____________________,    State   of   _______________________   in
            book/reel/docket ____________________ of official records at page/image ____________.

      ( )   Deed of Trust recorded on  ____________________  as instrument no.
            _________________ in the County Recorder's Office of the County of ___________________, State of _________________ in
            book/reel/docket ____________________ of official records at page/image ____________.

      ( ) Assignment of Mortgage or Deed of Trust to the Trustee, recorded on ______________________________ as instrument no.
            ______________  in the County  Recorder's  Office of the County of
            ______________________,    State   of   _____________________   in
            book/reel/docket ____________________ of official records at page/image ____________.

      ( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

            ( )   _____________________________________________

            ( )   _____________________________________________

            ( )   _____________________________________________

            ( )   _____________________________________________

            The undersigned Master Servicer hereby acknowledges and agrees as follows:

                  (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

                  (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

                  (3) The Master Servicer shall return the Documents to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

                  (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.



                                       WELLS FARGO BANK MINNESOTA, NATIONAL
                                          ASSOCIATION



                                       By: __________________________



                                       Title: ________________________

Date: ________________, 20__

                                  EXHIBIT H

                                              AFFIDAVIT   PURSUANT   TO  SECTION
                                              860E(e)(4)    OF   THE    INTERNAL
                                              REVENUE CODE OF 1986,  AS AMENDED,
                                              AND FOR NON-ERISA INVESTORS



STATE OF                )
                        )  ss.:
COUNTY OF               )


            [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing
under the laws of the [State of        ] [United  States],  on behalf of which
he makes this affidavit.

            2. That  the  Purchaser's  Taxpayer  Identification  Number  is
[             ].

            3. That  the  Purchaser  is not a  "disqualified  organization"
within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Wells Fargo Asset
Securities Corporation Mortgage Pass-Through Certificates, Series 2001-19, Class [A-R][A-LR] Certificate (the "Class [A-R][A-LR] Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit
substantially  in  the  form  of  this  affidavit.   For  these  purposes,   a
"disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code
Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

            4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [A-R][A-LR] Certificate as they become due.

            5. That the Purchaser understands that it may incur tax liabilities with respect to the Class [A-R][A-LR] Certificate in excess of cash flows generated by the Class [A-R][A-LR] Certificate.

            6. That the Purchaser will not transfer the Class [A-R][A-LR] Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

            7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class [A-R][A-LR] Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class [A-R][A-LR] Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class [A-R][A-LR] Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class [A-R][A-LR] Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

            9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the [Upper-Tier REMIC][Lower-Tier REMIC] pursuant to Section 8.14 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

            IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors,
by its [Title of Officer] this ___ day of           , 20__.


                                       [Name of Purchaser]



                                       By:____________________________________
                                          [Name of Officer]
                                          [Title of Officer]

            Personally  appeared before me the above-named  [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

            Subscribed and sworn before me this __ day of __________, 20__.



_____________________________
Notary Public

COUNTY OF____________________

STATE OF_____________________

My commission expires the __ day of __________, 20__.

                                    EXHIBIT I

                [Letter from Transferor of Class A-R Certificate]

                                     [Date]

First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

        Re: Wells Fargo Asset Securities Corporation,
            Series 2001-19, Class A-R
            ----------------------------------------

Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.


                                       Very truly yours,


                                       [Transferor]


                                       ----------------------

                                    EXHIBIT J




                    WELLS FARGO ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-19
                       CLASS [B-4][B-5][B-6] CERTIFICATES

                               TRANSFEREE'S LETTER

                                                      ----------------- --, ----

First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

Wells Fargo Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

            The undersigned (the "Purchaser") proposes to purchase Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-19, Class [B-4][B-5][B-6] Certificates (the "Class [B-4][B-5][B-6]
Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

            Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of August 30, 2001 (the "Pooling and Servicing Agreement") among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-19.

            Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trustee that:

            (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [B-4][B-5][B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

            (b) The Purchaser is acquiring the Class [B-4][B-5][B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

            [(c) The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [B-4][B-5][B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [B-4][B-5][B-6] Certificates and can afford a complete loss of such investment.]

            [(c) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

            (d) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated __________ __, 20__, relating to the Class [B-4][B-5][B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [B-4][B-5][B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [B-4][B-5][B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [B-4][B-5][B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [B-4][B-5][B-6] Certificates other than in connection with a subsequent sale of Class [B-4][B-5][B-6] Certificates.

            (e) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4][B-5][B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-4][B-5][B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trustee of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar
Law).

            (f) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [B-4][B-5][B-6] Certificates is in compliance therewith.

            Section 3. Transfer of Class [B-4][B-5][B-6] Certificates.


            (a) The Purchaser understands that the Class [B-4][B-5][B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [B-4][B-5][B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trustee is under any obligation to register the Class [B-4][B-5][B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trustee shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Seller and the Trustee as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trustee or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Master Servicer, any Paying Agent acting on behalf of the Trustee and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (b) No transfer of a Class [B-4][B-5][B-6] Certificate shall be made unless the transferee provides the Seller and the Trustee with a Transferee's Letter, substantially in the form of this Agreement.

            (c) The Purchaser acknowledges that its Class [B-4][B-5][B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.


                                       [PURCHASER]


                                       By: ______________________________


                                       Its: ______________________________

                                    EXHIBIT K

                                   [RESERVED]

                                    EXHIBIT L

                              SERVICING AGREEMENTS

               Wells Fargo Home Mortgage, Inc. Servicing Agreement



                   HomeSide Lending, Inc. Servicing Agreement



                   SunTrust Mortgage, Inc. Servicing Agreement



                 National City Mortgage Co. Servicing Agreement



                 Washington Mutual Bank, FA. Servicing Agreement



               HSBC Mortgage Corporation (USA) Servicing Agreement



     Chase Manhattan Mortgage Corporation Purchase and Warranties Agreement



              CUNA Mutual Mortgage Corporation Servicing Agreement



               The Huntington Mortgage Company Servicing Agreement



                    Central National Bank Servicing Agreement



                  Old Kent Mortgage Company Servicing Agreement

                                    EXHIBIT M

                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

            This  SPECIAL   SERVICING  AND  COLLATERAL   FUND  AGREEMENT  (the
"Agreement") is made and entered into as of     ,  between  Wells  Fargo  Bank
Minnesota, National Association (the "Company" and "Wells Fargo Bank") and (the "Purchaser").

                              PRELIMINARY STATEMENT

            ______________________ is the holder of the entire interest in Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-19, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of August 30, 2001 among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association, as Master Servicer and First Union National Bank, as Trustee.

            ______________________ intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

            In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

            In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:


                                   ARTICLE I

                                   DEFINITIONS

            Section 1.1 Defined Terms.


            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Business  Day:  Any day other than (i) a  Saturday  or a Sunday or
(ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

            Collateral Fund: The fund  established and maintained  pursuant to
Section 3.01 hereof.

            Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC, (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least P-1 by Moody's Investors Service, Inc. ("Moody's") or at least F-1 by Fitch, Inc. ("Fitch") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by Fitch or Aa2 by Moody's, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least F-1 by Fitch or P-1 by Moody's or (z) the depository institution or trust company is one that is acceptable to either Fitch or Moody's and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

            Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

            Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

            Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

            Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

            Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

            Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

            Section 1.2 Definitions Incorporated by Reference.

            All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.




                          SPECIAL SERVICING PROCEDURES

            Section 1.3 Reports and Notices.

            (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

            (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.


            (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.


            (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

            (c) In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

            Section 1.4 Purchaser's Election to Delay Foreclosure Proceedings.

            (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of transmission of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

            (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

            (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

            (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

            (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

            (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

            Section 1.5 Purchaser's Election to Commence Foreclosure
Proceedings.

            (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

            (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

            (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

            Section 1.6 Termination.

            (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate
(i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.


            (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to
Section 2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to
Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.




                       COLLATERAL FUND; SECURITY INTEREST

            Section 1.7 Collateral Fund.

            Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Wells Fargo Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Wells Fargo Asset Securities Corporation
Mortgage Pass-Through Certificates, Series 2001-19." Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to
Section 2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

            Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

            Section 1.8 Collateral Fund Permitted Investments.

            The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted
Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

            All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically
(but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

            Section 1.9 Grant of Security Interest.

            The Purchaser  hereby grants to the Company for the benefit of the
Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund,
(2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

            The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.


            Section 1.10 Collateral Shortfalls.

            In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03
(b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.




                            MISCELLANEOUS PROVISIONS

            Section 1.11 Amendment.


            This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

            Section 1.12 Counterparts.

            This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 1.13 Governing Law.

            This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 1.14 Notices.

            All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

            (a) in the case of the Company,
                  Wells Fargo Bank Minnesota, National Association 7485 New Horizon Way
                  Frederick, MD 21703
                  Attention:  Vice President, Master Servicing
                  Phone:      301-696-7800
                  Fax:        301-815-6365

            (b) in the case of the Purchaser,

                  _____________________________________________

                  _____________________________________________

                  _____________________________________________

                  _____________________________________________

                  Attention:___________________________________

            Section 1.15 Severability of Provisions.

            If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 1.16 Successors and Assigns.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

            Section 1.17 Article and Section Headings.

            The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            Section 1.18 Confidentiality.

            The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

            Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

            Section 1.19 Indemnification.


            The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

            IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                       Wells Fargo Bank Minnesota, National
                                          Association



                                       By:____________________________________
                                          Name:
                                          Title:



                                       By:____________________________________
                                          Name:
                                          Title:

                                   SCHEDULE I

Wells Fargo Asset Securities Corporation, Mortgage Pass-Through Certificates, Series 2001-19

               Applicable Unscheduled Principal Receipt Period

                                      Full Unscheduled     Partial Unscheduled
             Servicer                Principal Receipts     Principal Receipts
             --------                ------------------     ------------------

WFHM                                      Mid Month            Mid Month
HomeSide Lending, Inc.                    Prior Month          Prior Month
SunTrust Mortgage, Inc.                   Mid-Month            Prior Month
National City Mortgage Co.                Mid-Month            Prior Month
Washington Mutual Bank, F.A.              Mid-Month            Prior Month
HSBC Mortgage Corporation (USA)           Mid-Month            Prior Month
Chase Manhattan Mortgage                  Mid-Month            Prior Month
   Corporation
CUNA Mutual Mortgage Corporation          Mid-Month            Prior Month
The Huntington Mortgage Company           Mid-Month            Prior Month
Colonial Savings, F.A.                    Mid-Month            Prior Month
Central National Bank                     Mid-Month            Prior Month
Old Kent Mortgage Company                 Mid-Month            Prior Month